                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Mesa Air Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

        ------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5)  Total fee paid:
        ------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     3)  Filing Party:

        ------------------------------------------------------------------------

     4)  Date Filed:

        ------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                           EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  CCAIR, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

        ------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5)  Total fee paid:

        ------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     3)  Filing Party:

        ------------------------------------------------------------------------

     4)  Date Filed:

        ------------------------------------------------------------------------

                                MERGER PROPOSED
                          YOUR VOTE IS VERY IMPORTANT

                              MESA AIR GROUP, INC.
                                  CCAIR, INC.

As you may know, the Boards of Directors of Mesa Air Group and CCAIR have agreed on a merger intended on creating a stronger competitor in the regional airline business. If the merger is completed, CCAIR will become a wholly owned subsidiary of Mesa Air. CCAIR stockholders will receive between .435 and .6214 of Mesa Air common stock for each share of CCAIR common stock they own. Mesa Air shareholders will continue to own their existing shares after the merger. The maximum number of shares of Mesa Air common stock to be issued to CCAIR shareholders in the merger is 5,571,283, which will represent on a fully diluted basis, approximately 16.4% of the outstanding common stock of Mesa Air after the merger.

Mesa Air's common stock is listed on the Nasdaq National Market under the trading symbol "MESA." On May 4, 1999, the most recent practicable date before the printing of this joint proxy statement/prospectus, the closing price of Mesa Air common stock was $6.94. Had the merger closed on this date, the exchange ratio would have been 0.605, or an equivalent CCAIR per share price of $4.35.

The merger cannot be completed unless the stockholders of CCAIR approve and adopt the merger agreement and the shareholders of Mesa Air approve the issuance of shares of Mesa Air common stock to CCAIR shareholders in the merger. We have each scheduled meetings for our shareholders to vote on this matter. At the Mesa Air meeting, the Mesa Air shareholders will also be asked to vote on the election of directors, the ratification of the selection of KPMG LLP as Mesa Air's independent auditors, and two shareholder proposals. Your vote is important.

Whether or not you plan to attend your meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you need assistance in voting your shares, please call our proxy solicitor, Georgeson & Company Inc., toll free at (800) 223-2064.
The dates, times and places of the meetings are:

FOR MESA AIR SHAREHOLDERS:

Tuesday, June 8, 1999
10:00 a.m.

Doubletree Suites
320 North 44th Street
Phoenix, Arizona

FOR CCAIR SHAREHOLDERS:

Tuesday, June 8, 1999
10:00 a.m.

Doubletree Suites
320 North 44th Street
Phoenix, Arizona

This joint proxy statement/prospectus provides detailed information about these meetings and the proposed merger. We encourage you to read this entire document carefully. In addition, you may obtain information about our companies from documents that we have filed with the Securities and Exchange Commission.

THE MERGER INVOLVES CERTAIN RISKS TO CCAIR AND MESA AIR SHAREHOLDERS. SEE "RISK FACTORS," BEGINNING ON PAGE 14.

Jonathan G. Ornstein                                   Kenneth W. Gann
President and Chief Executive Officer                  Chief Executive Officer
Mesa Air Group, Inc.                                   CCAIR, Inc.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SHARES OF MESA AIR COMMON STOCK TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This joint proxy statement/prospectus is dated May 5, 1999 and is first being mailed to shareholders on or about May 7, 1999.

                      WHERE YOU CAN FIND MORE INFORMATION

Mesa Air and CCAIR each file annual, quarterly and special reports, proxy statements and other information with the United States Securities and Exchange Commission. You may read and copy any document filed by Mesa Air or CCAIR at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities. The SEC filings are also available to the public at the SEC's internet website at http://www.sec.gov. Reports, proxy statements and other information concerning Mesa Air and CCAIR can also be inspected at the Nasdaq National Market, Operations, 1735 K Street, N.W., Washington, D.C. 20006.

Mesa Air filed a registration statement on Form S-4 to register with the SEC the Mesa Air common stock to be issued to CCAIR stockholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Mesa Air in addition to being a proxy statement of Mesa Air for its special meeting and a proxy statement of CCAIR for its special meeting. As allowed by the SEC's rules, this joint proxy statement/prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. This joint proxy statement/prospectus summarizes some of the documents that are exhibits to the registration statement, and you should refer to the exhibits for a more complete description of the matters covered by those documents.

The SEC allows Mesa Air and CCAIR to "incorporate by reference" the information such companies file with the SEC, which means that Mesa Air and CCAIR can disclose important information to you by referring you to documents they have previously filed with the SEC. The information incorporated by reference is considered a part of this joint proxy statement/prospectus, and any later information that Mesa Air and CCAIR file with the SEC will automatically update and supersede this information. Mesa Air and CCAIR incorporate by reference the documents listed below, and any additional documents filed by such companies with the SEC until the offering of the securities is terminated. This joint proxy statement/prospectus is part of a registration statement on Form S-4 filed by Mesa Air with the SEC (registration no. 333-76591). The documents Mesa Air and CCAIR incorporate by reference are as follows:

MESA AIR

     - Mesa Air's annual report on Form 10-K for the fiscal year ended September 30, 1998, as amended;

     - Mesa Air's 1998 annual report to shareholders;

     - Mesa Air's quarterly report on Form 10-Q for the quarter ended December 31, 1998, as amended;

     - The description of Mesa Air's common stock contained in its registration statement on Form 8-A filed on March 16, 1987; and

     - Mesa Air's Current Report on Form 8-K filed on February 1, 1999.

CCAIR

     - CCAIR's annual report on Form 10-K for the fiscal year ended December 31, 1998, as amended;

     - The description of CCAIR's common stock contained in its registration statement on Form 8-A declared effective on July 13, 1989; and

     - CCAIR's Current Reports on Form 8-K filed on February 10, 1998, September 2, 1998 and October 29, 1998.

Copies of the Mesa Air 1998 annual report to shareholders and quarterly report on Form 10-Q for the quarter ended December 31, 1998, as amended, and CCAIR's annual report on Form 10-K for the fiscal year ended December 31, 1998, as amended, are included with this joint proxy statement/ prospectus and should be carefully reviewed in conjunction with this joint proxy statement/prospectus. Mesa Air has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Mesa Air and CCAIR has supplied all such information relating to CCAIR. Documents incorporated by reference are available from the respective companies without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in this joint proxy statement/prospectus. Shareholders may obtain documents incorporated by reference by requesting them in writing or by telephone from the appropriate party at the following address:

            MESA AIR GROUP, INC.                             CCAIR, INC.
      410 North 44th Street, Suite 700              4700 Yorkmont Road, 2nd Floor
           Phoenix, Arizona 85008                  Charlotte, North Carolina 28208
       Phone Number : (602) 685-4000                 Phone Number: (704) 359-8990
       Attention: Corporate Secretary               Attention: Corporate Secretary

In order to ensure timely delivery of requested documents, any requests should be made by June 1, 1999 to receive such documents before the Mesa Air or CCAIR special meetings, as the case may be.
                           -------------------------

No person has been authorized to give any information or to make any representation not contained in or incorporated by reference in this joint proxy statement/prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Mesa Air or CCAIR or any other person. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the shares of Mesa Air common stock offered by this joint proxy statement/prospectus in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any sale made pursuant to this document shall, under any circumstances, create any implication that there has been no change in the affairs of Mesa Air or CCAIR since the date hereof or that the information contained or incorporated herein by reference is correct as of any time subsequent to its date.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Questions and Answers About The Mesa Air/CCAIR Merger.......    1
Summary.....................................................    4
  The Companies.............................................    4
  Our Reasons For The Merger................................    4
  Board Recommendations to Shareholders.....................    4
  The Special Meetings......................................    5
  The Merger Agreement......................................    5
  Voting Information Regarding Mesa Air and CCAIR Directors
     and Officers...........................................    5
  Ownership Of Mesa Air Following The Merger................    5
  Treatment Of CCAIR Stock Options And Warrants.............    6
  Markets And Market Prices.................................    6
  Material Federal Income Tax Considerations................    6
  Fairness Opinions of Financial Advisors...................    6
  Interests of CCAIR and Mesa Air Executive Officers and
     Directors in the Merger................................    6
  Votes Required............................................    7
  Regulatory Approvals......................................    7
  Accounting Treatment......................................    7
  Management After The Merger...............................    7
  Dissenters' Rights of Appraisal...........................    7
  Comparative Rights Of CCAIR Stockholders Before And After
     The Merger.............................................    7
Summary Selected Historical Consolidated Financial Data.....    8
Selected Historical Financial Data of Mesa Air Group,
  Inc.......................................................    8
Selected Historical Financial Data of CCAIR, Inc............    9
Comparative Market Price and Dividend Data..................   10
Comparative Per Share Data Historical and Pro Forma.........   12
Risk Factors................................................   14
The Shareholders' Meetings..................................   24
  The Mesa Air Special Meeting..............................   24
  The CCAIR Special Meeting.................................   26
Background of The Merger....................................   29
Recommendations of The Boards of Directors and Reasons for
  The Merger................................................   31
  Reasons of Mesa Air for Engaging in the Merger;
     Recommendation of the Mesa Air Board...................   31
  Reasons of CCAIR for Engaging in the Merger;
     Recommendation of the CCAIR Board......................   33
Interests of CCAIR and Mesa Air Executive Officers and
  Directors in the Merger; Conflicts of Interest............   35
  Affiliate Agreements......................................   37
  CCAIR Employment Agreements...............................   37
  CCAIR Retention Bonuses...................................   38

                                                              PAGE
                                                              ----
Opinions of Robinson-Humphrey...............................   39
Opinion of Scott & Stringfellow.............................   45
The Merger Agreement........................................   52
  General...................................................   52
  Effective Time and Effect of the Merger...................   52
  Exchange of Certificates..................................   52
  Conditions to Consummation of the Merger..................   54
  Termination of the Merger Agreement.......................   56
  Fees and Expenses; Termination Fees.......................   56
  Amendment of the Merger Agreement; Waiver of Conditions...   57
  Representations, Warranties And Covenants.................   57
  Employee Benefit Plans and Stock Options..................   58
  Warrants..................................................   58
  Federal Income Tax Consequences...........................   58
  Anticipated Accounting Treatment Of The Merger............   60
  Regulatory Matters........................................   60
  Resale Of Mesa Air Common Stock...........................   61
Absence of Dissenters Rights of Appraisal...................   62
  Mesa Air Shareholders.....................................   62
  CCAIR Stockholders........................................   62
Unaudited Pro Forma Condensed Combining Financial
  Statements................................................   63
Mesa Air Group, Inc. and CCAIR, Inc. Unaudited Pro Forma
  Combined Condensed Balance Sheet at December 31, 1998.....   64
Mesa Air Group, Inc. and CCAIR, Inc. Unaudited Pro Forma
  Condensed Statement of Operations for the Three Months
  Ended December 31, 1998...................................   65
Mesa Air Group, Inc. and CCAIR, Inc. Unaudited Pro Forma
  Combined Condensed Statement of Operations for The Year
  Ended September 30, 1998..................................   66
Mesa Air Group, Inc. and CCAIR, Inc. Unaudited Pro Forma
  Combined Condensed Statement of Operations for The Year
  Ended September 30, 1997..................................   67
Mesa Air Group, Inc. and CCAIR, Inc. Unaudited Pro Forma
  Combined Condensed Statement of Operations for The Year
  Ended September 30, 1996..................................   68
Mesa Air Group, Inc. and CCAIR, Inc. Notes to Unaudited Pro
  Forma Combined Condensed Financial Data...................   69
Business of Mesa Air........................................   71
Management of Mesa Air......................................   71
  General...................................................   71
  Business and Management Following the Merger..............   71
Mesa Air Management's Discussion and Analysis of Financial
  Condition and Results of Operations.......................   72
Business of CCAIR...........................................   72

                                                              PAGE
                                                              ----
CCAIR Management's Discussion and Analysis of Financial
  Condition and Results of Operations.......................   72
Security Ownership of Beneficial Owners and Management......   73
  Shareholders Of Mesa Air..................................   73
  Stockholders Of CCAIR.....................................   74
Description of Mesa Air Capital Stock.......................   77
  General...................................................   77
  Common Stock..............................................   77
  Preferred Stock...........................................   77
  Transfer Agent............................................   77
Comparative Rights of Mesa Air Shareholders and CCAIR
  Stockholders..............................................   78
  Cumulative Voting.........................................   78
  Stockholder Power to Call Special Stockholders Meeting....   78
  Dissolution...............................................   79
  Size of Board of Directors................................   79
  Classified Board of Directors.............................   79
  Removal of Directors......................................   79
  Voting Requirements to Amend Charter Documents............   80
  Inspection of Stockholders List...........................   80
  Dividends.................................................   81
  Bylaws....................................................   81
  Transactions Involving Officers or Directors..............   81
  Filling Vacancies on the Board of Directors...............   82
  Limitation of Liability of Directors and
     Indemnification........................................   82
  Business Combinations/Reorganizations.....................   83
Additional Information for The Mesa Air Special Meeting.....   85
  Election of Directors (Proposal Two)......................   85
  Committees................................................   88
  Common Stock Ownership and Compensation...................   88
  Vote Required for Election of Directors...................   88
  Mesa Air Director Compensation............................   89
  Compensation Committee Interlocks.........................   90
Compensation of Executive Officers and Directors............   90
  Compensation Committee Report on Executive Compensation...   90
  Compensation Summary of Mesa Air Executive Officers.......   91
  Option Grants In Last Fiscal Year.........................   91
  Aggregated Option Exercises In Last Fiscal Year and Fiscal
     Year-End Option Values.................................   91
Comparison of Five-Year Cumulative Total Returns Performance
  Report for Mesa Air Group, Inc. ..........................   91
Proposal to Ratify The Appointment of Independent Auditors
  (Proposal Three)..........................................   92

                                                              PAGE
                                                              ----
Sell or Merge Mesa Air (Proposal Four)......................   93
Adopt Cumulative Voting (Proposal Five).....................   95
Legal Matters...............................................   98
Experts.....................................................   98
Shareholder Proposals.......................................   98
  Mesa Air Proposals For Action At Mesa Air's Next Annual
     Meeting................................................   98
  CCAIR Proposals For Action of CCAIR's Next Annual
     Meeting................................................   98
Independent Public Accountants..............................   98
Annex A -- Merger Agreement.................................  A-1
Annex B -- Opinion of The Robinson-Humphrey Company, LLC....  B-1
Annex C -- Opinion of Scott & Stringfellow, Inc. ...........  C-1

                        JOINT PROXY STATEMENT/PROSPECTUS
                           -------------------------

                    PROXY STATEMENT OF MESA AIR GROUP, INC.
                                AND CCAIR, INC.

                            MESA AIR SPECIAL MEETING
                             CCAIR SPECIAL MEETING
                           -------------------------

                       PROSPECTUS OF MESA AIR GROUP, INC.
                        6,201,946 SHARES OF COMMON STOCK
                           -------------------------

             QUESTIONS AND ANSWERS ABOUT THE MESA AIR/CCAIR MERGER

Q:  WHAT WILL I, AS A CCAIR STOCKHOLDER, RECEIVE IN THE MERGER?

A: If the merger is completed, you will receive between 0.435 and 0.6214 of a share of Mesa Air common stock in exchange for each share of CCAIR common stock that you own. The actual fraction of a share of Mesa Air common stock that will be issued to you will be determined by dividing $4.35 by the average of the closing bid price of a share of Mesa Air common stock on the Nasdaq National Market for the ten trading days up to and including the second trading day before the closing date of the merger transaction.

    Mesa Air will not issue fractions of its shares to you in the merger. Instead, any fractional Mesa Air shares owed to you upon completion of the merger will be rounded to the nearest whole share if the fraction is 0.5 or greater and will be rounded down to the nearest whole share if the fraction is less than 0.5.

    Example: On January 28, 1999, the last trading day before the public announcement of the execution of the merger agreement, the closing sale prices of Mesa Air and CCAIR common stock were $9.06 and $3.6875 per share, respectively. Had the merger closed on such date and you owned 100 shares of CCAIR common stock, you would have been entitled to receive 48 shares of Mesa Air common stock. This equates to an exchange ratio of .48 ($4.35 / $9.06), or an equivalent CCAIR per share price of $4.35, thus giving CCAIR stockholders an 18% premium over the price of CCAIR common stock on such date.

    Example: On May 4, 1999, the last practicable trading day prior to the printing of this joint proxy statement/prospectus, the closing sale prices of Mesa Air and CCAIR common stock were $6.94 and $3.69 per share, respectively. Had the merger closed on such date and you owned 100 shares of CCAIR common stock, you would have been entitled to receive 61 shares of Mesa Air common stock. This equals an exchange ratio of .605, or an equivalent CCAIR per share price of $4.35, thus giving CCAIR stockholders a 17.8% premium over the price of CCAIR common stock on such date.

The table below shows, for a range of potential average Mesa Air common stock prices, the fraction of a share of Mesa Air common stock you will receive for each share of CCAIR common stock and the implied value of one share of CCAIR common stock at those prices:

                                              IMPLIED APPROXIMATE VALUE
AVERAGE PRICE PER SHARE OF                       PER SHARE OF CCAIR
  MESA AIR COMMON STOCK      EXCHANGE RATIO         COMMON STOCK
--------------------------   --------------   -------------------------
           6.00                  0.6214                 3.73
           6.50                  0.6214                 4.03
           7.00                  0.6214                 4.35
           7.50                   0.580                 4.35
           8.00                   0.544                 4.35
           8.50                   0.512                 4.35
           9.00                   0.483                 4.35
           9.50                   0.458                 4.35
          10.00                   0.435                 4.35
          10.50                   0.435                 4.57
          11.00                   0.435                 4.79

Q:  WHAT DO I NEED TO DO NOW?

A: Just mail your signed and dated proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the applicable meeting to vote on the merger.

    Both meetings will take place on June 8, 1999. You may attend the applicable meeting and vote your shares in person, rather than by signing and mailing your proxy card. In addition, you may revoke your proxy card up to and including the day of your shareholders meeting and vote in person.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?

A: Yes. Just send in a later-dated, signed proxy card before your meeting or attend the meeting in person and vote.

    If you are a Mesa Air shareholder, you may transmit your initial vote or your request to change your vote by facsimile ((602) 685-4352) to Mesa Air Group, Inc., 410 North 44th Street, Suite 700, Phoenix, Arizona 85008;
    Attention: Corporate Secretary.

    If you are a CCAIR stockholder, you may transmit your initial vote or your request to change your vote by facsimile ((704) 359-0351) to CCAIR, Inc., 4700 Yorkmont Road, 2nd Floor, Charlotte, North Carolina 28208; Attention:
    Corporate Secretary.

Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares with respect to the merger proposal and the shareholder proposal to adopt cumulative voting only if you provide instructions on how to vote. Please tell your broker how you would like him or her to vote your shares. Without instructions, your broker will not vote your shares.

Q:  AS A CCAIR STOCKHOLDER, SHOULD I SEND IN MY CCAIR SHARE CERTIFICATES NOW?

A: No. After the merger is completed, Mesa Air will send you written instructions for exchanging your CCAIR share certificates.

Q:  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We are working toward completing the merger as quickly as possible. In addition to stockholder approvals, we must also obtain regulatory approval. If all necessary approvals are obtained in a timely manner, we hope to complete the merger by June 8, 1999, or earlier.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

If you have additional questions about the merger, including questions regarding the exchange ratio and the exact number of shares to be issued to you, please contact:

                              MESA AIR GROUP, INC.
                        410 North 44th Street, Suite 700
                             Phoenix, Arizona 85008
                    Phone Number: (888) 363-6787 (toll free)
                         Attention: Steven E. Markhoff

 If you have additional questions about Mesa Air's solicitation of your proxy, you should contact:

                            Georgeson & Company Inc.
                                 88 Pine Street
                                   30th Floor
                            New York, New York 10005
                          Phone Number (800) 223-2064

   If you have additional questions about CCAIR's solicitation of your proxy, you should contact:

                    Corporate Investor Communications, Inc.
                               111 Commerce Road
                        Carlstadt, New Jersey 07072-2586
                          Phone Number (877) 460-2556

                                       or

                                  CCAIR, INC.
                         4700 Yorkmont Road, 2nd Floor
                        Charlotte, North Carolina 28208
                          Phone Number: (704) 359-8990
                         Attention: Eric W. Montgomery

                                    SUMMARY

This summary highlights selected information from this document and does not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" (page 2). We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

THE COMPANIES (SEE PAGE 71)

MESA AIR GROUP, INC.
410 North 44th Street, Suite 700
Phoenix, Arizona 85008
(602) 685-4000

Mesa Air and its subsidiaries is an independently owned regional airline serving 108 cities in 28 states, the District of Columbia, Toronto, Canada, and Guaymas and Hermasillo, Mexico. Mesa Air operates a fleet of 112 aircraft and has approximately 1,000 daily departures.

Mesa Air's airline operations are conducted by two regional airlines utilizing hub-and-spoke systems. Mesa Airlines, Inc., a wholly owned subsidiary of Mesa Air, operates as America West Express under a code-sharing agreement with America West Airlines, Inc. and as US Airways Express under code-sharing agreements with US Airways, Inc., and also operates an independent division, Mesa Airlines, from a hub in Albuquerque, New Mexico. Air Midwest, Inc., a wholly owned subsidiary of Mesa Air, also operates under a code-sharing agreement with US Airways and flies as US Airways Express.

MESA MERGER CORPORATION
410 North 44th Street, Suite 700
Phoenix, Arizona 85008
(602) 685-4000

Mesa Merger Corporation is a Nevada corporation formed by Mesa Air on January 27, 1999 solely for use in the merger.

CCAIR, INC.
4700 Yorkmont Road, 2nd Floor
Charlotte, North Carolina 28208
(704) 359-8990

CCAIR is a Charlotte, North Carolina based regional air carrier providing regularly scheduled passenger service to 25 cities in Florida, Georgia, Kentucky, Ohio, North Carolina, South Carolina, Virginia and West Virginia, primarily from a hub at the Charlotte/Douglas International Airport. CCAIR currently operates a fleet of 26 turboprop passenger aircraft with 1,463 weekly departures scheduled over a route system covering primarily the Southeastern United States. CCAIR was incorporated under Delaware law in July 1984 under the name Sunbird Airlines 1984, Inc. for the purpose of purchasing substantially all of the assets of Sunbird Airlines, Inc. CCAIR changed its name to CCAIR, Inc. in January 1986.

OUR REASONS FOR THE MERGER
(SEE PAGE 31)

Mesa Air and CCAIR believe that the merger will benefit the shareholders of each company by creating a new, stronger competitor within the airline industry. Further, the merger will further Mesa Air's long-term business strategy of expanding its operations to service routes not currently served by major air carriers. These and other reasons for approving and recommending the merger, as well as negative factors in considering the merger, are explained in greater detail on pages 31 through 35 of this document.

BOARD RECOMMENDATIONS TO SHAREHOLDERS
(SEE PAGE 31)

TO MESA AIR SHAREHOLDERS:

THE MESA AIR BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS IN YOUR BEST INTERESTS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF MESA AIR COMMON STOCK TO CCAIR STOCKHOLDERS IN THE MERGER.

TO CCAIR STOCKHOLDERS:

THE CCAIR BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS IN YOUR BEST INTERESTS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT.

THE SPECIAL MEETINGS
(SEE PAGE 24)

THE MESA AIR SPECIAL MEETING:


Mesa Air shareholders owning shares of Mesa Air common stock at the close of business on May 5, 1999, the record date, are entitled to vote at the Mesa Air special meeting. On the record date, there were outstanding 28,369,419 shares of Mesa Air common stock that are entitled to vote at the special meeting. At the special meeting, the Mesa Air shareholders are being asked to:


- approve the issuance of Mesa Air common stock in the merger,

- elect nine directors to serve until the next annual meeting of shareholders,

- ratify the selection of KPMG LLP as Mesa Air's independent auditors for the fiscal year ending September 30, 1999,

- consider a proposal introduced by a shareholder to hire an investment banker to sell Mesa Air, and

- consider a proposal introduced by a shareholder to adopt cumulative voting.

THE CCAIR SPECIAL MEETING:

CCAIR stockholders owning shares of CCAIR common stock as of the close of business on April 12, 1999, the record date, are entitled to vote at the CCAIR special meeting. On the record date, there were outstanding 8,965,695 shares of CCAIR common stock that are entitled to vote at the special meeting. At the CCAIR special meeting, the CCAIR stockholders are being asked to approve and adopt the merger agreement.


THE MERGER AGREEMENT (SEE PAGE 52)


The merger agreement is attached as Appendix A to this joint proxy statement/prospectus. We encourage you to read the merger agreement because it is the legal document governing the merger.

VOTING INFORMATION REGARDING MESA AIR AND CCAIR DIRECTORS AND OFFICERS

(SEE PAGE 73)


As of the Mesa Air record date, Mesa Air directors and executive officers, as a group, beneficially owned 981,522 shares, which represents approximately 3.5% of the outstanding Mesa Air common stock entitled to vote at the Mesa Air special meeting. All directors and executive officers of Mesa Air have indicated that they will vote all outstanding shares of Mesa Air common stock owned by them for approval of the above proposals to be voted on at the special meeting and against the shareholder proposals to hire an investment banker and to adopt cumulative voting.

As of the CCAIR record date, CCAIR directors and executive officers, as a group, beneficially owned 619,167 shares, which represents approximately 6.9% of the outstanding CCAIR common stock entitled to vote at the CCAIR special meeting. All directors and executive officers of CCAIR have indicated that they will vote all outstanding shares of CCAIR common stock owned by them for approval and adoption of the merger agreement and the merger.

OWNERSHIP OF MESA AIR FOLLOWING THE MERGER


As a result of the merger, the maximum number of shares Mesa Air will issue is approximately 5,571,283. We estimate that CCAIR stockholders will own approximately 16.4% of the Mesa Air common stock outstanding based upon the number of shares of Mesa Air common stock outstanding on May 5, 1999, and an assumed exchange ratio of .6214. Using an assumed exchange ratio of .435, CCAIR stockholders would own approximately 12.1% of the outstanding shares of Mesa Air common stock following the merger.

TREATMENT OF CCAIR STOCK OPTIONS AND WARRANTS (SEE PAGE 58)

Mesa Air will assume all outstanding CCAIR stock options and warrants to purchase CCAIR common stock upon the closing of the merger. Each option and warrant will be exercisable for Mesa Air common stock on the same terms as the original option or warrant, subject in each case to adjustment for the actual exchange ratio.

MARKETS AND MARKET PRICES (SEE PAGE 10)

Mesa Air common stock is traded on the Nasdaq National Market under the symbol "MESA." On January 28, 1999, the last trading day before the announcement that Mesa Air and CCAIR entered into the merger agreement, the closing sale price of Mesa Air common stock was reported at $9.063 per share. Following the merger, Mesa Air common stock will continue to be traded on the Nasdaq National Market under the same symbol.

CCAIR common stock is traded on the Nasdaq SmallCap Market under the symbol "CCAR." On January 28, 1999, the last trading day before the announcement that Mesa Air and CCAIR entered into the merger agreement, the closing sale price of CCAIR common stock was reported at $3.6875 per share. Following the merger, CCAIR common stock will no longer be traded on the Nasdaq SmallCap Market or on any other exchange.

The stock prices of both Mesa Air and CCAIR can fluctuate broadly even over short periods of time. It is impossible to predict the actual price of Mesa Air or CCAIR common stock prior to the effective time of the merger or at any other time.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS (SEE PAGE 58)

Mesa Air and CCAIR must each receive an opinion from legal counsel to Mesa Air that the merger will be a tax-free reorganization for federal income tax purposes and that, as a general matter, CCAIR stockholders should not be subject to federal income tax as a result of the exchange of CCAIR stock in the merger.

Tax matters are complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisors for a full understanding of the tax consequences of the merger to you.

FAIRNESS OPINIONS OF FINANCIAL ADVISORS
(SEE PAGE 39)

In deciding to approve the merger, the Mesa Air board of directors considered the opinion of its financial advisor, The Robinson-Humphrey Company, LLC, that from a financial point of view, the consideration to be paid by Mesa Air in the merger is fair to the stockholders of Mesa Air. Mesa Air has attached the opinion of Robinson-Humphrey as Appendix B to this joint proxy statement/prospectus. You should read Robinson-Humphrey's entire opinion carefully.

In deciding to approve the merger, the CCAIR board of directors considered the opinion of its financial advisor, Scott & Stringfellow, Inc., that from a financial point of view the consideration to be received by the CCAIR stockholders is fair. CCAIR has attached the opinion of Scott & Stringfellow as Appendix C to this joint proxy statement/prospectus. You should read Scott & Stringfellow's entire opinion carefully.

INTERESTS OF CCAIR AND MESA AIR EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER (SEE PAGE 35)

The directors and executive officers of CCAIR hold options to acquire an aggregate of 948,907 shares of CCAIR common stock. These options will be assumed by Mesa Air following completion of the merger, subject to adjustment for the actual exchange ratio. In addition, certain of the officers and directors of Mesa Air and directors of CCAIR have an ownership interest in an entity, Barlow Partners, L.P., that will be paid a fee equal to two percent of the aggregate consideration paid in this merger transaction.

Assuming a transaction value of $54.0 million, Barlow would be entitled to a fee of $1,080,000. Further, Barlow Partners owns 538,617 shares of CCAIR common stock and a warrant to acquire 150,000 shares of CCAIR common stock. Finally, certain directors of CCAIR have the right to acquire an aggregate of 86,250 shares of CCAIR common stock under presently exercisable warrants. The Barlow warrant and the warrants held by CCAIR directors will also be assumed by Mesa Air following completion of the merger, subject to adjustment for the actual exchange ratio.

VOTES REQUIRED (SEE PAGE 24)

A majority of the outstanding shares of Mesa Air common stock on the Mesa Air record date must vote to approve the issuance of Mesa Air common stock in the merger and the shareholder proposal to adopt cumulative voting. A majority of the votes cast by shareholders at the Mesa Air special meeting must vote to approve the other shareholder proposal and the proposal to ratify the selection of KPMG LLP as Mesa Air's independent auditors. The nine director nominees receiving a plurality of votes by shares represented and entitled to vote at the special meeting will be elected as Mesa Air directors. A majority of the issued and outstanding shares of Mesa Air common stock entitled to vote must be present, either in person or by proxy, for any vote to be valid.

A majority of the outstanding shares of CCAIR common stock on the CCAIR record date must vote to approve and adopt the merger agreement.

REGULATORY APPROVALS (SEE PAGE 60)

U.S. antitrust laws prohibit us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission and a required waiting period has expired. Mesa Air and CCAIR have each filed the required notification and report forms with the Federal Trade Commission and the Antitrust Division. Even though the required waiting period has expired, the Antitrust Division and Federal Trade Commission continue to have the authority to challenge the merger on antitrust grounds before or after we complete the merger.

The companies must also obtain the approval of the U.S. Department of Transportation and the Federal Aviation Administration before completing the merger.

ACCOUNTING TREATMENT (SEE PAGE 60)

We expect the merger to be accounted for as a pooling of interests, which means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes.

MANAGEMENT AFTER THE MERGER
(SEE PAGE 71)

Following the merger, the executive officers of Mesa Air will remain unchanged. The directors of the surviving corporation immediately after the closing of the merger will be: Kenneth W. Gann, Michael J. Lotz and Steven E. Markhoff. The officers of the surviving corporation immediately after the closing of the merger will be Kenneth W. Gann -- President; Eric W. Montgomery -- Treasurer; and Steven E. Markhoff -- Secretary.

DISSENTERS' RIGHTS OF APPRAISAL (SEE
PAGE 62)

Neither Mesa Air shareholders nor CCAIR stockholders have dissenters' rights of appraisal in connection with the merger.

COMPARATIVE RIGHTS OF CCAIR STOCKHOLDERS BEFORE AND AFTER THE MERGER (SEE PAGE
78)

The rights of the stockholders of CCAIR are currently governed by Delaware law and by CCAIR's certificate of incorporation and bylaws. Upon the closing of the merger, CCAIR stockholders will become shareholders of Mesa Air, a Nevada corporation. As shareholders of Mesa Air, your rights will be governed by Nevada law and by Mesa Air's articles of incorporation and bylaws. There are various differences between the rights of CCAIR stockholders and the rights of holders of Mesa Air common stock.

            SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

Mesa Air and CCAIR are providing the following financial information to help you in your analysis of the financial aspects of the merger. As this information is only a summary, you should read it in conjunction with the historical financial statements, and related notes of Mesa Air and CCAIR contained in the annual reports and other information that Mesa Air and CCAIR have filed with the Securities and Exchange Commission. For the location of additional financial information regarding Mesa Air and CCAIR see "Where You Can Find More Information" on page 2.

The selected historical financial data of Mesa Air for the five years ended September 30, 1998 presented below have been derived from the audited consolidated financial statements. The selected financial data of Mesa Air presented below for the three month periods ended December 31, 1998 and 1997 and as of December 31, 1998 and 1997, are derived from unaudited consolidated financial statements of Mesa Air incorporated by reference elsewhere herein.

           SELECTED HISTORICAL FINANCIAL DATA OF MESA AIR GROUP, INC.
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       THREE MONTHS ENDED                      YEAR ENDED SEPTEMBER 30
                                   ---------------------------   ----------------------------------------------------
                                   DECEMBER 31,   DECEMBER 31,
                                       1998         1997(2)      1998(2)    1997(2)      1996       1995       1994
                                   ------------   ------------   --------   --------   --------   --------   --------
STATEMENT OF OPERATIONS DATA:
Operating revenues...............    $ 77,120       $124,559     $423,541   $510,977   $500,363   $455,139   $396,134
Operating expenses...............      70,914        160,386      468,329    565,463    452,369    425,567    347,760
Operating income (loss)..........       6,206        (35,827)     (44,788)   (54,486)    47,994     29,572     48,374
Interest expense.................       4,325          6,234       22,508     27,776     12,777      6,395      7,916
Other income (expense)...........         404            459        6,100      3,087     14,302       (156)     3,534
Earnings (loss) before income
  taxes..........................       2,285        (41,602)     (61,196)   (79,175)    49,519     23,021     43,992
Net earnings (loss)..............    $  2,285       $(39,091)    $(53,434)  $(48,597)  $ 30,407   $ 14,012   $ 27,688
                                     ========       ========     ========   ========   ========   ========   ========
Net earnings (loss) per share --
  basic..........................    $    .08       $  (1.38)    $  (1.89)  $  (1.72)  $   1.01   $   0.43   $   0.78
Net earnings (loss) per share --
  diluted........................    $    .08       $  (1.38)    $  (1.89)  $  (1.72)  $   1.00   $   0.42   $   0.76
                                     ========       ========     ========   ========   ========   ========   ========
BALANCE SHEET DATA:
Working capital..................    $ 10,053       $ 65,429     $  3,371   $ 68,561   $ 70,860   $115,378   $134,186
Total assets.....................     470,871        635,757      470,952    679,866    678,491    446,722    419,902
Long-term debt, excluding current
  portion........................     231,111        333,864      234,475    338,199    338,278     78,411     91,722
Stockholders' equity.............     123,654        140,014      121,099    177,088    224,666    255,883    234,316
Net book value per share.........    $   4.36       $   4.95     $   4.27   $   6.26   $   7.96   $   7.53   $   7.16
                                     ========       ========     ========   ========   ========   ========   ========

The selected financial data of CCAIR presented below have been derived from the audited consolidated financial statements for the respective periods. The selected financial data should be read in conjunction with the consolidated financial statements of CCAIR, the related notes and the audit report, which refers to a change to the accrual method of accounting for the major component overhauls appearing elsewhere herein.

               SELECTED HISTORICAL FINANCIAL DATA OF CCAIR, INC.
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          SIX MONTHS
                                           YEAR ENDED       ENDED
                                          ------------   ------------            YEAR ENDED JUNE 30,
                                          DECEMBER 31,   DECEMBER 31,   -------------------------------------
                                              1998         1997(3)       1997      1996      1995      1994
                                          ------------   ------------   -------   -------   -------   -------
STATEMENT OF OPERATIONS DATA:
Operating revenues......................    $ 71,325       $ 32,836     $68,487   $66,233   $63,039   $62,092
Operating expenses......................      66,969         43,540      67,092    65,347    62,486    65,969
Operating income (loss).................       4,356        (10,704)      1,395       886       553    (3,877)
Interest expense........................       1,073           (641)       (742)     (761)     (920)     (819)
Other income (expense)..................          97             27           8       (11)        5       (60)
Income (loss) before income taxes.......       3,380        (11,318)        661       114      (362)   (4,756)
Income (loss) before cumulative effect
  of a change in accounting principle...       3,380        (11,318)        520        96      (362)   (4,756)
Cumulative effect on prior years (to
  June 30, 1997) of changing to the
  accrual method for major component
  overhauls.............................                    (12,982)         --        --        --        --
Net income (loss).......................    $  3,380       $(24,300)    $   520   $    96   $  (362)  $(4,756)
                                            ========       ========     =======   =======   =======   =======
Net income (loss) per share -- basic....    $    .40       $  (3.10)    $   .07   $   .01   $  (.05)  $  (.68)
Net income (loss) per
  share -- diluted......................    $    .36       $  (3.10)    $   .07   $   .01   $  (.05)  $  (.68)
                                            ========       ========     =======   =======   =======   =======
BALANCE SHEET DATA:
Current assets..........................    $ 10,199       $  8,751     $13,458   $14,165   $ 9,713   $11,242
Current liabilities.....................      15,324         25,651      16,998    15,525    10,272    11,937
Total assets............................      15,166         12,140      27,971    27,130    22,153    24,629
Long-term debt, less current portion....      10,625          2,642       3,346     4,010     4,876     5,902
Shareholders' equity (deficit)..........    $(11,016)      $(16,154)    $ 6,357   $ 5,837   $ 5,032   $ 5,372
                                            ========       ========     =======   =======   =======   =======

---------------
(1) Mesa Air financial statements are on a fiscal year beginning on October 1 and ending on September 30. Effective December 31, 1997, CCAIR changed its reporting fiscal year end from June 30th to December 31st.

(2) Mesa Air's 1997 and 1998 results include effects of the loss of its code share agreement with United Airlines. This resulted in approximately $106 million of restructuring provisions, $72 million in the fourth quarter of 1997 and $34 million in the first quarter of 1998 (December 31, 1997).

(3) In the period ended December 31, 1997, CCAIR changed its accounting method for major component overhauls resulting in a $12.9 million charge. In addition CCAIR had restructuring cost totaling $9.9 million in the period.

                   COMPARATIVE MARKET PRICE AND DIVIDEND DATA

Mesa Air common stock trades on the Nasdaq National Market under the symbol "MESA." CCAIR common stock trades on the Nasdaq SmallCap Market under the symbol "CCAR." The following table presents historical trading information for Mesa Air common stock and CCAIR common stock for the periods presented. Mesa Air's fiscal year ends on September 30. In 1997, CCAIR changed its fiscal year end from June 30 to December 31.

                                                           MESA AIR
                                                         COMMON STOCK
                                                       ----------------
                                                        HIGH      LOW
                                                       ------    ------
1996
  First Quarter......................................  $10.75    $ 8.00
  Second Quarter.....................................   13.25      7.75
  Third Quarter......................................   13.88     10.38
  Fourth Quarter.....................................   12.13      8.44
1997
  First Quarter......................................   10.50      6.44
  Second Quarter.....................................    7.63      5.44
  Third Quarter......................................    6.50      4.69
  Fourth Quarter.....................................    6.63      5.00
1998
  First Quarter......................................    6.88      4.94
  Second Quarter.....................................    9.40      5.25
  Third Quarter......................................    8.86      7.50
  Fourth Quarter.....................................    8.31      4.67
1999
  First Quarter......................................    8.25      3.88
  Second Quarter.....................................    9.61      5.75
  Third Quarter (through April 27, 1999).............    8.00      6.19

                                                            CCAIR
                                                         COMMON STOCK
                                                       ----------------
                                                       HIGH        LOW
                                                       -----      -----
FISCAL YEAR ENDED JUNE 30, 1996
  First Quarter......................................  $3.94      $2.25
  Second Quarter.....................................   2.63       1.88
  Third Quarter......................................   2.38       1.50
  Fourth Quarter.....................................   2.38       1.63
FISCAL YEAR ENDED JUNE 30, 1997
  First Quarter......................................   3.31       1.44
  Second Quarter.....................................   3.06       1.44
  Third Quarter......................................   2.03       1.69
  Fourth Quarter.....................................   2.00       1.81
1997 TRANSITION PERIOD ENDED DECEMBER 31, 1997
  First Quarter......................................   3.47       1.88
  Second Quarter.....................................   4.06       2.31
FISCAL YEAR ENDED DECEMBER 31, 1998
  First Quarter......................................   3.75       2.63
  Second Quarter.....................................   4.50       3.00
  Third Quarter......................................   5.38       3.25
  Fourth Quarter.....................................   3.88       2.69
FISCAL YEAR ENDED DECEMBER 31, 1999
  First Quarter......................................   3.88       2.88
  Second Quarter (through April 27, 1999)............   3.88       3.00

On May 5, 1999, there were approximately 1,186 record holders of Mesa Air common stock and approximately 343 record holders of CCAIR common stock. Mesa Air has never paid cash dividends on its common stock. The policy of Mesa Air is to retain earnings for use in its business. CCAIR has never paid cash dividends on its common stock. The policy of CCAIR is to retain earnings for use in its business. Following the merger, Mesa Air intends to retain future earnings for use in the combined business and does not expect to declare and pay any dividends in the foreseeable future.

The following table sets forth the closing sale price per share of Mesa Air common stock on the Nasdaq National Market, the closing sale price per share of CCAIR common stock on the Nasdaq SmallCap Market and the estimated equivalent per share price, as explained below, of CCAIR common stock on January 28, 1999, the last trading day before the public announcement of the execution of the merger agreement, and on May 4, 1999, the last trading day prior to the date of this joint proxy statement/prospectus.

                                                                ESTIMATED
                                                               EQUIVALENT
                                 MESA AIR         CCAIR         CCAIR PER
                               COMMON STOCK    COMMON STOCK    SHARE PRICE
                               ------------    ------------    -----------
January 28, 1999.............     $9.06           $3.69           $4.35
May 4, 1999..................     $6.94           $3.69           $4.35

The estimated equivalent per share price of a share of CCAIR common stock represents 0.51 of the price of a share of Mesa Air common stock. 0.51 is the fraction of a share of Mesa Air common stock that you would have had the right to receive if the CCAIR special meeting had taken place on January 28, 1999, when the average closing price of Mesa Air common stock for the ten trading days up to and including the second trading day before January 28, 1999, was $8.525. The actual fraction of Mesa Air common stock that you will have the right to receive if the merger closes may be different than this fraction because the average closing price on the Nasdaq National Market for Mesa Air common stock fluctuates continuously.

You should get a current market quotation for Mesa Air common stock and compare it to the average closing price for Mesa Air common stock used in this table and in the table on the following page.

                           COMPARATIVE PER SHARE DATA
                            HISTORICAL AND PRO FORMA

The following tables set forth book values, dividends and earnings (loss) per share on a historical basis, a pro forma basis and on a pro forma equivalent per share basis. The pro forma information gives effect to the merger accounted for as a pooling of interests, which means that after the merger Mesa Air will treat the companies as if they had always been combined for accounting and financial reporting purposes. The companies may have performed differently if they had always been combined. You should not rely on the pro forma information as being indicative of the historical results that the companies would have had or the results that Mesa Air will experience in the future. Further, CCAIR stockholders will receive a fraction of a share of Mesa Air common stock equivalent in value to $4.35 in the event the value of Mesa Air common stock falls between $7.00 and $10.00.

The pro forma combined comparative per share data should be read together with each company's historical financial statements, and related notes, contained in their reports filed with the Securities and Exchange Commission.

USING AN ASSUMED VALUE OF MESA AIR COMMON STOCK OF $7.00 OR LESS RESULTING IN AN ASSUMED EXCHANGE RATIO OF .6214 AND AN ASSUMED VALUE OF MESA AIR COMMON STOCK OF
        $10.00 OR GREATER RESULTING IN AN ASSUMED EXCHANGE RATIO OF .435

                                                                 FOR THE YEAR ENDED
                                             THREE MONTHS           SEPTEMBER 30,
                                                 ENDED         -----------------------
 .6214 RATIO:                               DECEMBER 31, 1998    1998     1997    1996
------------                               -----------------   ------   ------   -----
Net earnings (loss) per common share
  before cumulative effect of accounting
  change:
  Historical Mesa Air....................       $  .08         $(1.89)  $(1.72)  $1.00
  Historical CCAIR.......................       $ (.04)        $(1.07)  $  .07   $ .01
  Pro forma combined.....................       $  .05         $(2.03)  $(1.52)  $ .86
  Pro forma equivalent...................       $  .03         $(1.26)  $ (.94)  $ .53

                                                              DECEMBER 31,
                                                                  1998
                                                              -------------
Book value per common share:
  Historical Mesa Air.......................................     $ 4.36
  Historical CCAIR..........................................     $(1.23)
  Pro forma combined........................................     $ 3.26
  Pro forma equivalent......................................     $ 2.03

                                                                 FOR THE YEAR ENDED
                                             THREE MONTHS           SEPTEMBER 30,
                                                 ENDED         -----------------------
 .435 RATIO:                                DECEMBER 31, 1998    1998     1997    1996
-----------                                -----------------   ------   ------   -----
Net earnings (loss) per common share
  before cumulative effect of accounting
  change:
  Historical Mesa Air....................       $  .08         $(1.89)  $(1.72)  $1.00
  Historical CCAIR.......................       $ (.04)        $(1.07)  $  .07   $ .01
  Pro forma combined.....................       $  .06         $(2.12)  $(1.59)  $ .89
  Pro forma equivalent...................       $  .02         $ (.92)  $ (.69)  $ .39

                                                              DECEMBER 31,
                                                                  1998
                                                              -------------
Book value per common share:
  Historical Mesa Air.......................................     $ 4.36
  Historical CCAIR..........................................     $(1.23)
  Pro forma combined........................................     $ 3.43
  Pro forma equivalent......................................     $ 1.49

                                  RISK FACTORS

The following factors should be considered carefully by the CCAIR stockholders in evaluating whether to adopt the merger agreement and approve the merger and by the Mesa Air shareholders in evaluating whether to approve the issuance of Mesa Air common stock in the merger and the other Mesa Air proposals being presented at the Mesa Air special meeting. These factors should be considered together with any additional risk factors in documents incorporated by reference in this joint proxy statement/prospectus and any other information included or incorporated by reference in this joint proxy statement/prospectus, including forward-looking statements made in this joint proxy statement/prospectus. For a description of the documents incorporated by reference see "Where You Can Find More Information" at page 2.

                          RISKS RELATING TO THE MERGER

IF OUR STOCK PRICE FLUCTUATES DOWNWARD DUE TO GENERAL MARKET VOLATILITY, THE VALUE OF YOUR MESA AIR SHARES WILL DECREASE

As a result of the merger, each outstanding share of CCAIR common stock will be converted into the right to receive between .435 and .6214 of a share of Mesa Air common stock. The stock market has experienced significant price and volume fluctuations that have affected the market prices of equity securities of companies in the airline industry and that often have been unrelated to the operating performance of such companies. In recent years, and particularly in recent months, the stock market has experienced extreme price and volume fluctuations. The broad market fluctuations may adversely affect the market price of Mesa Air common stock. The value of Mesa Air common stock at the time of the CCAIR special meeting, the date of completion of the merger, the date that CCAIR stockholders receive shares of Mesa Air common stock, the date that stockholders eventually sell Mesa Air shares or at any other time, may be significantly different than the price of Mesa Air common stock today. The fact that the minimum exchange ratio is .435 and the maximum exchange ratio is .6214, regardless of the market price of Mesa Air common stock, at closing, means that there is no guarantee as to the value of the consideration to be received by CCAIR stockholders in the merger. See "Comparative Market Price Data and Dividend Data on page 10 for a table showing the recent volatility of the market price of Mesa Air common stock. CCAIR stockholders should obtain recent market quotations for Mesa Air common stock and CCAIR common stock and understand the exchange ratio being offered in the merger.

IF CCAIR PERSONNEL LEAVE FOLLOWING THE MERGER AND ARE NOT SUCCESSFULLY OR TIMELY REPLACED, THE REVENUE OF THE COMBINED COMPANIES COULD DECREASE

After the merger, Mesa Air intends to operate CCAIR as a separate subsidiary, with the exception of the integration of certain redundant management and administrative functions. Except for the assumption of existing employment agreements and stock options, Mesa Air has not offered any incentives to CCAIR executive officers or management personnel to remain with CCAIR following the merger. However, in order to avoid the departure of key CCAIR employees, CCAIR intends to enter into agreements to pay bonuses in the aggregate amount of $200,000 to such key employees, provided such employees remain employed until July 31, 1999. Should key CCAIR personnel leave CCAIR because of the merger, such departures could result in the diversion of the attention of Mesa Air's management from the affairs of Mesa Air until such time as suitable replacements are found. Such difficulties in the transition process could have a material adverse impact on the combined companies. If Mesa Air is not able to successfully replace any departing executive officers or management personnel, the operations of CCAIR may be adversely affected and Mesa Air's expectations for its future results of operations may not be met.

               RISKS RELATING TO MESA AIR'S AND CCAIR'S BUSINESS

IF ANY OF OUR CODE-SHARING PARTNERS CANCEL THEIR AGREEMENTS WITH US, OUR REVENUE WOULD DECLINE SIGNIFICANTLY

The cancellation of any of Mesa Air's or CCAIR's code-sharing agreements would have a material adverse effect on the combined company's business, financial condition and results of operations. Mesa Air has entered into code-sharing agreements with America West and US Airways. CCAIR also has entered into a code-sharing agreement with US Airways. In fiscal 1998, Mesa Air derived approximately 23% and 70% of its consolidated revenues from the America West and US Airways agreements, respectively. In fiscal 1998, CCAIR derived approximately 100% of its revenues from its code-share agreements. These agreements allow use of the code-sharing partners' reservation system and flight designator code to identify flights and fares in the computer reservation system, permit use of the logo, service marks, exterior aircraft paint schemes and uniforms similar to the code-sharing partners', and provide coordinated and joint advertising. These agreements can be canceled by either party, provided the requisite notice provisions are met. Although no notice has been given to date that any party intends to cancel these contracts, there can be no assurance that they will not serve notice at a later date of their intention to cancel, forcing either Mesa Air or CCAIR to stop selling those routes with the major airline partners' code and potentially reducing traffic and revenue.

IF OUR CODE-SHARING PARTNERS OR OTHER US AIRWAYS EXPRESS CARRIERS EXPERIENCE EVENTS THAT NEGATIVELY IMPACT THEIR OPERATIONS, OUR OPERATIONS ALSO MAY BE NEGATIVELY IMPACTED

Any events having a long-term effect on the use of America West or US Airways by airline travelers, such as strikes or airline tragedies, would likely have a material adverse effect on the combined companies' business, financial condition and results of operations. In addition, any negative events that occur to other US Airways Express carriers and that affect public perception of such carriers generally could have a material adverse effect on the combined companies' business, financial condition and results of operations.

IF WE INCUR PROBLEMS WITH ANY OF OUR THIRD PARTY SERVICE PROVIDERS, OUR OPERATIONS COULD BE ADVERSELY AFFECTED BY A RESULTING DECLINE IN REVENUE OR NEGATIVE PUBLIC PERCEPTION ABOUT OUR SERVICES

Mesa Air's and CCAIR's reliance upon others to provide essential services on behalf of their respective operations may result in the relative inability to control the efficiency and timeliness of contract services. Mesa Air and CCAIR have each entered into agreements with contractors to provide various facilities and services required for its operations, including aircraft maintenance, ground facilities, baggage handling and personnel training. It is likely that similar agreements will be entered into in any new markets these companies decide to serve. All of these agreements are subject to termination after notice. Any material problems with the efficiency and timeliness of contract services could have a material adverse effect on the combined companies' business, financial condition and results of operations.

IF RECENT CHANGES IN OPERATIONS AND MANAGEMENT ARE UNSUCCESSFUL, WE MAY INCUR LOSSES IN THE FUTURE

Since 1997, Mesa Air has made a number of changes in its management and operations in an effort to improve its results of operations, including the following:

- Appointment of a new Chief Executive Officer.

- Election of six new members to its board of directors.

- Moving its corporate headquarters from Albuquerque to Phoenix.

No assurance can be given that any one or more of these changes will not adversely affect Mesa Air's business, financial condition or results of operations.

IF COMPETITION IN THE AIRLINE INDUSTRY INCREASES, WE MAY EXPERIENCE A DECLINE IN REVENUE

Increased competition in the airline industry as well as competitive pressure on the companies' code-sharing partners or in Mesa Air's and/or CCAIR's markets could have a material adverse effect on the combined components' business, financial condition and results of operation. The airline industry is highly competitive. The earnings of many of the airlines have historically been volatile. From 1990 to 1994, the airline industry experienced significant losses due to high fuel costs, general economic conditions, intense price competition and other factors. Airlines compete on the basis of pricing, scheduling, including frequency and flight times, on-time performance, frequent flyer programs and other services. The airline industry is susceptible to price discounting, which involves the offering of discount or promotional fares to passengers. Any such fares offered by one airline are normally matched by competing airlines, which may result in lower revenue per passenger, i.e., lower yields, without a corresponding increase in traffic levels. Also, in recent years several new carriers have entered the industry, typically with low cost structures. In some cases, new entrants have initiated or triggered price discounting. The entry of additional new carriers in any of Mesa Air's or CCAIR's markets, as well as increased competition from or the introduction of new services by established carriers, could negatively impact the combined companies financial condition and results of operations.

Mesa Air's reliance on its code-share agreements with its major airline partners for the majority of its revenue means that the combined companies must rely on the ability of both US Airways and America West to adequately promote their respective services and to maintain their respective market share. Competitive pressures by low-fare carriers and price discounting among major airlines could have a material adverse effect on US Airways and America West and therefore adversely affect the combined companies' business, financial condition and results of operations. In addition, Mesa Air is the exclusive America West Express operator. However, there are several airlines that operate as US Airways Express. To the extent that Mesa Air cannot provide safe, reliable and competitive service as US Airways Express, US Airways could assign Mesa Air routes to other US Airways Express carriers.

Most of Mesa Air's and CCAIR's markets are highly competitive and are served by larger carriers with substantially greater financial resources than Mesa Air. At its hubs, Mesa Air's and CCAIR's principal competitors are other regional code-sharing partners or established affiliates of the other major airlines, such as Delta Express, United Express, other US Airways Express carriers and American Eagle. A number of Mesa Air's and

CCAIR's larger competitors have proprietary reservation systems providing them with a competitive advantage.

The result of operations in the air travel business historically fluctuate in response to general economic conditions. The airline industry is sensitive to changes in economic conditions that affect business and leisure travel and is highly susceptible to unforeseen events, such as political instability, regional hostilities, recession, fuel price increases, inflation, adverse weather conditions or other adverse occurrences that result in a decline in air travel. Any event that results in decreased travel or increased competition among airlines could have a material adverse effect on the combined companies' business, financial condition and results of operations.

WE MAY INCUR DIFFICULTIES MEETING FUTURE CAPITAL REQUIREMENTS IF WE ARE REQUIRED TO FINANCE OUR OPERATIONS BY INCURRING ADDITIONAL INDEBTEDNESS

At September 30, 1998, Mesa Air had $234.4 million of long-term indebtedness secured by aircraft and capital leases, including current maturities. Mesa Air does not have available significant assets which it could borrow against and thus may be less able than many of its competitors to withstand adverse industry conditions or a prolonged economic recession. In addition, at September 30, 1998, Mesa Air had firm commitments for a total of 16 aircraft for delivery between September 30, 1998 and the first fiscal quarter of 2000. The aircraft manufacturer, Bombardier Regional Aircraft Division, is providing interim financing and has agreed to provide back-up financing at agreed upon rates if Mesa Air is not successful in obtaining permanent financing. The interest rate, but not the commitment, is subject to there being no material adverse change in Mesa Air's creditworthiness.

IF OUR OPERATING COSTS INCREASE AS OUR AIRCRAFT FLEET AGES AND WE ARE UNABLE TO PASS ALONG SUCH COSTS, OUR EARNINGS WILL DECREASE

As Mesa Air's and CCAIR's fleet of aircraft age, the cost of maintaining such aircraft, if not replaced, will likely increase. There can be no assurance that costs of maintenance, including costs to comply with aging aircraft requirements, will not materially increase in the future. Any material increase in such costs could have a material adverse effect on the business, financial condition and results of operations of the combined companies. Because many aircraft components are required to be replaced after specified numbers of flight hours or take-off and landing cycles and because new aviation technology may be required to be retrofitted, in general, the cost to maintain aging aircraft will exceed the cost to maintain newer aircraft. Mesa Air and CCAIR believe that the cost to maintain its aircraft in the long-term will be consistent with industry experience for these aircraft types and ages used by comparable airlines. Amendments to FAA regulations are under consideration which would require certain heavy maintenance checks and other additional maintenance requirements for aircraft operating beyond certain operational limits. While the proposed amendments do not currently affect Mesa Air's and CCAIR's fleets, they may be amended in the future to include aircraft operated by them. In addition, both Mesa Air and CCAIR will be required to comply with any other future regulations or Airworthiness Directives issued with respect to aging aircraft applicable to the aircraft types operated by them.

Mesa Air and CCAIR believe that their aircraft are mechanically reliable based on the percentage of scheduled flights completed. However, there can be no assurance that such aircraft will continue to be sufficiently reliable over longer periods of time. Furthermore, any public perception that Mesa Air's and CCAIR's aircraft are less than completely reliable could have a material adverse effect on the business, financial condition and results of operations of the combined companies.

IF WE EXPERIENCE A LACK OF LABOR AVAILABILITY OR STRIKES, IT COULD RESULT IN A DECREASE IN REVENUES DUE TO THE CANCELLATION OF FLIGHTS

The operation of Mesa Air and CCAIR is significantly dependent on the availability of qualified employees, including, specifically, flight crews, mechanics and avionics specialists. Historically, regional airlines have experienced high pilot turnover from time to time as a result of major air carriers hiring experienced commercial pilots away from regional carriers. Further, the addition of aircraft, especially new aircraft types, can result in pilots upgrading between aircraft types and becoming unavailable for duty during the required extensive training periods. There can be no assurance that the combined companies will be able to maintain an adequate supply of qualified personnel or that labor expenses will not increase as a result of a shortage in supply of such workers.

At December 31, 1998, Mesa Air and CCAIR had approximately 3,145 employees, a significant number of whom are members of various labor unions, including the Air Line Pilots Association, the Association of Flight Attendants and the International Association of Machinists. The companies are parties to a number of different collective bargaining agreements which expire at various dates within the next five years. The inability to negotiate acceptable contracts with existing unions as agreements expire or with new unions could result in work stoppages by the affected workers, lost revenues resulting from the cancellation of flights and increased operating costs as a result of higher wages or benefits paid to union members. The combined companies cannot predict which, if any, other employee groups may seek union representation or the outcome or the terms of any future collective bargaining agreement and therefore the effect, if any, on the financial condition and results of operations of the post-merger company. If negotiations with unions over collective bargaining agreements prove to be unsuccessful, following specified "cooling off " periods, the unions may initiate a work action, including a strike, which could have a material adverse effect on the business, financial condition and results of operations of the combined company.

IF AIRCRAFT FUEL COSTS WERE TO SUBSTANTIALLY INCREASE, IT WOULD RESULT IN A DECREASE IN EARNINGS

Aircraft fuel costs constitute approximately eleven percent of Mesa Air's total operating expenses during the fiscal year ended September 30, 1998, and approximately seven and one-half percent of CCAIR's total operating expenses during CCAIR's fiscal year ended December 31, 1998. Accordingly, a substantial increase in the price of jet fuel or the lack of adequate fuel supplies in the future would have an adverse effect on the combined companies' financial condition and results of operations. In addition, CCAIR pays service fees in some of its markets where neither CCAIR nor US Airways operates the station. These fees significantly increase the cost of fuel in the aircraft and there may not be any other source of supply. Any increase in these service fees would also have an adverse effect on the combined companies' financial condition and results of operations.

Mesa Air and CCAIR purchase their fuel from petroleum refiners and suppliers on standard trade terms under master agreements. Standard industry contracts do not generally provide protection against fuel price increases, nor do they ensure availability of supply. Although both companies are currently able to obtain adequate supplies of jet fuel, future supplies and price trends may change as a result of political developments in relevant countries, regional production patterns, environmental concerns and other unpredictable events.

IF WE ARE UNABLE TO PASS ALONG INCREASED AVIATION TAXES, IT WOULD RESULT IN A DECREASE IN EARNINGS

On August 5, 1997 President Clinton signed into law new aviation ticket taxes to be imposed through September 30, 2007. As a result of competitive pressures, Mesa Air, CCAIR and other airlines may be limited in their ability to pass on the cost of these taxes to passengers through increases. The inability of the combined companies to pass along these costs may result in decreased revenues.

IF ADDITIONAL SECURITY AND SAFETY MEASURES REGULATIONS ARE ADOPTED, WE MAY INCUR INCREASED OPERATING COSTS AND A DECREASE IN EARNINGS

Congress recently adopted increased safety and security measures designed to increase airline passenger security and protect against terrorist acts. Such measures have resulted in additional operating costs to the airline industry. The Aviation Safety Commission's report recommends the adoption of further measures aimed at improving the safety and security of air travel. Mesa Air cannot forecast what additional security and safety requirements may be imposed on its combined operations in the future or the costs or revenue impact that would be associated with complying with such requirements, although such costs and revenue impact could be significant.

IF NEW AIRLINE REGULATIONS ARE PASSED OR ARE IMPOSED UPON OUR OPERATIONS, WE MAY INCUR INCREASED OPERATING COSTS AND A DECREASE IN EARNINGS

Laws and regulations, such as those described below, have been proposed from time to time that could significantly increase the cost of Mesa Air's operations by imposing additional requirements or restrictions on its operations. Mesa Air cannot predict what laws and regulations will be adopted or what changes to air transportation agreements will be effected, if any, or how they will affect Mesa Air, and there can be no assurance that laws or regulations currently proposed or enacted in the future will not increase Mesa Air's operating expenses and therefore adversely affect Mesa Air's financial condition and results of operations.

As interstate air carriers, Mesa Air and CCAIR are subject to the economic jurisdiction, regulation and continuing air carrier fitness requirements of the Department of Transportation, which include required levels of financial, managerial and regulatory fitness. The DOT is authorized to establish consumer protection regulations to prevent unfair methods of competition and deceptive practices, to prohibit certain pricing practices, to inspect a carrier's books, properties and records, to mandate conditions of carriage and to suspend an air carriers fitness to operate. The DOT also has the power to bring proceedings for the enforcement of air carrier economic regulations, including the assessment of civil penalties, and to seek criminal sanctions.

Mesa Air and CCAIR are also subject to the jurisdiction of the Federal Aviation Administration with respect to its aircraft maintenance and operations, including equipment, ground facilities, dispatch, communication, training, weather observation, flight personnel and other matters affecting air safety. To ensure compliance with its regulations, the FAA requires airlines to obtain an operating certificate, which is subject to suspension or revocation for cause, and provides for regular inspections.

As a result of a special review by the FAA of Mesa Air's operations, and other factors, a Consent Order was signed with the FAA in September 1996, assessing a compromise civil penalty of $500,000. Mesa Air paid $250,000 of the compromise amount, and the remaining $250,000 was waived after Mesa Air complied with provisions of the Consent Order by September 30, 1997. Mesa Air agreed to adopt operational standards that exceed the requirements of the Federal Aviation Regulations and consolidate control of operational areas, including maintenance, flight operation and training, under one central management team.

Effective in March 1997, the FAA required regional airlines with aircraft of 10 or more passenger seats to transition from operations pursuant to FAR Part 135 regulations to FAR Part 121 regulations. Mesa Air, one of the largest regional airlines operating under FAR Part 135 regulations, completed the transition to
Part 121 on the FAA's deadline. These requirements have resulted in increases in Mesa Air's costs, affecting Mesa Air's ability to profitably serve various markets. Such increased costs are primarily related to additional training, dispatch and maintenance procedures. Efforts are being made to minimize the cost of these new operating procedures while fully complying with FAR Part 121 operating requirements.

OUR OPERATIONS MAY BE ADVERSELY AFFECTED BY PROBLEMS ASSOCIATED WITH THE YEAR 2000 ISSUE

Many currently installed computer systems, imbedded microchips and software products are coded to accept two digits entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. Any programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in the computer shutting down or performing incorrect computations. As a result, in less than eight months, computer systems and software used by many companies will need to be upgraded to comply with such "Year 2000" requirements. Some of Mesa Air's systems, including information and computer systems and automated equipment, will be affected by the Year 2000 issue.

Mesa Air has begun to compile a comprehensive inventory of its core business applications to determine the adequacy of these systems to meet future business requirements. Mesa's evaluation of its state of readiness is approximately 50% complete, with completion of the evaluation scheduled for late March 1999. After this evaluation is complete, testing and system upgrades will begin. To date, Mesa Air's Year 2000 remediation efforts have focused on its core business computer applications, such as those systems that Mesa is dependent upon for the conduct of day-to-day business operations. Year 2000 readiness is only one of many factors considered in this assessment. Out of this effort, a number of systems have already been identified for upgrade or replacement. In no case has a system been replaced or contemplated to be replaced solely because of Year 2000 issues, although in some cases the timing of system replacements is being accelerated. Accordingly, Mesa Air does not believe the costs of these system replacements are specifically Year 2000 related. Additionally, while Mesa Air may have incurred an opportunity cost for addressing the Year 2000 issue, it does not believe that any specific information technology projects have been deferred as a result of its Year 2000 efforts.

Mesa Air's reservation systems are tied to its code-sharing partners, US Airways and America West. Mesa Air representatives have met with the reservation system providers and are engaged in on-going discussions regarding their Year 2000 progress. Mesa Air has installed an upgraded version of its current accounting system which is represented by the vendor to be Year 2000 compliant but has not yet been tested. A new flight operations software package which will handle crew scheduling and dispatch is currently being installed to replace an in-house system and is expected to be Year 2000 compliant after implementation of a vendor supplied upgrade. Mesa Air has had extensive discussions with the manufacturers of its various aircraft to discuss Year 2000 issues and identify the required avionics and flight systems upgrades which will be implemented during 1999. The aircraft manufacturers are also required to report the Year 2000 status of their aircraft to the FAA. Mesa currently has two employees devoted full-time to Year 2000 issues -- one in Information Technology and one in Mesa Air's Maintenance department. Projects are currently underway to evaluate the remaining systems, including tracking of maintenance parts, revenue accounting and payroll, and replace them if needed, with implementations and testing scheduled for the remainder of calendar year 1999. As with systems that have already been replaced, Mesa Air does not believe the costs of these replacements are specifically Year 2000 related, but were part of a larger system upgrade. As of March 1, 1999, Mesa Air has spent approximately $1 million on all of these upgrades, and anticipates another $1 million in expenditures to complete its system upgrade, both for those related to Year 2000 issues and those accelerated because of Year 2000 concerns. Mesa Air expects to incur costs to replace or repair some of its systems, but it has not at this time quantified the amount of these costs.

Mesa Air is currently assessing other potential Year 2000 issues, including non-information technology systems. A broad-based Year 2000 task force is being formed by Mesa Air and will begin meeting to identify areas of concern and develop action plans. Mesa Air has also been meeting with similar task forces at America West, US Airways and SABRE. Also as part of the task force effort, Mesa Air's relationships with vendors, contractors, financial institutions and other third parties will be examined to determine the status of the Year 2000 issue efforts on the part of the other parties to material relationships. The Year 2000 task force will include both internal and company-external representation.

Mesa Air expects to incur Year 2000-specific costs in the future but does not at present anticipate that these costs will be material. Mesa Air believes that the most reasonably likely worst-case scenario for the Year 2000 issue would be that Mesa Air or the third parties with whom it has relationships would cease or not successfully complete their Year 2000 remediation efforts. If this were to occur, Mesa Air would encounter disruptions to its business that could have a material adverse effect on its business, financial position and results of operations. Mesa Air could be materially impacted by widespread economic or financial market disruption or by Year 2000 computer system failures. Mesa Air is in the process of assessing the state of readiness of its business partners. If some of its business partners are not compliant and have wide-spread system failures, it could adversely affect Mesa Air's business resulting in the loss of revenue due to flight cancellations and incremental expenses to address such problems.

The failure of Mesa Air's code-sharing partners to fully upgrade their reservations systems and the failure of SABRE to fully upgrade its system could result in the inability of Mesa Air to collect revenue for passengers who have flown on Mesa Air, and, as a result, could materially adversely affect Mesa Air's cash flow.

Mesa Air has not at this time established a formal Year 2000 contingency plan but will consider and, if necessary, address doing so as part of its Year 2000 task force activities. Mesa Air maintains and deploys contingency plans designed to address various other potential business interruptions. These plans may be applicable to address the interruption of support provided by third parties resulting from their failure to be Year 2000 ready. All of Mesa Air's critical systems have manual back-up procedures that already exist, with the exception of the avionics systems in Mesa Air's aircraft.

Mesa Air has relationships with certain governmental entities such as the FAA upon which it is dependent to operate its aircraft. The FAA has represented on its web page that it's systems are Year 2000 compliant. If, however, systems at the FAA fail, Mesa Air's aircraft will not be able to operate, or will operate at a substantially reduced level. If this were to occur, Mesa Air approximates that it would lose substantially all the revenue associated with these non-operated flights.

There has been some discussion in the media about the difficulty that could be associated with air travel as the Year 2000 begins. Mesa Air has only recently begun taking reservations for travel in early 2000. As of March 1, 1999, there has been no appreciable decrease in the level of advanced bookings for January 1, 2000. Mesa Air anticipates that the effect on bookings for this date will be further reduced by the fact that the number of passengers traveling on January 1 is traditionally very low, and that in the Year 2000 such date falls on a Saturday, which is also traditionally not a day for significant amounts of travel.

Mesa Air has had discussions with CCAIR as to their state of readiness for the Year 2000 issue. These discussions are still in an early evaluation stage, and no representation can yet be made as to CCAIR's risk with respect to Year 2000 system failures. Mesa Air anticipates that if CCAIR experiences software problems which cause the airline to cease operations, the effect may be material to the combined companies.

For each day that Mesa is unable to operate flights as a result of Year 2000 failures, Mesa anticipates a loss of revenue of approximately $1 million and net loss of approximately $500,000 per day.

IF WE BECOME INVOLVED IN ANY MATERIAL LITIGATION OR ANY EXISTING LITIGATION IS CONCLUDED IN A MANNER ADVERSE TO THE COMPANIES, OUR EARNINGS MAY DECLINE

Mesa Air and some of its subsidiaries are currently involved in significant litigation with United Airlines regarding the provision of operating agreements previously entered into between the parties. In addition, Mesa Air is from time to time subject to various legal proceedings and claims, either asserted or unasserted. Any such claims, whether with or without merit, could be time-consuming and expensive to defend and could divert management's attention and resources. There can be no assurance regarding the outcome of current or future litigation.

IF THE ECONOMY IN THE SOUTHERN UNITED STATES EXPERIENCES A DOWNTURN, THE OPERATIONS OF CCAIR COULD BE ADVERSELY AFFECTED

Currently, the majority of CCAIR's flights originate and end in the Southern region of the United States. The success of such operations is therefore dependent to some extent on the economy of this region. If the Southern states experience an economic downturn or recession, the financial condition and business prospects of the combined companies could be materially and adversely affected.

THE SALE OF SHARES UNDERLYING OUTSTANDING OPTIONS AND WARRANTS MAY PUT DOWNWARD PRESSURE ON THE TRADING PRICE OF MESA AIR COMMON STOCK

Various events, including the issuance of additional shares of Mesa Air common stock upon the exercise of currently outstanding options of Mesa Air and currently outstanding options and warrants of CCAIR to be assumed by Mesa Air in the merger, could result in substantial dilution of Mesa Air common stock. As of September 30, 1998, Mesa Air had outstanding options to purchase an aggregate of 4,309,150 shares of Mesa Air common stock. As of March 31, 1999, CCAIR had outstanding options to purchase an aggregate of 1,014,907 shares of CCAIR common stock, and warrants to purchase an aggregate of 451,217 shares of CCAIR common stock, all of which will become options and warrants to purchase Mesa Air common stock in the merger, subject to adjustment for the actual exchange ratio. For the respective terms of the Mesa Air options and warrants, the holders thereof are given an opportunity to profit from a rise in the market price of Mesa Air common stock with a resulting dilution in the interests of the other shareholders. Further, the terms on which Mesa Air may obtain additional financing during that period may be adversely affected by the existence of such options.

RISK THAT FORWARD LOOKING STATEMENTS MAY NOT COME TRUE

This joint proxy statement/prospectus contains statements, including statements regarding the combined operations of Mesa Air and CCAIR, which we believe are forward-looking statements within the meaning of the Safe Harbor Provisions of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or the future financial performance of Mesa Air and CCAIR. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. These statements only reflect management's expectations and estimates. Actual events or results may differ materially. In evaluating those statements, you should specifically consider various factors, including the risks outlined beginning on page 14 under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statements. We are not undertaking and we expressly disavow any obligations to update any forward-looking statements contained in this joint proxy statement/prospectus.

                           THE SHAREHOLDERS' MEETINGS

                          THE MESA AIR SPECIAL MEETING

PURPOSE OF THE MESA AIR MEETING

At the special meeting of the Mesa Air shareholders to be held at the Doubletree Suites, 320 North 44th Street, Phoenix, Arizona on June 8, 1999 at 10:00 a.m., local time, and at any adjournment or postponement of that meeting, holders of Mesa Air common stock will consider and vote upon a proposal to approve the issuance of Mesa Air common stock in exchange for shares of CCAIR common stock in connection with the merger of Mesa Merger Corporation, a wholly owned subsidiary of Mesa Air, into CCAIR, pursuant to the merger agreement, dated as of January 28, 1999, among Mesa Air, Mesa Merger Corporation and CCAIR. An aggregate of approximately 5,571,283 shares of Mesa Air common stock will be issued in the merger. Mesa Air shareholders also are being asked to consider and vote upon the following proposals:

- the election of nine directors to serve until the next annual meeting of shareholders of Mesa Air;

- a proposal to ratify the appointment by the board of directors of Mesa Air of KPMG LLP to act as independent auditors of Mesa Air for the fiscal year ending September 30, 1999;

- a shareholder proposal to hire an investment banker to sell Mesa Air; and

- a shareholder proposal to adopt cumulative voting.

Along with each copy of this joint proxy statement/prospectus mailed to holders of Mesa Air common stock, we are sending a form of proxy for use at the Mesa Air meeting. Mesa Air is also sending this joint proxy statement/prospectus to holders of CCAIR common stock as a prospectus in connection with the issuance of shares of Mesa Air common stock in exchange for CCAIR common stock in the merger.

THE MESA AIR BOARD HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED IN THE MERGER AGREEMENT, INCLUDING THE ISSUANCE OF MESA AIR COMMON STOCK IN EXCHANGE FOR CCAIR COMMON STOCK IN THE MERGER, AND RECOMMENDS A VOTE FOR APPROVAL OF THE ISSUANCE OF MESA AIR COMMON STOCK IN EXCHANGE FOR CCAIR COMMON STOCK IN THE MERGER.

RECORD DATE; VOTING RIGHTS; PROXIES

Mesa Air has fixed the close of business on May 5, 1999 as the record date for determining holders entitled to notice of and to vote at the Mesa Air meeting. Only holders of Mesa Air common stock who are holders at the close of business on the Mesa Air record date will be entitled to notice of and to vote at the Mesa Air meeting.

As of May 5, 1999, there were 28,369,419 shares of Mesa Air common stock issued and outstanding, each of which entitles the holder thereof to one vote. Shares of Mesa Air common stock held in the treasury of Mesa Air or any of its subsidiaries do not have voting rights.

All shares of Mesa Air common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. If your shares are represented by more than one properly executed proxy, the proxy bearing the most recent date will be voted at the Mesa Air meeting. IF YOUR PROXY CARD DOES NOT SHOW HOW YOU WANT TO VOTE, YOUR SHARES OF MESA AIR COMMON STOCK WILL BE VOTED FOR APPROVAL OF THE ISSUANCE OF MESA AIR COMMON STOCK IN THE MERGER, THE ELECTION OF THE NINE DIRECTOR NOMINEES AND THE APPOINTMENT OF KPMG LLP AS MESA AIR'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1999. SUCH PROXY CARDS WILL BE VOTED AGAINST THE TWO SHAREHOLDER PROPOSALS.

If you give the proxy we are soliciting, you may revoke it at any time before it is exercised by giving written notice to Mesa Air Group, Inc., 410 North 44th Street, Suite 700, Phoenix, Arizona; Attention: Corporate Secretary (Facsimile No. (602)685-4352), by signing and returning a later-dated proxy or by voting in person at the Mesa Air meeting. You should note that just attending the Mesa Air meeting without voting in person will not revoke an otherwise valid proxy.

Inspectors of election appointed for the meeting will tabulate votes cast by proxy or in person at the Mesa Air meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to some shares to vote on a particular matter, those shares will be considered as present but not entitled to vote with respect to that matter.

SOLICITATION OF PROXIES

Mesa Air will bear its own cost of solicitation of proxies, except that Mesa Air and CCAIR have agreed to share equally all printing, mailing and delivery expenses in connection with this joint proxy statement/prospectus. In addition to solicitation by mail, directors, officers and employees of Mesa Air may solicit proxies personally or by telephone, facsimile transmission or otherwise. Such directors, officers and employees will not be additionally compensated for their solicitation efforts but may be reimbursed for out-of-pocket expenses incurred in connection with these efforts. Mesa Air will reimburse brokerage houses, fiduciaries, nominees and others for their out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners of stock held in their names. In addition, Mesa Air has engaged Georgeson & Company Inc. to act as its proxy solicitor and has agreed to pay it $10,000 plus expenses for such services.

QUORUM AND REQUIRED VOTE

Under applicable rules of the Nasdaq National Market, a majority of the votes cast by the shareholders entitled to vote at the Mesa Air meeting must vote for approval of the issuance of Mesa Air common stock in the merger for it to be approved. For any such vote to be valid, a quorum must be present at the Mesa Air meeting. To have a quorum at the Mesa Air meeting, we must have the holders of a majority of the issued and outstanding shares of Mesa Air common stock entitled to vote present, either in person or by properly executed proxy. Shares of Mesa Air common stock that are marked "abstain" will be counted as shares present for the purpose of determining the presence of a quorum. If fewer shares of Mesa Air common stock are present, in person or by proxy, than necessary to constitute a quorum, we expect to adjourn or postpone the Mesa Air meeting to allow additional time for obtaining additional proxies or votes. At any subsequent reconvening of the Mesa Air meeting, all proxies obtained before such adjournment or postponement will be voted in the manner such proxies would have been voted at the original convening of the Mesa Air meeting, except for any proxies which have been effectively revoked or withdrawn, even if they were voted on the same or any other matter at a previous convening of the Mesa Air meeting.

As of May 5, 1999, directors and executive officers of Mesa Air and their respective affiliates beneficially owned an aggregate of 981,522 shares of Mesa Air common stock, representing approximately 3.5% of the shares of Mesa Air common stock entitled to vote on that date. The directors and executive officers of Mesa Air have indicated their intention to vote their shares of Mesa Air common stock in favor of the issuance of Mesa Air common stock in the merger.

Brokers who hold shares in nominee or "street name" for the beneficial owners of such shares are prohibited from giving a proxy to vote the shares for the stock issuance proposal and the shareholder proposal to adopt cumulative voting without specific instructions from the beneficial owner. Shares represented by proxies returned by a broker holding such shares in "street name" will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in matters where discretionary voting by the broker is not allowed.

Because approval of the stock issuance proposal requires the affirmative vote of a majority of the votes cast on such matter, abstentions or failure to instruct your broker if your shares are held in "street name" will have no effect in determining whether the issuance of Mesa Air common stock in the merger will be approved, although they will count toward determining whether a quorum is present.

THE ISSUANCE OF MESA AIR COMMON STOCK IN THE MERGER IS OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF MESA AIR. THEREFORE, IF YOU ARE A MESA AIR SHAREHOLDER, WE URGE YOU TO READ AND CONSIDER CAREFULLY THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS. WE ALSO URGE YOU TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

                           THE CCAIR SPECIAL MEETING

PURPOSE OF THE CCAIR MEETING

At the special meeting of the stockholders of CCAIR to be held at the Doubletree Suites, 320 North 44th Street, Phoenix, Arizona on June 8, 1999 at 10:00 a.m., local time, and at any adjournments or postponements of that meeting, holders of CCAIR common stock will consider and vote upon a proposal to approve and adopt the merger agreement and such other matters as may properly come before the CCAIR meeting.

Along with each copy of this joint proxy statement/prospectus mailed to holders of CCAIR common stock, we are sending a form of proxy for use at the CCAIR meeting. Mesa Air is also sending this joint proxy statement/prospectus to holders of CCAIR common stock as a prospectus in connection with the issuance of shares of Mesa Air common stock in exchange for CCAIR common stock in the merger.

THE CCAIR BOARD HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED IN THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE; VOTING RIGHTS; PROXIES

The CCAIR board has fixed the close of business on April 12, 1999 as the record date for determining holders entitled to notice of and to vote at the CCAIR meeting. Only holders of CCAIR common stock who are holders at the close of business on the CCAIR record date will be entitled to notice of and to vote at the CCAIR meeting.

As of April 12, 1999, there were 8,965,695 shares of CCAIR common stock issued and outstanding and entitled to vote at the CCAIR meeting, each of which entitles the holder thereof to one vote. Shares of CCAIR common stock held in the treasury of CCAIR or any of its subsidiaries do not have voting rights.

All shares of CCAIR common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. If your shares are represented by more than one properly executed proxy, the proxy bearing the most recent date will be voted at the CCAIR meeting. IF YOUR PROXY CARD DOES NOT SHOW HOW YOU WANT TO VOTE, YOUR SHARES OF CCAIR COMMON STOCK WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

If you give the proxy we are soliciting, you may revoke it at any time before it is exercised by giving written notice to CCAIR, Inc., 4700 Yorkmont Road, 2nd Floor, Charlotte, North Carolina 28208; Attention: Corporate Secretary (Facsimile No. (704) 359-0351), by signing and returning a later-dated proxy or by voting in person at the CCAIR meeting. You should note that just attending the CCAIR meeting without voting in person will not revoke an otherwise valid proxy.

Inspectors of election appointed for the meeting will tabulate votes cast by proxy or in person at the CCAIR meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to some shares to vote on a particular matter, those shares will be considered as present but not entitled to vote with respect to that matter.

SOLICITATION OF PROXIES

CCAIR will bear its own cost of solicitation of proxies, except that CCAIR and Mesa Air have agreed to share equally all printing, mailing and delivery expenses in connection with this joint proxy statement/prospectus. In addition to solicitation by mail, directors, officers and employees of CCAIR may solicit proxies personally or by telephone, facsimile transmission or otherwise. Such directors, officers and employees will not be additionally compensated for such solicitation efforts but may be reimbursed for out-of-pocket expenses incurred in connection with these efforts. CCAIR will reimburse brokerage houses, fiduciaries, nominees and others for their out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners of stock held in their names. In addition, CCAIR has engaged Corporate Investor Communications, Inc. to act as its proxy solicitor and has agreed to pay it $10,000 plus expenses for such services.

CCAIR SHAREHOLDERS SHOULD NOT SEND CCAIR COMMON STOCK CERTIFICATES WITH THEIR PROXY CARDS.

QUORUM AND REQUIRED VOTE

Under Delaware law, a majority of the outstanding shares of CCAIR common stock entitled to vote at the CCAIR meeting must vote for approval and adoption of the merger agreement for it to be approved and adopted. For any such vote to be valid, a quorum must be present at the CCAIR meeting. Shares of CCAIR common stock that are marked

"abstain" will be counted as shares present for the purposes of determining the presence of a quorum. If fewer shares of CCAIR common stock are present, in person or by proxy, than necessary to constitute a quorum, we expect to adjourn or postpone the CCAIR meeting to allow additional time for obtaining additional proxies or votes. At any subsequent reconvening of the CCAIR meeting, all proxies obtained before such adjournment or postponement will be voted in the manner such proxies would have been voted at the original convening of the CCAIR meeting except for any proxies which have been effectively revoked or withdrawn, even if they were effectively voted on the same or any other matter at a previous meeting.

As of April 12, 1999, directors and executive officers of CCAIR and their respective affiliates beneficially owned an aggregate of 619,167 shares of CCAIR common stock, representing approximately 6.9% of the shares of CCAIR common stock entitled to vote on that date. The directors and executive officers of CCAIR have indicated their intention to vote their shares of CCAIR common stock in favor of approval and adoption of the merger agreement.

A properly executed proxy marked "abstain" will not be voted on the approval and adoption of the merger agreement but will count toward determining whether a quorum is present. Brokers who hold CCAIR common stock in "street name" for the beneficial owners of such shares cannot vote these shares on the approval and adoption of the merger agreement without specific instructions from their customers.

Because approval and adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of CCAIR common stock entitled to vote at the CCAIR meeting, abstentions or, if your shares are held in "street name," your failure to instruct your broker, will have no effect in determining whether the merger agreement will be approved and adopted.

THE MATTERS TO BE CONSIDERED AT THE CCAIR MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF CCAIR. THEREFORE, IF YOU ARE A CCAIR STOCKHOLDER, WE URGE YOU TO READ AND CONSIDER CAREFULLY THE INFORMATION IN THIS JOINT PROXY
STATEMENT/PROSPECTUS. WE ALSO URGE YOU TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

                            BACKGROUND OF THE MERGER

The terms and conditions of the merger were determined through arm's length negotiations between the senior management of Mesa Air and CCAIR, and the respective boards of directors of Mesa Air and CCAIR. In determining the form of the transaction and the form and amount of the consideration, numerous factors were reviewed by the senior managements and boards of directors of Mesa Air and CCAIR. For a complete discussion of these factors see "Recommendations of the Boards of Directors and Reasons for the Merger." The following is a brief discussion of the contacts and negotiations that have occurred between Mesa Air and CCAIR.

As part of the continuing efforts to maximize shareholder value, the Mesa Air board and the CCAIR board have from time to time over the past years separately discussed the advisability of entering into a strategic business relationship or combination with one or more companies in the airline industry. On or about March 8, 1994, representatives of Mesa Air contacted representatives of CCAIR regarding a possible combination of the two companies. The discussions were subsequently terminated by Mesa Air in the Spring of 1995 prior to reaching any agreement. Subsequently, in August 1997 the CCAIR board engaged Barlow Partners, L.P. as CCAIR's exclusive financial advisor with respect to possible business combinations with other regional airlines. The Barlow agreement, which expired by its terms on August 30, 1998, provides for the payment to Barlow of a fee equal to two percent of the aggregate consideration paid in a business combination transaction involving CCAIR, including transactions initiated during the agreement term but later consummated. During the remainder of 1997 and the first eight months of 1998, Barlow made contact with several other regional airlines regarding a possible business combination or strategic alliance. Mesa Air was not among the carriers contacted. None of these contacts led to any substantive discussions and there are no alternative arrangements with any of those parties.

On July 24, 1998, Jonathan G. Ornstein, President and Chief Executive Officer of Mesa Air, apprised the Mesa Air board of the status of the preliminary concept for a strategic business combination with CCAIR and the feasibility of a combination of the two companies. The Mesa Air board authorized management to continue to pursue the possibility of a strategic business combination between the companies.

During the first week of August 1998, Mr. Ornstein first contacted Kenneth W. Gann, President and Chief Executive Officer of CCAIR, to discuss the possibility of a strategic business combination between the two companies. Mr. Ornstein made this contact in light of CCAIR's strong presence as a regional airline in geographic markets not currently served by Mesa Air, as well as Mesa Air's desire to expand into such markets. During this conversation, Messrs. Ornstein and Gann engaged in preliminary discussions regarding the possibility of Mesa Air acquiring CCAIR and exchanged views regarding each company's business, prospects for future growth and the synergies that a merger would bring.

On August 15, 1998, the CCAIR board was apprised of the preliminary discussions between Messrs. Ornstein and Gann and authorized CCAIR management to continue to pursue the possibility of a business combination. On such date, the CCAIR board formed a special board committee for the purpose of evaluating the proposed transaction. The committee is comprised of Mr. Gann, Dean E. Painter, Jr. and Gordon Linkon.

Following the directives of the Mesa Air board to move forward with negotiations, discussions continued between Messrs. Ornstein and Gann regarding the potential price, material terms and structure of the proposed transaction through the remainder of August. During this period, Mesa Air circulated a draft of a letter of intent setting forth the general terms of a merger between Mesa Air and CCAIR. The terms of the letter of intent contemplated a $5.40 per share price to the holders of CCAIR common stock, with the actual exchange ratio containing minimum and maximum thresholds on the number of shares Mesa Air common stock that would have to be issued depending on an increase or decrease in the average per share price of Mesa Air common stock over a specified period of trading days prior to the closing of the merger. These collars were initially set at .568 and .942 should the price of Mesa Air common stock equal or exceed $9.50 or equal or fall below $5.50, respectively. On August 27, 1998, the parties entered into a letter of intent on the terms described above.

Between September 1998 and January 1999, Mesa Air and CCAIR performed due diligence investigations and engaged in further discussions. The due diligence investigations included visits to Charlotte, North Carolina by members of Mesa Air management to meet with members of CCAIR management and CCAIR's legal counsel. These visits occurred during the weeks of November 16, 1998 and December 22, 1998.

During this same period, Mesa Air circulated a draft of the proposed merger agreement for discussion purposes to give CCAIR ample opportunity to review the general scope of the representations, warranties, conditions and covenants that Mesa Air contemplated would be part of any definitive merger agreement in order to facilitate the negotiation of the merger agreement once the potential price, material terms and structure of the proposed transaction has been agreed to.

On December 4, 1998, Mesa Air engaged The Robinson-Humphrey Company, LLC to provide financial advisory services to Mesa Air and to render a fairness opinion with respect to the consideration to be paid by Mesa Air in the proposed merger transaction with CCAIR. Similarly, CCAIR engaged Scott & Stringfellow, Inc. to render a fairness opinion with respect to the consideration to be received by the CCAIR stockholders in the contemplated Merger.

On January 5-7, 1999, Mr. Gann and representatives of CCAIR's legal counsel visited with members of Mesa Air management and Mesa Air's legal counsel in Phoenix, Arizona. During these discussions, Mr. Ornstein advised Mr. Gann of Mesa Air's decision to lower its offer of a per share price of $5.40 to $4.35, together with new collars. The decision to offer the lower price was based on the recent financial performance of CCAIR as well as a decline in the market price of CCAIR's common stock. Subsequently, at a meeting held on January 12, 1999, Mr. Gann advised the special committee of the CCAIR board of the new economic terms of the proposed transaction with Mesa Air. The special committee of the CCAIR board authorized management to continue its negotiations with Mesa Air.

On January 22, 1999, the Mesa Air board met to consider the merger. After reviewing the findings of the management, financial and legal due diligence investigations of CCAIR, discussing with senior management of Mesa Air and legal counsel the benefits and risks associated with the proposed merger, reviewing the terms of the merger agreement with senior management and legal counsel, and reviewing and considering a draft of the fairness opinion of Robinson-Humphrey, the Mesa Air board unanimously determined that the merger was fair to, and in the best interests of, Mesa Air and voted to approve and adopt the merger agreement and the merger and to submit the proposal to issue shares of Mesa Air common stock in the merger to the Mesa Air shareholders for their approval at the Mesa Air annual meeting. Jonathan G. Ornstein and James R. Swigart abstained from voting on this matter as a result of their equity interest in Barlow.

On January 28 and January 29, 1999, the CCAIR board received updates from management and legal counsel as to the status of negotiations and due diligence and the probable valuations of CCAIR.

On January 29, 1999, the CCAIR special committee and board met separately to consider the merger. Upon the recommendation of the CCAIR special committee and after reviewing the findings of the management and legal due diligence investigations of Mesa Air, discussing with senior management of CCAIR and legal counsel the benefits and rights associated with the proposed merger, reviewing the terms of the merger agreement and the preliminary pooling analysis of Arthur Andersen LLP with senior management and legal counsel, and reviewing and considering the preliminary analysis of Scott & Stringfellow, the CCAIR board unanimously determined that, subject to the delivery of the final fairness opinion, the merger was fair to, and in the best interests of, CCAIR and its stockholders and voted to approve and adopt the merger agreement and the merger, with George Murnane, III and Richard Magurno abstaining, and to call a special meeting of the stockholders of CCAIR to consider and vote on the merger. Messrs. Murnane and Magurno abstained from voting on the merger in light of their status as director designees of Barlow. In addition, Mr. Murnane has an equity interest in Barlow.

The definitive merger agreement was executed by the parties as of January 28, 1999.

On March 29, 1999, representatives of Scott & Stringfellow visited with Mesa Air management in Phoenix, Arizona. By March 26, 1999, Scott & Stringfellow received audited financial statements of Mesa Air for its fiscal year ended September 30, 1998 and of CCAIR for its fiscal year ended December 31, 1998. On March 29, 1999, the CCAIR special committee and board met separately to receive information from Scott & Stringfellow developed from its due diligence investigation and analysis of audited financial statements of CCAIR and Mesa Air. Scott & Stringfellow reported on its financial due diligence investigation of Mesa Air and then delivered an oral opinion, as of March 29, 1999 and subject to the assumptions and qualifications described to the CCAIR board, that the consideration expressed in terms of Mesa Air shares was fair to the holders of shares of CCAIR from a financial point of view to such holders. The CCAIR board unanimously determined, subject to the delivery of the final fairness opinion, to continue CCAIR's efforts to consummate the merger, with George Murnane, III and Richard Magurno abstaining.

The Mesa Air and CCAIR boards of directors were aware of the interests in the merger of various directors and executive officers of Mesa Air and CCAIR and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby. For a complete discussion of the interests of Mesa Air and CCAIR officers and directors see "Interests of CCAIR and Mesa Air Executive Officers and Directors in the Merger; Conflicts of Interest."

                   RECOMMENDATIONS OF THE BOARDS OF DIRECTORS
                           AND REASONS FOR THE MERGER

REASONS OF MESA AIR FOR ENGAGING IN THE MERGER; RECOMMENDATION OF THE MESA AIR BOARD

The Mesa Air board believes that the terms of the merger are fair to, and in the best interests of, Mesa Air and its shareholders. Accordingly, the Mesa Air board has approved the merger agreement and the merger, and recommends that holders of Mesa Air common stock vote for approval of the issuance of shares of Mesa Air common stock in the merger.

Prior to recommending action on the merger, the Mesa Air board reviewed various materials and engaged in discussions with Mesa Air's management and its advisors regarding the business, operations and financial condition of CCAIR. The Mesa Air board also reviewed the terms and conditions of the transactions contemplated by the merger agreement with Mesa Air's senior management, legal counsel and its financial advisor, Robinson-Humphrey. The presentations at the meetings of the Mesa Air board included discussions of Mesa Air's long-term strategic objectives and general information regarding CCAIR's business. At such meetings, Mesa Air legal counsel discussed the terms of the merger agreement and the fiduciary duties of the Mesa Air board with respect to the merger.

We have set forth below all of the material factors in favor of the merger that the Mesa Air board and management of Mesa Air considered in reaching its decision to approve the merger agreement and to recommend that Mesa Air's shareholders vote to approve the issuance of Mesa Air common stock in the merger:

- Mesa Air board's assessment that the senior management of CCAIR, including specifically Kenneth W. Gann, has the requisite experience to successfully operate CCAIR as an independent subsidiary of Mesa Air following the merger;

- Mesa Air board's assessment that Mesa Air, as a larger and better capitalized company, would be able to enhance the financial stability of CCAIR and give CCAIR access to lower cost capital to fund its growth in its geographic markets in the Southeastern United States;

- the expanded geographic coverage represented by the combined companies after the merger, including CCAIR's strong position as a regional airline in the Southeastern United States;

- the complementary operating philosophies of Mesa Air and CCAIR, with both having a strong focus in a particular level of airline services;

- the opinion of Robinson-Humphrey that as of such date the consideration to be paid in the merger is fair, from a financial point of view, to the shareholders of Mesa Air;

- advice of Mesa Air's legal counsel that the merger should be treated as a tax free reorganization;

- advice of Mesa Air's independent auditors that the merger could be accounted for as a pooling of interests;

- Mesa Air board's assessment that the combined company resulting from the merger would better serve customers utilizing regional airline services;

- Mesa Air board's belief, after consultation with its legal counsel, that the regulatory approvals necessary to complete the merger could be obtained; and

- the principal terms and conditions of the merger agreement, in particular:

          - the extent to which CCAIR's obligation to consummate the merger was unconditional, other than the CCAIR stockholders approval and other conditions that the Mesa Air board believed were typical or likely to be satisfied, and

          - the restrictions on certain transactions by CCAIR during the period prior to completion of the merger.

We have set forth all material factors against the merger that the Mesa Air board considered in reaching its decision to approve the merger agreement and to recommend that Mesa Air's shareholders vote to approve its issuance of stock in the merger:

- the amount of CCAIR's indebtedness and the relatively high rates of interest being paid on such indebtedness;

- the dilution to Mesa Air shareholders as a result of the issuance of Mesa Air common stock in the merger and the potential dilution that could occur as a result of the significant number of CCAIR options to be assumed in the merger;

- the risk that key personnel of CCAIR to be retained by Mesa Air following the merger would not continue their employment following the merger causing disruption in the operations of CCAIR; and

- the poor financial performance of CCAIR in the recent past, namely its losses in 1997.

On balance, the Mesa Air board determined that the benefits outweighed the potential risks and approved the merger.

The foregoing discussion of information and factors considered by the Mesa Air board is not intended to be exhaustive but is intended to include the material factors considered. In view of the wide variety of factors considered, the Mesa Air board did not find it practical to, and did not, quantify or otherwise assign relative weight to the specific factors considered and individual directors may have given different weights to various factors.

REASONS OF CCAIR FOR ENGAGING IN THE MERGER; RECOMMENDATION OF THE CCAIR BOARD

The CCAIR board believes that the terms of the merger are fair to, and in the best interests of, CCAIR and its stockholders. After carefully considering the analyses and advice of Scott & Stringfellow, the risks and opportunities facing CCAIR as an independent company, and the absence of any alternative acquisition or other proposals, the special committee recommended approval of the merger. Accordingly, the CCAIR board has approved the proposed merger and believes the merger is in the best interests of CCAIR and its stockholders. The CCAIR board recommends that CCAIR stockholders vote for approval of the merger agreement and the merger. We have set forth below all the material factors in favor of the merger that the CCAIR directors and management considered in reaching its decision to approve the merger agreement and recommend that CCAIR's stockholders vote to approve and adopt the merger agreement:

- the merger provides CCAIR stockholders with Mesa Air common stock in a tax-free exchange at a premium over the historical market prices for their shares of CCAIR common stock;

- the merger agreement provides for a minimum exchange ratio which offers CCAIR stockholders protection if the Mesa Air share price exceeds a specified amount;

- CCAIR board's assessment that the agreements Mesa Air has with its code-sharing partners contain favorable terms for Mesa Air, particularly the agreements for regional jet service;

- CCAIR board's assessment that the merger offers CCAIR stockholders an opportunity to participate in the long-term growth and appreciation of CCAIR's business through their ownership interest in Mesa Air;

- CCAIR board's belief that Mesa Air possesses greater access to capital markets, which would assist in stabilizing CCAIR's operations and fund future growth;

- CCAIR board's assessment that the strategic fit between CCAIR and Mesa Air complements the nature of their respective businesses;

- CCAIR board's belief that the prospects of each of CCAIR and Mesa Air indicate that the combined company will have a stronger presence in the regional airline market than either company alone;

- CCAIR's chronic inability to obtain adequate debt or equity capital to expand its operations or to improve its balance sheet and liquidity;

- anticipated operating synergies and cost savings, including the consolidation of certain corporate, administrative and support functions, and the elimination of public reporting obligations of CCAIR. The CCAIR board did not consider any quantified amount of such cost savings in reaching its decision to engage in the merger;

- the opinion of Scott & Stringfellow that as of such date the consideration to be paid in the transaction is fair, from a financial point of view, to the CCAIR stockholders;

- the principal terms and conditions of the merger agreement, in particular:

  - that the issuance of shares of Mesa Air common stock in the merger will be subject to the approval by Mesa Air shareholders;

  - While the merger agreement contains a "no-shop" clause, the merger agreement permits CCAIR to provide information to or enter into discussions or negotiations with other persons if the CCAIR board determines, based on the advice of counsel, that it is appropriate in the exercise of the directors' fiduciary duties; and

  - current and historical market prices of CCAIR common stock and Mesa Air common stock and the premise that the exchange ratio in the merger represented a premium over recent trading prices of CCAIR common stock.

We have set forth below all the material factors against the merger that the CCAIR board considered in reaching its determination to approve the merger agreement and to recommend that CCAIR's stockholders vote to approve and adopt the merger agreement:

- the possibility of management disruption associated with the merger and the risk that, despite the efforts of the combined company, key management personnel of CCAIR might not continue their employment with the combined company;

- the possibility of CCAIR's failure to be successfully integrated into Mesa Air as a wholly owned subsidiary thereof;

- the maximum exchange ratio which caps the number of shares of Mesa Air common stock that CCAIR stockholders would receive upon consummation of the merger if the Mesa Air share price falls below a specified amount;

- the transitional status of Mesa Air's operations after the termination of the United Airlines code-sharing agreement and the losses sustained as a result thereof; and

- the principal terms and conditions of the merger agreement, in particular the restrictions on transactions by CCAIR during the period prior to completion of the merger.

On balance, however, the CCAIR board determined that the benefits of the merger outweighed the potential risks and unanimously approved the merger. The foregoing discussion of information and factors considered by the CCAIR board is not intended to be exhaustive but is intended to include the material factors considered. In view of the wide variety of factors considered, the CCAIR board did not find it practical to, and did not, quantify or otherwise assign relative weight to the specific factors considered and individual directors may have given different weights to different factors.

INTERESTS OF CCAIR AND MESA AIR EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER;
                             CONFLICTS OF INTEREST

OFFICERS AND DIRECTORS OF MESA AIR. Members of Mesa Air's management and board of directors may be deemed to have interests in the merger that are in addition to their interests as shareholders of Mesa Air generally. The Mesa Air board was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby.

BARLOW PARTNERS AGREEMENT. In April 1997, CCAIR entered into a letter agreement with Barlow Partners, L.P., a Texas limited partnership, pursuant to which Barlow agreed to act as CCAIR's exclusive financial advisor for a term of one year with respect to the re-negotiation of CCAIR's existing aircraft leases and the negotiation of CCAIR's fleet acquisition program. In consideration for such services, CCAIR issued to Barlow a warrant to purchase 150,000 shares of CCAIR common stock at a per share exercise price of $2.00. The Barlow warrant expires on April 21, 2008.

In August 1997, CCAIR entered into a second letter agreement with Barlow pursuant to which Barlow agreed to act as CCAIR's exclusive financial advisor with respect to possible business combinations involving CCAIR. Under the terms of that agreement, Barlow is entitled to receive a fee from CCAIR equal to two percent, or $1,080,000, of the aggregate consideration to be paid by Mesa Air upon the closing of the merger transaction. According to a Schedule 13-D filed by Barlow with the SEC, Barlow owns 538,617 shares of CCAIR common stock. George Murnane, III, a director of CCAIR, is the sole general partner of Barlow. The
Schedule 13-D reports that while he has sole voting and investment power with respect to the shares, his general partnership interest entitles him to a 3.92% economic interest in the CCAIR shares held by Barlow. In addition, Jonathan G. Ornstein, a member of the board of directors and the President and Chief Executive Officer of Mesa Air, and James E. Swigart, a director of Mesa Air, are limited partners of Barlow. Mr. Ornstein reports that he has a 72.56% limited partnership interest in the CCAIR shares held by Barlow. Mr. Swigart reports that he has a 19.6% limited partnership interest in the CCAIR shares held by Barlow.

According to a Schedule 13-D filed by Barlow Partners II, L.P. with the SEC, Barlow Partners II, L.P. reports that it owns 1,755,513 shares of Mesa Air common stock and 26,000 shares of CCAIR common stock. Mr. Ornstein reports that he has a 18.273% limited partnership interest in the CCAIR and Mesa Air shares held by Barlow Partners II, L.P. Mr. Swigart reports that he has a 5.783% limited partnership interest in the CCAIR and Mesa Air shares held by Barlow Partners II, L.P.

In addition, Mr. Ornstein reports that he is the controlling shareholder of Barlow Management, Inc., an entity that owns 6,500 shares of Mesa Air common stock, and owns 71.43% of the outstanding shares of Barlow Management. Similarly, Mr. Swigart reports that he also is a shareholder of Barlow Management and owns 28.57% of the outstanding shares of Barlow Management. Barlow Management is the general partner of Barlow Partners II, LP.

DIRECTORS OF CCAIR. George Murnane and Richard Magurno, directors of CCAIR, serve on the CCAIR board as designees of Barlow. In addition, as set forth above, George Murnane has an equity interest in Barlow, which owns 538,617 shares of CCAIR common stock and a warrant to purchase 150,000 shares of CCAIR common stock. Further, Ray Allen and Dean Painter, also CCAIR directors, hold warrants to acquire an aggregate of 78,750 shares of CCAIR common stock. These warrants will be assumed by Mesa Air upon completion of the merger, subject to adjustment for the exchange ratio. The CCAIR board was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby.

INDEMNIFICATION AND INSURANCE. The merger agreement provides that all rights to indemnification existing in favor of the directors and officers of CCAIR as of the date of the merger agreement, for acts and omissions occurring prior to the closing of the merger, as provided in CCAIR's bylaws and as provided in the indemnification agreements between CCAIR and its officers and directors, shall survive the merger. These indemnification rights shall be observed by the surviving corporation following the closing of the merger to the fullest extent available under the Delaware Law for a period of one year from the closing of the merger. The merger agreement also provides that from the closing of the merger until the one year anniversary of the closing of the merger, the surviving corporation, CCAIR, Inc., shall maintain in effect, for the benefit of the indemnified persons, with respect to acts or omissions occurring prior to the effective time of the merger, the existing policy of directors' and officers' liability insurance maintained by CCAIR as of the date of the merger agreement. However, the surviving corporation may substitute for the existing policy a policy or policies of comparable coverage, and the surviving corporation shall not be required to pay an annual premium for the existing policy or for any substitute policies in excess of $253,125. In the event any future annual premium for the existing policy, or any substitute policies exceeds $253,125, the surviving corporation shall be entitled to reduce the amount of coverage of the existing policy, or any substitute policies, to the amount of coverage that can be obtained for a premium equal to $253,125.

STOCK OPTIONS. At the effective time, each employee stock option and each director stock option of CCAIR will become an option to purchase shares of Mesa Air common stock, provided, however, that the CCAIR director stock options will terminate 90 days following their resignation from the CCAIR board, which will occur upon the closing of the merger. Each option to purchase CCAIR common stock assumed by Mesa Air will be converted into an option to purchase Mesa Air common stock. The number of shares of Mesa Air common stock that each CCAIR option is converted into will be determined by multiplying the number of CCAIR shares subject to such options by the actual exchange ratio. The exercise price of a CCAIR option assumed by Mesa Air is derived by multiplying the number of shares subject to the CCAIR option by the actual exchange ratio, and then dividing that product by a fraction, the numerator of which is the number of shares of Mesa Air common stock subject to such assumed option and the denominator of which is the number of shares of CCAIR common stock the option was originally exercisable for. Substitute options which are not exercisable at the effective time continue to become exercisable in accordance with their original vesting schedules.

At March 31, 1999, an aggregate of 1,014,907 shares of CCAIR common stock were subject to stock options granted to employees and directors of CCAIR under various stock option plans. The number of shares of CCAIR common stock subject to stock options held by executive officers and directors of CCAIR as of March 31, 1999 were as follows:

                                      NUMBER OF
NAME                                   SHARES
----                                  ---------
Kenneth W. Gann                        420,243
Eric W. Montgomery                      85,000
Peter J. Sistare                        65,000
K. Ray Allen                            90,000
Gordon Linkon                           65,000
George Murnane, III                     55,000
Dean E. Painter                        157,000
Richard Magurno                         11,664
                                       -------
                                       948,907

AFFILIATE AGREEMENTS

It is a condition to consummation of the merger that each person who could reasonably be determined to be an "affiliate," as such term is defined in Rule 145 of the Securities Act of CCAIR execute an agreement that prohibits, during the period from the date 30 days prior to the date of consummation of the merger through the date on which financial results covering at least 30 days of post-merger combined operations of Mesa Air and CCAIR have been published by Mesa Air, within the meaning of the applicable pooling of interests accounting requirements, the following:

- the sale, transfer or other disposition or reduction of such affiliate's interest in or risk relating to:

        - any capital stock of CCAIR, except pursuant to and upon consummation of the merger, or

        - any option or other right to purchase any shares of capital stock of CCAIR, except pursuant to and upon consummation of the merger, and

- the sale, transfer or other disposition or reduction of such affiliate's interest in or risk relating to:

        - any shares of capital stock of Mesa Air, or

        - any option or other right to purchase any shares of capital stock of Mesa Air.

CCAIR EMPLOYMENT AGREEMENTS

Under the terms of the merger agreement, existing employment agreements with CCAIR executive officers will remain in place for the duration of their term. Kenneth W. Gann, Eric W. Montgomery, Peter J. Sistare and Carletta S. Sullivan, executive officers of CCAIR, are parties to employment agreements with CCAIR that provide for the receipt of certain severance payments and other benefits should any of them be terminated without cause prior to the expiration of the applicable employment agreement term. The CCAIR employment agreements provide that, in the event of a termination without cause, the CCAIR employee will be entitled to receive his or her full salary plus the continuation of health insurance and travel benefits for a period of 12 months following the termination date. In addition, each employee also is entitled to receive the portion of any bonus accrued as of such termination date, the acceleration of vesting of unvested options granted to such employees and the ability to exercise such options for a period of 12 months.

CCAIR RETENTION BONUSES

In order to avoid the departure of any key employees, CCAIR intends to enter into agreements to pay bonuses in the aggregate amount of $200,000 to key CCAIR employees, provided such employees remain employed by CCAIR until July 31, 1999.

                         OPINIONS OF ROBINSON-HUMPHREY

Mesa Air has retained Robinson-Humphrey to act as its financial advisor in connection with the merger. Representatives of Robinson-Humphrey participated in the due diligence review of CCAIR and in the meeting of the Mesa Air Board of Directors held on January 22, 1999 when the Merger with CCAIR was considered in depth. On January 22, 1999, the Mesa Air Board of Directors approved the merger. At the January 22, 1999 meeting, Robinson-Humphrey rendered its oral opinion to the effect that, as of such date, an exchange ratio of 0.5194 shares of Mesa Air common stock for each share of CCAIR common stock, subject to a maximum of
0.6214 shares, at a Mesa Air price of $7.00 per share, and a minimum of 0.435 shares, at a Mesa Air price of $10.00 per share, was fair to the Mesa Air stockholders from a financial point of view. Robinson-Humphrey has also rendered its written opinion to the Mesa Air Board of Directors that on the date of this joint proxy statement/prospectus, based on the information set forth therein, the consideration offered was fair, from a financial point of view, to the Mesa Air shareholders.

The full text of Robinson-Humphrey's written opinion is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to Annex B. Mesa Air shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Robinson-Humphrey in connection with such opinion.

Robinson-Humphrey's opinion is directed only to the consideration offered and does not constitute a recommendation to any Mesa Air shareholder regarding how such stockholder should vote at the Mesa Air special meeting.

In arriving at its opinion, Robinson-Humphrey among other things:

- reviewed the merger agreement and other related documents;

- analyzed audited and unaudited financial statements and other information of Mesa Air and CCAIR;

- reviewed and discussed with appropriate management personnel of Mesa Air and CCAIR, the past and current business activities and financial results and the business and financial outlook of Mesa Air and CCAIR;

- reviewed the historical price and trading activity of the common stock of Mesa Air and CCAIR and other airlines;

- compared financial and stock market data relating to Mesa Air and CCAIR with similar data of other publicly held airlines;

- performed an analysis comparing the pro forma consequences of the merger to Mesa Air shareholders with respect to earnings per share and tangible book value per share represented by the Mesa Air common stock;

- considered the relative contributions of Mesa Air and CCAIR to a combined company in terms of balance sheet, earnings and current equity market valuation measures;

- reviewed the premiums, prices and multiples paid in comparable acquisition transactions of airlines and of merger transactions in general;

- considered the potential synergies and cost savings that could be achieved through the merger;

- evaluated the financial and capital implications to Mesa Air of the merger;
  and

- performed such other analyses as Robinson-Humphrey deemed appropriate.

In conducting its analysis and arriving at its opinion, Robinson-Humphrey assumed and relied upon, without independent verification, the accuracy and completeness of the information it reviewed for the purposes of the opinion. Robinson-Humphrey also relied upon the managements of Mesa Air and CCAIR with respect to the reasonableness and achievability of the financial forecasts, and the assumptions and bases underlying such forecasts, provided to Robinson-Humphrey. Robinson-Humphrey did not make, nor was it furnished with, independent valuations or appraisals of the assets or liabilities of either Mesa Air or CCAIR or any of their subsidiaries. Robinson-Humphrey did not express any opinion about the expected price of Mesa Air common stock when issued to the holders of CCAIR common stock pursuant to the merger or the price at which Mesa Air common stock will trade subsequent to the merger. Mesa Air has informed Robinson-Humphrey, and Robinson-Humphrey has assumed, that the merger will be recorded utilizing the pooling of interests method of accounting under generally accepted accounting principles.

No limitations were imposed by Mesa Air or the Mesa Air Board on the scope of Robinson-Humphrey's investigation or the procedures to be followed by Robinson-Humphrey in rendering its opinion. The opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Robinson-Humphrey as of, the date of its analysis.

In addressing the fairness, from a financial point of view, of the consideration to be offered by Mesa Air to the stockholders of CCAIR, Robinson-Humphrey employed a variety of generally recognized valuation methodologies and merger analyses and performed those which it believed were most appropriate for developing its opinion. The preparation of a fairness opinion involves various determinations of the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its fairness opinion, Robinson-Humphrey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments about the significance and relevance of each analysis and factor. None of the analyses performed by Robinson-Humphrey was assigned a greater significance by Robinson-Humphrey than any other. Accordingly, Robinson-Humphrey believes that its analyses must be considered as a whole and that a review of selected portions of such analyses and the factors considered therein, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its opinion and any conclusions reached therein. In its analyses, Robinson-Humphrey made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond Mesa Air's control. Any estimates contained in Robinson-Humphrey's analyses are not necessarily indicative of actual values or predictive of future results or values that may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold. In addition, as described above, Robinson-Humphrey's opinion and presentation to the Mesa Air Board was one of many factors taken into consideration by the Mesa Air Board in making its determination to approve the merger agreement.

The following is a brief summary of analyses performed by Robinson-Humphrey in connection with its oral opinion delivered to the Mesa Air Board on January 22, 1999. This summary contains all material analyses performed by Robinson-Humphrey.

COMPARABLE PUBLIC COMPANIES ANALYSIS. Using publicly available information, Robinson-Humphrey compared the financial and operating information and ratios, described below, for CCAIR with corresponding financial and operating information and ratios for a group of publicly traded airlines. The companies included in the CCAIR comparable public companies analysis were Atlantic Coast Airlines, Inc., ASA Holdings, Inc., Comair Holdings, Great Lakes Aviation, Ltd., Mesaba Holdings, Inc., and SkyWest, Inc., which are referred to collectively below as the CCAIR comparables. Robinson-Humphrey compared:

- price of common stock divided by earnings per share ("P/E") ratios for calendar 1998, based on information from First Call Earnings Estimates and Robinson-Humphrey Research Department Estimates The P/E ratio reflects the price investors are willing to pay for each dollar of earnings. The magnitude of the ratio reflects both the growth potential and the riskiness of a company's future earnings. Riskier and slower growing companies tend to have lower P/E ratios than companies with fast growing or predictable earnings. The calender 1998 P/E ratios ranged from 14.8x to 25.2x for the CCAIR comparables with a mean of 20.9x and a median of 22.0x, compared to 10.2x for CCAIR based on Mesa Air management's estimate for CCAIR. The average multiple of 20.9 times CCAIR's calendar 1998 earnings generates an implied CCAIR value of $8.90 per share and an exchange ratio of 1.062 based on Mesa Air's closing stock price on January 19, 1999 of $8.38;

- P/E ratios for calendar 1999 based on information from First Call and Robinson-Humphrey Research which ranged from 12.3x to 20.2x for the CCAIR comparables, with a mean of 16.2x and a median of 16.8x, compared to 7.8x for CCAIR, based on the Mesa Air management forecast for CCAIR. The average multiple of 16.2 times CCAIR's calendar 1999 earnings generates an implied CCAIR value of $9.02 per share and an exchange ratio of 1.076;

- the ratio of the stock market price per share to book value per share, which is shareholders' equity divided by the number of common shares outstanding. Market to book value measures the amount of shareholder money invested or reinvested in the firm, i.e., the common stock and retained earnings, compared to the current value of that investment, i.e., the market value. Market to book ratios ranged from 2.9x to 6.8x for the CCAIR comparables with a mean of 4.6x and a median of 4.1x, compared to -4.1 for CCAIR. The CCAIR book value multiple implies a negative equity value and negative exchange ratio;

- the ratio of enterprise value, stock market equity value plus debt and preferred stock minus cash and marketable securities, to revenues for the latest twelve months. The equity based ratios such as the P/E ratio can be affected by a company's amount of leverage or borrowings. This enterprise value to revenue ratio is a measurement of the firm performance before the effects of leverage and shows the enterprise value of the firm for each dollar generated in revenues. The ratios ranged from 1.12x to 3.22x for the CCAIR comparables with a mean of 2.22x and a median of 2.15x, compared to 0.80x for CCAIR. The average multiple of 2.22 times CCAIR's latest twelve months revenues generates an implied CCAIR value of $14.62 per share and an exchange ratio of 1.745;

- the ratio of enterprise value as a multiple of 1999 revenues, based on Robinson-Humphrey Research estimates, which ranged from 1.23x to 1.81x for the CCAIR comparables, with a mean of 1.61x and a median of 1.71x, compared to 0.70x for CCAIR, based on the Mesa Air management forecast for CCAIR. The average multiple of 1.61 times CCAIR's 1999 revenue generates an implied CCAIR value of $11.98 per share and an exchange ratio of 1.430;

- the ratio of enterprise value plus capitalized aircraft rental payments as a multiple of latest twelve months earnings before interest, taxes, depreciation, amortization and rent ("EBITDAR"). A company's ratio of enterprise value to its cash flow or EBITDA can be affected by a company's decision to buy versus lease its assets such as airplanes. Accordingly, the EBITDAR ratio was utilized to analyze the value of a firm while adjusting for the impact of buying or leasing its assets by adding the value of its future operating lease payments to its enterprise value as well as increasing its EBITDA by the amount of lease or rent expense. The EBITDAR ratios ranged from 6.6x to 10.6x for the CCAIR comparables, with a mean of 9.1x and a median of 9.9x, compared to 8.5x for CCAIR. The average multiple of 9.1 times CCAIR's EBITDAR generates an implied CCAIR value of $5.07 per share and an exchange ratio of 0.605.

When we compared the implied CCAIR ratios based upon the merger price to the average ratios of comparable companies we found that five of the six ratios we analyzed indicated that the price being paid for CCAIR shares in the merger was below the implied CCAIR price based on the ratios of the comparable firms. As a whole, this analysis suggested that the price being paid for CCAIR in the merger may be relatively less costly than its public market peers.

ANALYSIS OF SELECTED MERGER TRANSACTIONS. Robinson-Humphrey analyzed and compared the consideration paid in sixteen mergers and acquisitions involving airlines occurring since December 12, 1985. The transactions which were analyzed included: Southwest Airlines' purchase of Muse Air; Delta Air Lines' purchase of Western Airlines; American Airlines' purchase of ACI Holdings; USAir Group's purchase of Pacific Southwest; USAir Group's purchase of Piedmont Aviation; Wings Holdings' acquisition of NWA; Delta Air Lines' purchase of Pan Am; Mesa Airlines' purchase of Air Midwest; Mesa Airlines' purchase of WestAir Holding; Southwest Airlines' purchase of Morris Air; United Airlines' employee buyout of UAL Corp; and AirTran Holdings' acquisition of Airways Corp. Announced transactions that have not closed or were withdrawn included: Northwest Airlines' transaction with Midway Airlines; Express Airlines' transaction with Northwest Airlines; Western Pacific's transaction with Frontier; and American Airlines' transaction with Reno Air.

In each such transaction, Robinson-Humphrey calculated enterprise value as a multiple of latest twelve months revenues, as a multiple of latest twelve months EBITDA, and as a multiple of latest twelve months earnings before interest and taxes ("EBIT") with resulting average multiples of .66x, 10.6x, and 16.1x, respectively, compared to CCAIR multiples of .80x, 9.25x and 10.91x, respectively. The analysis utilizing enterprise value as a multiple of revenue generates an implied CCAIR value of $3.32 per share and an exchange ratio of
0.396. The analysis utilizing enterprise value as a multiple of latest twelve months EBITDA generates an implied CCAIR value of $5.22 per share and an exchange ratio of 0.623. The analysis utilizing enterprise value as a multiple of latest twelve months EBIT generates an implied CCAIR value of $7.12 per share and an exchange ratio of 0.850. Robinson-Humphrey also calculated equity value as a multiple of book value and as a multiple of latest twelve months net income with resulting average multiples of 2.5x and 19.2x, respectively, compared to CCAIR multiples of -4.1 and 10.2, respectively. The book value multiple implies a negative equity value and negative exchange ratio while the multiple of latest twelve months net income generates an implied

CCAIR value of $8.20 per share and an exchange ratio of 0.979. As a whole, this analysis suggested that CCAIR may be less costly than its public market peers.

PREMIUM ANALYSIS. Robinson-Humphrey reviewed purchase price premiums paid for the stock of selected publicly held companies in eighty-two acquisitions involving total consideration of between $40 million and $100 million during the period from January 1, 1997 to January 11, 1999. This analysis measured the average purchase price premium paid by acquirors over the prevailing stock market prices of acquirees one day prior to the announcement of an offer, one week prior to the announcement of an offer, and four weeks prior to the announcement of an offer, resulting in average premiums of 28.7%, 32.5%, and 41.8%, respectively and median premiums of 23.8%, 28.1% and 34.0%, respectively. CCAIR was trading at $4.25, $4.25 and $4.50 one day, one week and four weeks prior to the August 28, 1998 announcement date, respectively. The average premiums paid in these transactions imply CCAIR share prices of $5.47, $5.63 and $6.38, respectively, and exchange ratios 0.653, 0.672 and 0.761, respectively. For the thirty-seven transactions with total consideration ranging from $40 million to $100 million that were announced between January 1, 1998 and January 11, 1999, the average purchase price premium paid by acquirors over the prevailing open market stock prices of acquirees one day prior, one week prior and four weeks prior to the announcement of an offer resulted in average premiums of 31.6%, 36.2% and 41.7%, respectively, and median premiums of 23.8%, 31.6% and 30.0%, respectively. The average premiums paid in these transactions imply CCAIR share prices of $5.59, $5.79 and $6.38, respectively, and exchange ratios of 0.668, 0.691 and 0.761, respectively.

PRO FORMA CONTRIBUTION ANALYSIS. Robinson-Humphrey analyzed the pro forma effects resulting from the merger, including the potential impact of the merger on projected earnings per share for the combined company. Robinson-Humphrey analyzed the pro forma effects for the combined company with and without merger synergies. The financial projections for Mesa Air and the potential merger synergies were provided by Mesa Air management and the financial projections for CCAIR were provided by CCAIR and modified by Mesa Air management. Based on the CCAIR forecast provided by Mesa Air management and excluding potential merger synergies, the pro forma contribution analysis indicated that the merger would be accretive to Mesa Air's earnings per share for the years ending September 30, 1999 and September 30, 2000.

No company or transaction used in the above analyses as a comparison is identical to Mesa Air, CCAIR or the merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could effect the public trading value of the companies to which they are being compared.

In connection with its opinion dated the date of the joint proxy statement/prospectus, Robinson-Humphrey confirmed the appropriateness of its reliance on the analyses used to render its January 22, 1999 report and oral opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection with its opinion.

Robinson-Humphrey is a nationally recognized investment banking firm and, as a customary part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes.

In the ordinary course of Robinson-Humphrey's business, Robinson-Humphrey actively trades in Mesa Air's common stock for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Pursuant to a letter agreement dated December 4, 1998, Mesa Air engaged Robinson-Humphrey to provide financial advisory services related to Mesa Air's proposed transaction with CCAIR. Mesa Air agreed to pay Robinson-Humphrey a fee of $75,000 upon rendering an opinion as to whether or not the consideration offered by Mesa Air in the merger is fair from a financial point of view. In addition, if the merger is consummated, Mesa Air has agreed to pay Robinson-Humphrey an additional fee of $125,000. Due to its contingent nature, this compensation arrangement could be viewed as creating a conflict of interest for Robinson-Humphrey. Pursuant to the Robinson-Humphrey engagement letter, Mesa Air has agreed to reimburse Robinson-Humphrey for reasonable expenses incurred by Robinson-Humphrey, subject to limitations, including fees and disbursements of counsel, and to indemnify Robinson-Humphrey against specified liabilities in connection with its engagement.

                        OPINION OF SCOTT & STRINGFELLOW

CCAIR retained Scott & Stringfellow to render a fairness opinion in connection with the merger. On January 29, 1999, Scott & Stringfellow delivered a preliminary analysis to the CCAIR board that, as of such date and based upon the procedures and subject to the assumptions and qualifications described to the CCAIR board, the consideration to holders of shares of CCAIR expressed in dollar terms was fair from a financial point of view to such holders. After an analysis of Mesa Air, Scott & Stringfellow then set forth in the oral opinion of Scott & Stringfellow rendered to the CCAIR board on March 29, 1999, as of such date and based upon the procedure and subject to the assumptions and qualifications described to the CCAIR board and in the written opinion of Scott & Stringfellow dated April 29, 1999, the consideration expressed in terms of shares of Mesa Air to be received by the holders of shares of CCAIR pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of Scott & Stringfellow's written opinion dated as of April 29, 1999, which sets forth, among other things, assumptions made, matters considered, and scope and limitations on the review undertaken, is attached as Annex C hereto and is incorporated herein by reference. Holders of shares of CCAIR are urged to, and should, read the Scott & Stringfellow opinion carefully and in its entirety. The Scott & Stringfellow opinion is directed to the CCAIR board, addresses the fairness of the consideration, from a financial point of view, to be rendered by the holders of CCAIR shares pursuant to the merger agreement and does not address any other aspect of the merger. The summary of the Scott & Stringfellow opinion set forth below should be read together with the full text of such opinion.

In arriving at its opinion, Scott & Stringfellow:

     - reviewed publicly available financial statements and other information of CCAIR and Mesa;

     - reviewed historical internal financial statements and other financial and operating data concerning CCAIR prepared by the management of CCAIR and concerning Mesa prepared by the management of Mesa;

     - analyzed financial projections prepared by the management of CCAIR and of Mesa;

     - discussed the past and current operations and financial condition and the prospects of CCAIR, including CCAIR's expected future relationship with Mesa, with management of CCAIR and of Mesa;

     - reviewed the historical prices and trading activity for the shares of CCAIR and Mesa;

     - compared the financial performance of CCAIR and the prices and trading activity of the CCAIR shares with that of other comparable publicly-traded companies and their securities;

     - reviewed the financial terms, to the extent publicly available, of comparable acquisitions;

     - reviewed the premiums paid to the stock prices of similar sized transactions, as well as comparable airline industry transactions, one day, one week and four weeks prior to announcement;

     - considered the relative contributions of CCAIR and Mesa to a combined company in terms of balance sheet, earnings and current equity market valuation measures;

     - considered the capitalization and liquidity/financial condition of CCAIR;

     - reviewed the merger agreement and related documents; and

     - performed such other analyses and considered such other factors as Scott & Stringfellow deemed appropriate.

In rendering its opinion, Scott & Stringfellow assumed and relied upon without independent verification the accuracy and completeness of all information reviewed by Scott & Stringfellow for the purposes of the Scott & Stringfellow opinion. With respect to the financial projections, Scott & Stringfellow assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of CCAIR and Mesa. In addition, Scott & Stringfellow assumed that the merger would be consummated on the terms set forth in the merger agreement. Scott & Stringfellow did not make any independent valuation or appraisal of the assets or liabilities of CCAIR, nor was Scott & Stringfellow furnished with any such appraisals. The Scott & Stringfellow opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to Scott & Stringfellow as of, the date of the Scott & Stringfellow opinion.

In arriving at its opinion, Scott & Stringfellow was not authorized to solicit, and did not solicit, interest from any party, nor did it have discussions with any party other than Mesa with respect to the acquisition of CCAIR or any of its assets. Furthermore, Scott & Stringfellow was not authorized to negotiate the terms of the transaction and has based its opinion solely on the terms of the merger agreement as negotiated by others.

Below is a brief summary of the material analyses performed by Scott & Stringfellow and reviewed with the CCAIR board on April 30, 1999 in connection with the preparation of the Scott & Stringfellow opinion and with its oral presentation to the CCAIR board on such date.

COMPARABLE PUBLIC COMPANY ANALYSIS. As part of its analysis, Scott & Stringfellow compared financial information of CCAIR with corresponding publicly available information of a group of seven publicly-traded regional airline carrier companies that Scott & Stringfellow considered comparable in several respects with CCAIR, which included: Atlantic Coast Airlines Holdings, Inc.; ASA Holdings, Inc.; Comair Holdings, Inc.; Great Lakes Aviation, Ltd.; Mesa Air Group, Inc.; Mesaba Holdings, Inc.; and SkyWest, Inc. These companies are referred to below as the comparable companies.

Scott & Stringfellow analyzed the relative performance of CCAIR by comparing market trading statistics for CCAIR with those of the comparable public companies. The market trading information used in ratios provided below is as of April 28, 1999. The market trading information used in the valuation analysis was:

     - market price to trailing twelve months earnings per share ("P/E") ratios. The P/E ratio reflects the price investors are willing to pay for each dollar of earnings. The magnitude of the ratio reflects a variety of company specific factors, including historical and projected growth rates, predictability of earnings, size, trading liquidity and research sponsorship. As general rule, slower growing companies with less predictable earnings tend to have lower P/E ratios than companies with fast growing or predictable earnings;

     - market price to calendar 1999 estimated earnings per share, or P/E ratios for calendar 1999, based on First Call estimates as of April 28, 1999. This P/E ratio is based on estimates of future earnings;

     - enterprise value to trailing twelve months total revenue, or the ratio of enterprise value, which is stock market equity value plus debt and preferred stock minus cash and marketable securities, to revenues for the latest twelve months. The equity based ratios such as the P/E ratio can be affected by a company's amount of leverage or borrowings. This enterprise value to revenue ratio is a measurement of the firm performance before the effects of leverage and shows the enterprise value of the firm for each dollar generated in revenues;

     - enterprise value to trailing twelve months EBITDA, which is a ratio that represents a multiple of the cash flow generated by a company. EBITDA means earnings before interest, taxes, depreciation and amortization. The magnitude of this ratio reflects a variety of company specific factors, including historical and projected growth rates, predictability of earnings, size, trading liquidity and research sponsorship. As a general rule, slower growing companies with less predictable EBITDA tend to have lower enterprise value to EBITDA ratios than companies with fast growing or predictable EBITDA; and

     - enterprise value to trailing twelve months EBIT, which is a ratio that represents a multiple of the operating income generated by a company. The difference between EBITDA and EBIT is that EBIT does not reflect an add-back for depreciation and amortization.

Earnings estimates for fiscal 1999 for CCAIR were based on projections provided by CCAIR management. Earnings per share estimates for the comparable public companies were based on First Call estimates as of April 28, 1999, and reflect the calendar year ending December 31, 1999. An analysis of the multiples for the comparable public companies yielded:

      - multiples of the current market price per common share to trailing twelve months earnings per share of 3.7x to 19.1x with a median of 15.9x. Applying these multiples to CCAIR results in an implied equity share value range of $1.40 to $7.28 with a median of $6.07;

      - multiples of the current market price per common share to estimated calendar 1999 estimated earnings per share of 11.1x to 15.3x with a median of 13.2x. Applying these multiples to CCAIR results in an implied equity share value range of $7.43 to $10.29 with a median of $8.83;

      - multiples of the current enterprise value to trailing twelve months total revenue of 0.4x to 2.6x with a median of 1.4x. Applying these multiples to CCAIR results in an implied equity share value range of $1.76 to $19.11 with a median of $9.64;

      - multiples of the current enterprise value to trailing twelve months EBITDA of 4.8x to 13.8x with a median of 6.6x. Applying these multiples to CCAIR results in an implied equity share value range of $1.50 to $6.78 with a median of $2.52; and

      - multiples of the current enterprise value to trailing twelve months EBIT of 7.4x to 10.8x with a median of 9.3x. Applying these multiples to CCAIR results in an implied equity share value range of $2.25 to $3.92 with a median of $3.17.

Scott & Stringfellow calculated an overall median range of implied equity share values of $2.52 to $9.64.

Scott & Stringfellow has relied more heavily on trailing twelve months operating cash flow and operating income data multiples, rather than forward net income and trailing twelve months income multiples, due to a lack of comparability of income tax rates between CCAIR and the comparable public companies. For each of these enterprise value multiples, Scott & Stringfellow applied CCAIR's actual operating results to the multiples for the comparable companies to develop a range of implied values. The consideration to be paid to CCAIR shareholders, of $4.35, is within the range of these implied values.

COMPARABLE TRANSACTIONS ANALYSIS. Using publicly available information, Scott & Stringfellow performed an analysis of eight completed and/or pending transactions of airline carrier companies that Scott & Stringfellow deemed comparable to the merger, which we refer to below as the airline transactions. The transactions constituting the airline transactions were (acquiror/acquiree):
Delta Air Lines, Inc./ASA Holdings, Inc., American Airlines, Inc./Reno Air, Inc., AirTran Holdings Inc./Airways Corp., Pan American World Airways Inc./Carnival Airlines, Southwest Airlines Co./Morris Air, UAL Corp./Air Wisconsin Services Inc., Mesa Air Group, Inc./Air Midwest and US Air/ Piedmont Airlines.

Scott & Stringfellow analyzed the relative performance of CCAIR to certain transaction multiples implied in the airline transactions. In each such transaction, Scott & Stringfellow calculated:

     - enterprise value as a multiple of trailing twelve months revenues;

     - enterprise value as a multiple of trailing twelve months EBITDA;

     - enterprise value as a multiple of trailing twelve months EBIT; and

     - equity value as a multiple of trailing twelve months net income.

An analysis of the airline transactions multiples yielded:

     - multiples of enterprise value to total revenue of 0.3x to 2.1x with a median of 0.8x; applying these multiples to CCAIR results in an implied equity share value range of $1.17 to $15.33 with a median of $5.33.

     - multiples of enterprise value to EBITDA of 5.8x to 6.6x with a median of 6.4x; applying these multiples for CCAIR results in an implied equity share value range of $2.07 to $2.55 with a median of $2.44.

     - multiples of enterprise value to EBIT of 8.9x to 15.2x with a median of 11.9x; applying these multiples to CCAIR results in an implied equity share value range of $2.98 to $6.03 with a median of $4.42, and

     - multiples of equity value to net income of 7.1x to 25.2x with a median of 16.5x; applying these multiples to CCAIR results in an implied equity share value range of $2.70 to $9.62 with a median of $6.30.

Scott & Stringfellow calculated an overall median range of implied equity share values of $2.44 to $6.30.

Scott & Stringfellow has relied more heavily on trailing twelve months operating cash flow and operating income data multiples, rather than forward net income and trailing twelve months net income multiples, due to a lack of comparability of income tax rates between CCAIR and the comparable public companies. For each of these enterprise value multiples, Scott & Stringfellow applied CCAIR's actual operating results to the multiples of the comparable public companies to develop a range of implied values. The consideration to be paid to CCAIR shareholders, of $4.35, is within the range of these implied values.

No comparable public company or airline transaction is identical to CCAIR or the merger, respectively. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics of CCAIR and other general business, economic, market, or financial factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis, such as determining the average or the median, is not itself a meaningful method of using comparable public company data.

PREMIUMS PAID ANALYSIS. Scott & Stringfellow reviewed purchase price premiums paid for the stock of the airline transactions, referred to below as the airline transactions premiums analysis, and of selected publicly held companies in acquisitions where the equity was valued between $25 million and $150 million from January 1, 1997 through January 15, 1999, referred to below as the small cap premiums analysis. In both analyses, Scott & Stringfellow measured the average purchase price premium paid by acquirors over the prevailing stock market prices of acquirees.

The airline transactions premiums analysis resulted in:

- One day prior to the announcement of an offer, of premium ranges from 2.9% to 70.0% with a median of 16.8%; applying these multiples to CCAIR results in an implied equity share value range of $3.79 to $6.27 with a median of $4.31.

- One week prior to the announcement of an offer, of premium ranges from 5.9% to 63.2% with a median of 22.8%; applying these multiples to CCAIR results in an implied equity share value range of $3.90 to $6.02 with a median of $4.53.

- Four weeks prior to the announcement of an offer, of premium ranges from 4.2% to 89.8% with a median of 38.6%; applying these multiples to CCAIR results in an implied equity share value range of $3.84 to $7.00 with a median of $5.11.

The small cap premiums analysis resulted in:

- One day prior to the announcement of an offer, of premium ranges from -59.7% to 223.6% with a median of 24.5%; applying these multiples to CCAIR results in an implied equity share value range of $1.48 to $11.93 with a median of $4.59.

- One week prior to the announcement of an offer, of premium ranges from -52.8% to 184.8% with a median of 30.3%; applying these multiples to CCAIR results in an implied equity share value range of $1.59 to $9.61 with a median of $4.40.

- Four weeks prior to the announcement of an offer, of premium ranges from -52.2% to 223.6% with a median of 36.7%; applying these multiples to CCAIR results in an implied equity share value range of $1.46 to $9.91 with a median of $4.19.

The premiums to CCAIR shareholders were:

-  18.0% one day prior to the announcement of the offer;

-  28.9% one week prior to the announcement of the offer, and;

-  42.0% four weeks prior to the announcement of the offer.

In performing the premiums paid analysis, Scott & Stringfellow relied more heavily on the airline transactions premiums analysis. The premium to be paid to CCAIR shareholders over the one day, one week and four weeks prior stock prices compares favorably in all three measures to the airline transactions premiums analysis medians. However, Scott & Stringfellow assigned the premiums paid analysis less weight in arriving at its opinion than the weight assigned to each of the other material analyses described herein due to the broad range of premiums paid in both the airline transactions premiums paid analysis and the small cap premiums paid analysis as well as the relative illiquidity of CCAIR's stock.

PRO FORMA CONTRIBUTION ANALYSIS. Scott & Stringfellow reviewed the relative contributions of, among other things, net sales, gross profit, operating cash flow, operating income and net income for the publicly available trailing twelve months data, projected net income for the twelve months ending September 30, 1999, book value and total assets as of most recent public filings and market capitalization as of April 28, 1999 to be made by CCAIR to the combined company resulting from the merger. Scott & Stringfellow compared such contributions to the percentage of outstanding shares of the combined company which would be owned by the stockholders of CCAIR, based upon the exchange ratio. The pro forma contribution analysis indicated that, as of April 28, 1999, CCAIR's median contribution to the combined company would be 17.3%, versus its ownership of the combined company of 15.8%

DISCOUNTED CASH FLOW ANALYSIS. Scott & Stringfellow determined that a discounted cash flow analysis was not relevant due to the short-term nature (through December 31, 1999) of the projections provided by CCAIR management.

In arriving at its opinion, Scott & Stringfellow gave consideration to additional issues. The most important of these issues were as follows:

-  strategic fit between CCAIR and Mesa;

- CCAIR's chronic inability to obtain adequate debt or equity capital to expand its operations or to improve its balance sheet and liquidity; and

- The lack of trading volume, small float and corresponding illiquidity of CCAIR's common stock.

Furthermore, due to the lack of comparability between CCAIR's and the comparable companies' tax rates, as well as CCAIR's historical difficulty achieving its projected operating results, Scott & Stringfellow's analysis placed greater emphasis on the implied values reached using CCAIR's actual operating cash flow and operating income results when compared to the multiple ranges of comparable companies and comparable transactions. Scott & Stringfellow also viewed the contribution analysis as being of particular importance in reaching its opinion. Scott & Stringfellow's consideration of these specific items in combination with its complete analysis discussed herein led it to reach the conclusion set forth in its opinion.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Scott & Stringfellow considered the results of all its analysis as a whole and did not attribute any particular weight to any analysis or factor considered by it. Scott & Stringfellow believes that selecting any portion of Scott & Stringfellow's analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Scott & Stringfellow may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting for any particular analysis described above should not be taken to be Scott & Stringfellow's view of the actual value of CCAIR.

In performing its analyses, Scott & Stringfellow made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CCAIR. The analyses performed by Scott & Stringfellow are not necessarily indicative of actual value, which may be significantly more or less favorable than suggested by such analyses. Such analyses were performed solely as part of Scott & Stringfellow's analysis of whether the consideration to be received by the holders of shares of CCAIR pursuant to the merger agreement was fair from a financial point of view to such holders, and were conducted in connection with the delivery of the Scott & Stringfellow opinion. The analyses do not purport to be appraisals or to reflect the prices at which CCAIR might actually be sold.

As described above, the Scott & Stringfellow opinion provided to the CCAIR board was one of a number of factors taken into consideration by the CCAIR board in making its determination to recommend adoption of the merger agreement and the transactions resulting from it. Consequently, the Scott & Stringfellow analyses described above should not be viewed as determinative of the opinion of the CCAIR board or the view of the management with respect to the value of CCAIR. The consideration to be received by the holders of shares of CCAIR pursuant to the merger agreement was determined through negotiations between CCAIR and Mesa and was approved by the entire CCAIR board.

Scott & Stringfellow was selected by CCAIR to render a fairness opinion in connection with the merger because of Scott & Stringfellow's reputation and expertise as an investment banking firm and its expertise and familiarity with the logistics and transportation services industries. Scott & Stringfellow, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings of equities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of its business, Scott & Stringfellow may actively trade the equity securities of CCAIR and Mesa for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short term position in such securities.

Pursuant to two letter agreements between CCAIR and Scott & Stringfellow, dated December 17, 1998 and February 2, 1999, CCAIR agreed to pay Scott &
Stringfellow:

     - a non-refundable retainer of $50,000;

     - an additional $100,000 payable upon initial delivery of its preliminary analysis to the CCAIR Board;

     - an additional $50,000 payable upon delivery of the oral opinion;

     - an additional $50,000 payable upon closing of the transaction; and

     - an additional $25,000 payable upon delivery of each additional update to the oral opinion.

In addition to any fees for professional services, Scott & Stringfellow will also be reimbursed for expenses incurred in connection with Scott & Stringfellow's representation of CCAIR. CCAIR has also agreed to indemnify Scott & Stringfellow against specified liabilities, including liabilities under the federal securities laws, related to, arising out of or in connection with the engagement of Scott & Stringfellow by CCAIR.

The foregoing summary does not purport to be a complete description of the analyses performed by Scott & Stringfellow and is qualified in its entirety by reference to the Scott & Stringfellow opinion attached as Annex C to this joint proxy statement/prospectus.

                              THE MERGER AGREEMENT

GENERAL

The respective boards of directors of Mesa Air and CCAIR, meeting separately, each authorized the execution and performance of the merger agreement. The following is a summary of the material terms of the merger agreement. You should carefully review the specific provisions of the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus and is incorporated herein by reference.

EFFECTIVE TIME AND EFFECT OF THE MERGER

The merger agreement provides that, following the approval by Mesa Air shareholders of the issuance of shares of Mesa Air common stock pursuant to the merger agreement, and the approval of the merger and the merger agreement by CCAIR stockholders, and the satisfaction or waiver of the other conditions to the merger, Mesa Merger Corporation will be merged into CCAIR, with CCAIR continuing as the surviving corporation, and CCAIR will then be a wholly owned subsidiary of Mesa Air. Following the effective time, the corporate name of the surviving corporation will remain as CCAIR, Inc.

The merger will become effective upon the filing of such articles of merger with the Secretary of State of the State of Delaware or at such later time as may be provided in the articles of merger. The effective time is expected to occur as promptly as practicable after the approval of the issuance of Mesa Air common stock in the merger by the shareholders of Mesa Air and the approval of the merger agreement and the merger by the stockholders of CCAIR at their respective meetings, subject to the conditions described under "-- Conditions to Consummation of the Merger." The separate corporate existence of Mesa Merger Corporation will terminate upon completion of the merger and, pursuant to the merger agreement and applicable law, each outstanding share of CCAIR common stock will be converted, without any action on the part of the CCAIR stockholder, into the right to receive a fraction of a share of Mesa Air common stock equal to the average closing price per share for shares of Mesa Air common stock during the ten trading days ending on the second trading day prior to the closing of the merger. The exchange ratio will be calculated by dividing $4.35 by such average price; provided, however, that under no circumstances shall the exchange ratio exceed 0.6214 or be less than 0.435. The exchange ratio shall be appropriately adjusted to reflect any stock split, stock dividend, recapitalization, exchange, subdivision, combination, or other similar change in Mesa Air common stock or CCAIR common stock prior to the effective time.

EXCHANGE OF CERTIFICATES

Promptly after the effective time, Mesa Air will deposit in trust with American Securities Transfer & Trust, Inc. as exchange agent in connection with the merger, certificates representing the number of whole shares of Mesa Air common stock to which the holders of CCAIR common stock are entitled pursuant to the merger agreement. The exchange agent will, pursuant to irrevocable instructions received from Mesa Air, deliver the number of shares of Mesa Air common stock.

As soon as practicable after the effective time, the exchange agent will mail to each holder of CCAIR common stock on the CCAIR record date a letter of transmittal and instructions for use in effecting the exchange of certificates representing outstanding shares of CCAIR common stock for shares of Mesa Air common stock issuable in the merger.

Upon surrender to the exchange agent of a CCAIR stock certificate, together with such letter of transmittal properly completed and duly executed and any other required documents, the holder of such certificate shall be entitled to receive the merger consideration, and such CCAIR stock certificate shall then be canceled. If a Mesa Air stock certificate is to be issued to a person other than the person in whose name the certificate surrendered is registered, it shall be a condition of issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance to a person other than the registered holder of the certificate surrendered. Alternatively, Mesa Air may require the requesting person establish to the reasonable satisfaction of Mesa Air that such tax has been paid or is not applicable. Until surrendered, each certificate shall represent for all purposes only the right to receive the merger consideration, without any interest on the value thereof. All payments in respect of shares of CCAIR common stock that are made in accordance with the terms of this joint proxy statement/prospectus will be deemed to have been made in full satisfaction of all rights pertaining to such securities.

Neither Mesa Air nor Mesa Merger Corporation shall be liable to any holder of certificates formerly representing shares of CCAIR common stock for any property properly delivered or amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Mesa Air will pay any transfer or other taxes required by reason of the issuance of a certificate representing shares of Mesa Air common stock, provided that such certificate is issued in the name of the person in whose name the certificate surrendered is registered. However, Mesa Air will not pay any transfer or other tax if the obligation to pay such tax under applicable law is solely that of the stockholder or if payment of any such tax by Mesa Air otherwise would cause the merger to fail to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

In case of any lost, mislaid, stolen, or destroyed certificate, the holder may be required, as a condition to the delivery to such holder of the consideration under the merger agreement and in accordance with the applicable provisions of the General Corporation Law of Nevada, to deliver to Mesa Air a bond in such reasonable sum as Mesa Air may direct as indemnity against any claim that may be made against the exchange agent, Mesa Air, or the surviving corporation with respect to the certificate alleged to have been lost, mislaid, stolen, or destroyed.

After the effective time, there will be no transfers on the stock transfer books of surviving corporation of the shares of CCAIR common stock that were outstanding immediately prior to the effective time. If, after the effective time, certificates are presented to the surviving corporation for transfer, they will be canceled and exchanged for Mesa Air common stock according to the merger agreement.

Any holder of CCAIR common stock who has not complied with the transmittal procedures will thereafter look only to Mesa Air for issuance of the number of shares of Mesa Air common stock to which such holder has become entitled pursuant to the merger agreement.

No fractional shares of Mesa Air common stock will be issued in connection with the merger. Each fractional share of Mesa Air common stock which a holder of CCAIR common stock would otherwise have been entitled to receive shall be rounded up to the nearest whole share if such fraction is 0.5 or greater and shall be rounded down to the nearest whole share if such fraction is less than 0.5.

The holders of Mesa Air common stock will continue to hold their shares without any change in number, designation, terms or rights.

CONDITIONS TO CONSUMMATION OF THE MERGER

The obligations of Mesa Air and Mesa Merger Corporation, on the one hand, and of CCAIR, on the other hand, to consummate the merger are contingent upon and subject to the satisfaction or waiver of the following conditions:

- the absence of any legal or regulatory proceedings with respect to the merger;

- the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

- the approval of the merger and the merger agreement and any related matters by holders of a majority of the outstanding shares of CCAIR common stock on the CCAIR record date;

- the approval of the issuance of the shares of Mesa Air common stock in the merger by holders of a majority of the outstanding shares of Mesa Air common stock on the Mesa Air record date;

- the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part shall have been declared effective by the SEC and no stop order shall have been issued by the SEC with respect to the registration statement;

- the receipt by the Mesa Air board of a fairness opinion of Robinson-Humphrey dated as of the date of this proxy statement/prospectus;

- the receipt by the CCAIR board of a fairness opinion of Scott & Stringfellow dated as of the date of this proxy statement/prospectus; and

- the receipt by Mesa Air and CCAIR of a legal opinion of Squire, Sanders & Dempsey L.L.P., dated as of the closing of the merger, to the effect that the merger will constitute a reorganization within the meaning of Section 368 of the Code.

The obligations of Mesa Air to consummate the merger are contingent upon and subject to the satisfaction or waiver of the following additional conditions:

- the representations and warranties of CCAIR set forth in the merger agreement shall be true and correct in all material respects as of the effective time as if made at and as of the effective time, and CCAIR shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it under the merger agreement at or prior to the effective time;

- CCAIR shall have furnished to Mesa Air a certificate in which CCAIR's Chief Executive Officer and Secretary certify that an appropriate inquiry has been made of the executive officers and employees of CCAIR and its subsidiaries having principal responsibilities for the matters as to which representations and warranties have been made by CCAIR in the merger agreement and for the performance of the covenants of CCAIR set forth in the merger agreement, and after completion of such inquiry, neither CCAIR nor any of its subsidiaries nor any of the individuals executing such certificate shall have any reason to believe that such conditions have not been satisfied;

- Mesa Air shall have received an opinion of Rayburn, Moon & Smith P.A., counsel to CCAIR, in form and substance reasonably satisfactory to Mesa Air and its counsel as to the legal matters described in the merger agreement;

- Mesa Air shall have received a letter from Arthur Andersen LLP, independent auditors of CCAIR, dated the date of the effective time bringing down to a date not more than three days prior to such effective time certain information regarding CCAIR's financial statements;

- Mesa Air shall not have discovered any fact or circumstance existing as of the date of the merger agreement which has not been publicly disclosed by CCAIR as of such date regarding the business, assets, properties, condition, financial or otherwise, results of operations or prospects of CCAIR and its subsidiaries which is, individually or in the aggregate with other such facts and circumstances, materially adverse to CCAIR and its subsidiaries taken as a whole, or to the value of the shares of CCAIR common stock;

- Mesa Air shall have received a letter from KPMG LLP, independent auditors of Mesa Air, dated as of the merger closing date, confirming that Mesa Air may account for the Merger as a pooling of interests in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

- on the date of the joint proxy statement/prospectus the Mesa Air board shall have received from Robinson-Humphrey a written update confirming its previously delivered opinion; and

- CCAIR shall have entered into a new agreement with US Airways, Inc. relating to the sharing of joint passenger fares and division of revenue, the terms of which shall be acceptable to Mesa Air.

The obligation of CCAIR to consummate the merger is contingent upon, and subject to the satisfaction or waiver of, the following additional conditions:

- the representations and warranties of Mesa Air and Mesa Merger Corporation set forth in the merger agreement shall be true and correct in all material respects as of the effective time as if made at and as of the effective time, and each of Mesa Air and Mesa Merger Corporation shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it under the merger agreement at or prior to the effective time;

- Mesa Air shall have furnished to CCAIR a certificate in which Mesa Air shall certify that Mesa Air has no reason to believe that the conditions described in the preceding paragraph have not been fulfilled;

- CCAIR shall have received an opinion of Squire, Sanders & Dempsey L.L.P., legal counsel to Mesa Air, reasonably satisfactory to CCAIR and its legal counsel as to the legal matters;

- CCAIR shall have received from Scott & Stringfellow a written opinion regarding the fairness to CCAIR's shareholders, from a financial point of view, of the consideration to be paid in the merger. The form of such letter shall have been delivered to CCAIR's board prior to the mailing of the joint proxy statement/prospectus and shall not have been subsequently withdrawn or amended; and

- CCAIR shall not have discovered any fact or circumstance existing as of the date of the merger agreement which has not been publicly disclosed by Mesa Air as of such date regarding the business, assets, properties, condition, financial or otherwise, results of operations or prospects of Mesa Air and its subsidiaries which is, individually or in the aggregate with other such facts and circumstances, materially adverse to Mesa Air and its subsidiaries taken as a whole, or to the value of the shares of Mesa Air common stock.

Under the terms of the merger agreement, Mesa Air and Mesa Merger Corporation have no obligation to consummate the merger if any condition to their obligations to consummate the merger are not satisfied on or prior to the closing date of the merger. Similarly, CCAIR has no obligation to consummate the merger if any condition to its obligation to consummate the merger is not satisfied on or prior to the closing date of the merger. Except with respect to obtaining the respective shareholder and stockholder approvals solicited by this joint proxy statement/prospectus, any of the conditions to the obligations of Mesa Air, Mesa Merger Corporation or CCAIR to consummate the merger may be waived or modified by the party that is, or whose shareholders are, entitled to the benefits of such conditions.

Please see Article 6 of the merger agreement for a complete statement of the conditions to the obligations of the respective parties to consummate the merger.

TERMINATION OF THE MERGER AGREEMENT

The merger agreement may be terminated and the merger abandoned at any time prior to the effective time, whether before or after the approval by the Mesa Air shareholders or the CCAIR stockholders, as follows:

- by mutual written consent of Mesa Air and CCAIR;

- by either Mesa Air or CCAIR if the merger has not been consummated by June 1, 1999;

- by either Mesa Air or CCAIR if a court of competent jurisdiction or other governmental entity shall have issued a nonappealable final order, decree or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

- by either Mesa Air or CCAIR if, at their respective special meetings, the requisite vote of the shareholders of Mesa Air in favor of the issuance of Mesa Air common stock pursuant to the merger agreement or of the stockholders of CCAIR in favor of the merger and the merger agreement is not obtained;

- by either Mesa Air or CCAIR if the board of directors of the other withdraws or modifies its recommendation to its shareholders to approve the merger or fails to call and send notice of the Mesa Air special meeting or the CCAIR special meeting, as the case may be;

- by Mesa Air if the CCAIR board recommends an alternative transaction to its stockholders; or

- by either Mesa Air or CCAIR if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in the merger agreement that is not cured within a specified time period.

If Mesa Air or CCAIR terminates the merger agreement as provided above, there will be no liability on the part of any party or its officers, directors or shareholders.

FEES AND EXPENSES; TERMINATION FEES

Whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such costs or expenses.

AMENDMENT OF THE MERGER AGREEMENT; WAIVER OF CONDITIONS

The respective boards of directors of CCAIR, Mesa Air and Mesa Merger Corporation may, by written agreement, at any time before or after the approval of the merger and the merger agreement by the CCAIR stockholders and the approval of the issuance of shares of Mesa Air common stock pursuant to the merger agreement by the Mesa Air shareholders, amend the merger agreement. However, following approval by the CCAIR or Mesa Air shareholders, no amendment or modification may be made that would materially adversely affect the rights of the CCAIR or Mesa Air shareholders without the further approval of such shareholders. Each party to the merger agreement may, to the extent legally permitted, extend the time for the performance of any of the obligations of any other party to the merger agreement, waive any inaccuracies in the representations or warranties of any other party contained in the merger agreement, or waive compliance by any other party with any of the agreements or conditions contained in the merger agreement.

REPRESENTATIONS, WARRANTIES AND COVENANTS

In the merger agreement, Mesa Air, Mesa Merger Corporation and CCAIR have made various representations, warranties, covenants and agreements relating to, among other things, their respective organization, capital structure, business and financial condition, the completeness and accuracy of filings made with the SEC and the satisfaction of various legal requirements for the merger. In addition, each of Mesa Air and CCAIR has represented and warranted that they will cause their respective directors, officers and certain other persons to enter into agreements that such individuals will vote their respective Mesa Air and CCAIR shares in favor of the merger, will not sell any Mesa Air common stock for a period of 90 days following the effective time and, in the case of CCAIR, will comply with Rule 145 under the Securities Act. Except with respect to the restrictions on sales of stock and compliance with Rule 145, the representations and warranties of each of the parties to the merger agreement will expire upon consummation of the merger.

The merger agreement provides that CCAIR will not directly or indirectly solicit, initiate, or encourage any inquiries or proposals relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, CCAIR or any subsidiary of CCAIR. CCAIR also has agreed not to participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person or entity to do or seek any of the matters described in the preceding sentence. CCAIR has agreed to immediately notify Mesa Air if it receives any inquiries or proposals with respect to such proposal, offer or inquiry. CCAIR may engage in any of the activities described in this paragraph if its board receives a written opinion from outside legal counsel stating that there would be a material risk of liability to its stockholders for failure to do so.

Under the merger agreement, CCAIR is generally obligated prior to the effective time to carry on its business in the usual, regular, and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, to pay or perform other obligations when due, and to preserve intact its present business organization. CCAIR has agreed to notify Mesa Air of changes in the normal course of its business and to refrain from taking certain actions without the prior written consent of Mesa Air. As to CCAIR, the prohibited actions include, among other matters, accelerating or amending options, transferring intellectual property rights, declaring dividends, issuing stock, subject to certain exceptions, acquiring or merging with third parties, disposing of any of its assets, subject to a de minimis exception, increasing compensation, revaluing any of its assets, incurring indebtedness, except pursuant to existing credit agreements, or voluntarily prepaying outstanding indebtedness, amending its charter documents or bylaws or making any capital expenditure or commitment, subject to some exceptions.

EMPLOYEE BENEFIT PLANS AND STOCK OPTIONS

Following the effective time, Mesa Merger Corporation has agreed to honor in accordance with their terms all employee benefit plans of CCAIR and all accrued benefits vested under such plans. Mesa Air has agreed to provide, after the effective time, employees of CCAIR, not otherwise covered by collective bargaining agreements, with employee benefits in the aggregate substantially no less favorable than those benefits provided to Mesa Air's similarly situated employees for a period ending on the first anniversary of the effective time.

At March 31, 1999, a total of 1,014,907 shares of CCAIR common stock were subject to outstanding CCAIR stock options issued under CCAIR stock option plans. At the effective time, each CCAIR stock option outstanding will be converted into an option to acquire shares of Mesa Air common stock, based on the exchange ratio, and the exercise price of each such option will be correspondingly adjusted. All other terms and conditions of such option will remain unchanged from the terms and conditions under the applicable CCAIR stock option plan.

WARRANTS

At March 31, 1999, a total of 451,217 shares of CCAIR common stock were reserved for issuance upon the exercise of outstanding warrants. At the effective time, each outstanding warrant to purchase CCAIR common stock will be converted into a warrant to purchase shares of Mesa Air common stock based on the terms of such warrant. The exercise price and the number of shares underlying such warrant will be adjusted based on the exchange ratio.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material federal income tax considerations of the merger that are generally applicable to holders of CCAIR common stock. This discussion is based on currently existing provisions of the Code, the Treasury Regulations promulgated thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Mesa Air, CCAIR, or CCAIR's stockholders as described herein.

CCAIR stockholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular CCAIR stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws or the tax consequences of the exercise of CCAIR stock options or any other transactions effectuated prior to or after the merger, whether or not such transactions are in connection with the merger. Accordingly, CCAIR option holders, warrant holders and stockholders are urged to consult their own tax advisors as to the specific consequences of the merger, including the applicable federal, state, local and foreign tax consequences to them of the merger in their particular circumstances.

Neither Mesa Air nor CCAIR has requested a ruling from the Internal Revenue Service with regard to any of the federal income tax consequences of the merger. It is a condition to consummation of the merger that Squire, Sanders & Dempsey L.L.P., legal counsel to Mesa Air, render an opinion addressed to Mesa Air and CCAIR that the merger will constitute a reorganization under Section 368(a) of the Code. Such tax opinion will be based on certain assumptions as well as representations received from Mesa Air, CCAIR, Mesa Merger Corporation and certain stockholders of CCAIR, including an assumption, based on representations, concerning the "continuity of interest" requirement discussed below, and is subject to the limitations discussed below. Moreover, such tax opinion will not be binding on the IRS nor preclude the IRS from adopting a contrary position. The discussion below assumes that the merger will qualify as a reorganization.

Subject to the limitations and qualifications referred to herein, and as a result of the merger's qualifying as a reorganization, the following federal income tax consequences should result:

- No gain or loss will be recognized by the stockholders of CCAIR on the exchange of their CCAIR common stock solely for shares of Mesa Air common stock.

- The federal income tax basis of Mesa Air common stock received by the stockholders of CCAIR for their shares of CCAIR common stock will be the same as the federal income tax basis of the CCAIR common stock surrendered in exchange therefor.

- The holding period of the Mesa Air common stock received by the stockholders of CCAIR in exchange for their shares of CCAIR common stock will include the period for which the CCAIR common stock was held, provided that the exchanged CCAIR common stock was held as a capital asset by such stockholder at the effective time.

- None of Mesa Air, CCAIR or Mesa Merger Corporation will recognize gain solely as a result of the merger.

The tax opinion is subject to various assumptions and qualifications and is based on the truth and accuracy of representations of Mesa Air, CCAIR, Mesa Merger Corporation and specified stockholders of CCAIR, including representations in certificates delivered to counsel by the respective managements of Mesa Air, CCAIR and Mesa Merger Corporation and specified stockholders of CCAIR. Of particular importance are the assumptions and representations relating to the "continuity of interest" requirement.

The continuity of interest requirement is satisfied if a substantial part of the proprietary interest in CCAIR is preserved in the merger. A substantial part of the proprietary interest in CCAIR will generally be preserved in the merger if the aggregate amount of Mesa Air common stock received by the CCAIR stockholders in the merger represents a substantial portion of the entire consideration received by the CCAIR stockholders pursuant to the merger. In determining whether a substantial proprietary interest in CCAIR is preserved, certain dispositions of Mesa Air stock received in exchange for CCAIR stock, such as dispositions to Mesa Air or related entities, will be taken into account. Although representations have been received from Mesa Air, Mesa Merger Corporation, CCAIR, and substantial shareholders of CCAIR evidencing that the continuity of interest requirement will likely be satisfied, no assurance can be made that such requirement will in fact be satisfied. If the continuity of interest requirement were not satisfied, the merger would not be treated as a reorganization.

A successful IRS challenge to the reorganization status of the merger, as a result of a failure of the "continuity of interest" requirement or otherwise, would result in significant tax consequences. A CCAIR stockholder would recognize gain or loss with respect to each share of CCAIR common stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the effective time, of the Mesa Air common stock received in exchange therefor. In such event, a stockholder's aggregate basis in the Mesa Air common stock so received would equal its fair market value, and the stockholder's holding period for such stock would begin upon receipt of the CCAIR common stock.

The foregoing discussion is based on the existing provisions of the Code, and existing judicial and administrative interpretations thereof, any of which may be altered retroactively.

CCAIR stockholders, option holders and warrant holders are urged to consult their own tax advisors for more specific and definitive advice as to the federal income tax consequences to them from the conversion of their shares of CCAIR common stock pursuant to the merger, as well as advice as to the application and effect of state, local and foreign income and other tax laws and possible amendments to such laws.

ANTICIPATED ACCOUNTING TREATMENT OF THE MERGER

It is a condition to the consummation of the merger that Mesa Air shall have received letters, dated as of the date hereof and as of the merger closing date, from Arthur Andersen LLP, CCAIR's independent public accountants, setting forth their concurrence with the conclusion of CCAIR's management that no conditions exist with respect to CCAIR that would preclude accounting for the merger as a pooling of interests, and from KPMG LLP, Mesa Air's independent auditors, to the effect that the merger can be accounted for as a pooling of interests, in each case under Accounting Principles Board Opinion No. 16 and assuming that the merger is closed and consummated in accordance with the merger agreement. As a condition to the merger being accounted for as a pooling of interests, each affiliate of Mesa Air and CCAIR must not reduce their risk relative to any shares of Mesa Air common stock received in the merger during the 30 days prior to the date of consummation of the merger through the date on which financial results covering at least 30 days of post-merger combined operations of Mesa Air and CCAIR have been published by Mesa Air. See "Interests of Certain Persons in the Merger; Conflicts of Interest -- Affiliate Agreements" for a complete discussion of the restrictions placed on affiliates. If the merger is consummated but fails to qualify for pooling of interests accounting treatment, the transaction would be accounted for as a purchase. Accounting for the merger as a purchase would require Mesa Air to record certain intangible assets and charges against future results of operations in connection with the acquisition, which would adversely affect Mesa Air's results of operations.

REGULATORY MATTERS

Under the Hart-Scott-Rodino Act and the rules promulgated thereunder, the merger may not be consummated until notifications have been given and certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and specified waiting period requirements have been satisfied or early termination of the waiting period is granted at the request of Mesa Air and CCAIR.

Mesa Air and CCAIR filed notification and report forms under the Hart-Scott-Rodino Act with the FTC and the Antitrust Division on February 9, 1999. These filings commenced a 30-day waiting period under the Hart-Scott-Rodino Act.

As of March 11, 1999, the 30-day waiting period under the Hart-Scott-Rodino Act expired. Mesa Air and CCAIR have received notification from the Department of Justice that no further information or documentary material will be requested under the Hart-Scott-Rodino Act.

There can be no assurance that a challenge to the merger on antitrust grounds will not be made, or if such challenge is made, that Mesa Air and CCAIR would prevail or would not be required to terminate the merger agreement, to divest certain assets, or to accept certain conditions in order to consummate the merger. Mesa Air does not have any obligation under the merger agreement to:

- dispose or cause any of its subsidiaries to dispose of any assets;

- discontinue or make any changes to its operations or proposed operations or to the operations or proposed operations of any of its subsidiaries; or

- make any commitment (to any governmental body or otherwise) regarding its future operations, or the future operations of its subsidiaries, or the future operations of CCAIR or its subsidiaries, even though the disposition of such assets or the making of such change or commitment might facilitate the obtaining of a required governmental authorization or might otherwise facilitate the consummation of the merger.

RESALE OF MESA AIR COMMON STOCK

The shares of Mesa Air common stock to be received in the merger will be freely transferable, except for shares of Mesa Air common stock received by persons who are deemed to be "affiliates," as that term is defined in the rules under the Securities Act, of CCAIR immediately prior to the effective time, or of Mesa Air after the effective time. An affiliate is defined generally as including, without limitation, directors, executive officers and other persons who control a company. Shares of Mesa Air common stock received in the merger by persons who are affiliates of CCAIR immediately prior to the effective time but do not become affiliates of Mesa Air may be sold by them only in accordance with the provisions of Rule 145 under the Securities Act, which imposes limitations on the volume and manner of sales by such affiliates, or pursuant to an effective registration statement under the Securities Act, or in transactions exempt from registration thereunder. The CCAIR affiliates are Kenneth W. Gann, Eric W. Montgomery, Peter J. Sistare, Mickey J. Bowman, Carletta S. Sullivan, Albert I. Beamon, Patricia H. Bergman, K. Ray Allen, Gordon Linkon, George Murnane, III, Dean E. Painter and Richard Magurno. Shares of Mesa Air common stock received in the merger by persons who are affiliates of Mesa Air following the merger may be sold by them only in accordance with the provisions of Rule 144 under the Securities Act, which imposes limitations on the volume and manner of sales by such affiliates, or pursuant to an effective registration statement under the Securities Act, or in transactions exempt from registration thereunder.

                   ABSENCE OF DISSENTERS' RIGHTS OF APPRAISAL

MESA AIR SHAREHOLDERS

Under Nevada law, no holder of Mesa Air common stock will be entitled to dissenters' rights of appraisal.

CCAIR STOCKHOLDERS

Under Section 262 of the General Corporation Law of the State of Delaware, CCAIR stockholders will not be entitled to dissenters' rights of appraisal in connection with the merger because the Mesa Air common stock is listed on a national securities exchange.

          UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

The following unaudited pro forma condensed combining financial statements reflect the merger of CCAIR into a wholly owned subsidiary of Mesa Air. The merger will be accounted for as pooling of interests under generally accepted accounting principles. The pro forma statements of operations combine the operations of Mesa Air and CCAIR for the three months ended December 31, 1998, and the operations of Mesa Air for the fiscal year ended September 30, 1998, with the operations of CCAIR for the six months ended December 31, 1997, and the six months ended June 30, 1998, and the operations of Mesa Air for the fiscal years ended September 30, 1997 and 1996 with the operations of CCAIR for the fiscal years ended June 30, 1997 and 1996, respectively. The pro forma balance sheet combines Mesa Air with CCAIR as of December 31, 1998, and assumes the merger occurred as of December 31, 1998. The historical consolidated financial information of Mesa Air and CCAIR has been derived from their respective financial statements which are included elsewhere herein or incorporated herein by reference. The pro forma financial statements should be read in conjunction with these historical financial statements and the notes thereto, as well as the accompanying notes to unaudited pro forma condensed combining financial statements. The pro forma financial statements are not necessarily indicative of the financial position or operating results that would have been achieved had the merger occurred as of the dates indicated, nor are they indicative of future operating results or financial position.

                      MESA AIR GROUP, INC. AND CCAIR, INC.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               DECEMBER 31, 1998
                                 (000 OMITTED)

                                                       MESA           CCAIR         PRO FORMA       PRO FORMA
                                                   (HISTORICAL)    (HISTORICAL)    ADJUSTMENTS      COMBINED
                                                   ------------    ------------    -----------      ---------
ASSETS
Current Assets:
  Cash and cash equivalents......................    $ 65,865        $     46                       $ 65,911
  Receivables, primarily traffic.................      18,794           6,346                         25,140
  Expendable parts and supplies, less allowance
     for obsolescence............................      21,772           1,913                         23,685
  Prepaid expenses and other current assets......       3,866           1,894                          5,760
                                                     --------        --------       --------        --------
     Total current assets........................    $110,297        $ 10,199                       $120,496
Property and equipment, net......................     327,416           4,221                        331,637
Lease and equipment deposits.....................      11,347                                         11,347
Intangible, less amortization....................      20,295             719           (719)(5)      20,295
Other assets.....................................       1,516              27                          1,543
                                                     --------        --------       --------        --------
     Total assets................................    $470,871        $ 15,166           (719)       $485,318
                                                     ========        ========       ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt and capital
     leases......................................    $ 39,491        $  1,053                       $ 40,544
  Short-term borrowings..........................                         717                            717
  Accounts payable...............................      12,822           5,541                         18,363
  Air traffic liability..........................       3,624                                          3,624
  Accrued compensation...........................       1,303                                          1,303
  Other accrued expenses.........................      43,004           8,014         (1,193)(2)      52,325
                                                                                       2,500(4)
                                                     --------        --------       --------        --------
     Total current liabilities...................     100,244          15,325          1,307         116,876
Long-term debt and capital leases, excluding
  current portion................................     231,111          10,625                        241,736
Deferred credits and other liabilities...........      15,862             232                         16,094
Stockholders' equity:
  Preferred stock of no par value, 2,000,000
     shares authorized; common stock of no par
     value, 75,000,000 shares authorized.........     101,868                         21,349(3)      123,217
  Common stock, $.01 par value, 30,000,000 shares
     authorized..................................                          89            (89)(3)
  Additional paid-in-capital.....................                      21,260        (21,260)(3)
  Retained earnings (deficit)....................      21,786         (32,365)         1,193(2)      (12,605)
                                                                                      (2,500)(4)
                                                                                        (719)(5)
                                                     --------        --------       --------        --------
     Total stockholders' equity..................     123,654         (11,016)        (2,026)        110,612
                                                     --------        --------       --------        --------
     Total liabilities and stockholders'
       equity....................................    $470,871        $ 15,166           (719)       $485,318
                                                     ========        ========       ========        ========

See accompanying notes to unaudited pro forma combined condensed financial data.

                      MESA AIR GROUP, INC. AND CCAIR, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      THREE MONTHS ENDED DECEMBER 31, 1998
                    (000 OMITTED, EXCEPT FOR PER SHARE DATA)

                                                        MESA          CCAIR        PRO FORMA     PRO FORMA
                                                    (HISTORICAL)   (HISTORICAL)   ADJUSTMENTS    COMBINED
                                                    ------------   ------------   -----------    ---------
Operating revenues
  Passenger revenue...............................    $75,880        $20,375                      $96,255
  Freight and other...............................      1,240            225                        1,466
                                                      -------        -------        -------       -------
          Total operating revenues................     77,120         20,601             --        97,721
                                                      -------        -------        -------       -------
Operating expenses
  Flight operations                                    33,404          8,603             --        42,007
  Maintenance.....................................     13,341          4,173            254(2)     17,768
  Aircraft and traffic servicing..................      9,575          3,267                       12,842
  Promotion and sales.............................      5,358          2,899                        8,257
  General and administrative......................      4,744          1,455                        6,200
  Depreciation and amortization...................      4,492            315           (103)(5)     4,704
                                                      -------        -------        -------       -------
          Total operating expenses................     70,914         20,713            151        91,708
                                                      -------        -------        -------       -------
          Operating income (loss).................      6,206           (112)          (151)        5,943
                                                      -------        -------        -------       -------
Non-operating income (expense)
  Interest expense................................     (4,325)          (333)                      (4,658)
  Interest income                                          93                                          93
  Other...........................................        311             75                          386
                                                      -------        -------        -------       -------
          Total non-operating income
             (expense)............................     (3,921)          (258)            --        (4,179)
                                                      -------        -------        -------       -------
Earnings (loss) before income taxes...............      2,285           (370)          (151)        1,764
Income tax expense (benefit)......................                                                     --
                                                      -------        -------        -------       -------
Net earnings (loss)...............................      2,285           (370)          (151)        1,764
                                                      =======        =======        =======       =======
Average common shares outstanding:(5)
  Assuming an exchange ratio of .6214.............     28,328          8,541                       33,635
                                                      =======        =======                      =======
  Assuming an exchange ratio of .4350.............     28,328          8,541                       32,043
                                                      =======        =======                      =======
Earnings (loss) per common share:(5)
  Assuming an exchange ratio of .6124.............       0.08          (0.04)                        0.05
                                                      =======        =======                      =======
  Assuming an exchange ratio of .4350.............       0.08          (0.04)                        0.06
                                                      =======        =======                      =======

See accompanying notes to unaudited pro forma combined condensed financial data.

                      MESA AIR GROUP, INC. AND CCAIR, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1998
                    (000 OMITTED, EXCEPT FOR PER SHARE DATA)

                                                  FOR THE YEAR ENDED(1)(5)
                                             ----------------------------------
                                             SEPTEMBER 30, 1998   JUNE 30, 1998
                                                    MESA              CCAIR        PRO FORMA     PRO FORMA
                                                (HISTORICAL)      (HISTORICAL)    ADJUSTMENTS    COMBINED
                                             ------------------   -------------   -----------    ---------
Operating Revenues:
  Passenger revenue........................       $412,526          $ 64,395        $            $476,921
  Freight and other........................         11,015             1,098                       12,113
                                                  --------          --------        -------      --------
     Total operating revenues..............        423,541            65,493             --       489,034
                                                  --------          --------        -------      --------
Operating Expenses:
  Flight operations........................        167,630            24,886                      192,516
  Maintenance..............................         81,847            13,831            141(2)     95,819
  Aircraft and traffic servicing...........         68,125             9,003                       77,128
  Promotion and sales......................         57,767             9,404                       67,171
  General and administrative...............         26,768             4,876                       31,644
  Depreciation and amortization............         25,749             1,160                       26,909
  Other operating items....................         40,443             9,881          5,333(2)     55,657
                                                  --------          --------        -------      --------
     Total operating expenses..............        468,329            73,041          5,474       546,844
                                                  --------          --------        -------      --------
     Operating income (loss)...............        (44,788)           (7,548)        (5,474)      (57,810)
                                                  --------          --------        -------      --------
Non-operating income (expense):
  Interest expense.........................        (22,508)           (1,174)                     (23,682)
  Interest income..........................            802                                            802
  Other....................................          5,298                56                        5,354
                                                  --------          --------        -------      --------
     Total non-operating income
       (expense)...........................        (16,408)           (1,118)            --       (17,526)
Earnings (loss) before income taxes and
  cumulative effective of accounting
  change...................................        (61,196)           (8,666)        (5,474)      (75,336)
Income tax expense (benefit)...............         (7,762)                                        (7,762)
                                                  --------          --------        -------      --------
Earnings (loss) before cumulative effect of
  accounting change........................       $(53,434)         $ (8,666)       $(5,474)     $(67,574)
                                                  ========          ========        =======      ========
Average common shares outstanding:(5)
  Assuming an exchange ratio of .6214......         28,328             8,102                       33,363
                                                  ========          ========                     ========
  Assuming an exchange ratio of .435.......         28,328             8,102                       31,852
                                                  ========          ========                     ========
Earnings (loss) per common share before
  cumulative effect of accounting
  change:(5)
  Assuming an exchange ratio of .6214......       $  (1.89)         $  (1.07)                    $  (2.03)
                                                  ========          ========                     ========
  Assuming an exchange ratio of .435.......       $  (1.89)         $  (1.07)                    $  (2.12)
                                                  ========          ========                     ========

See accompanying notes to unaudited pro forma combined condensed financial data.

                      MESA AIR GROUP, INC. AND CCAIR, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1997
                    (000 OMITTED, EXCEPT FOR PER SHARE DATA)

                                                  FOR THE YEAR ENDED(1)(5)
                                            ------------------------------------
                                            SEPTEMBER 30, 1997    JUNE 30, 1997
                                                   MESA               CCAIR         PRO FORMA     PRO FORMA
                                               (HISTORICAL)        (HISTORICAL)    ADJUSTMENTS    COMBINED
                                            -------------------   --------------   -----------    ---------
Operating Revenues:
  Passenger revenue.......................       $500,822            $67,020         $            $567,842
  Freight and other.......................         10,155              1,467                        11,622
                                                 --------            -------         -------      --------
     Total operating revenues.............        510,977             68,487              --       579,464
                                                 --------            -------         -------      --------
Operating Expenses:
  Flight operations.......................        181,696             30,656                       212,352
  Maintenance.............................         93,278             12,381           2,249(2)    107,908
  Aircraft and traffic servicing..........         85,755              8,373                        94,128
  Promotion and sales.....................         75,448              9,868                        85,316
  General and administrative..............         26,543              4,115                        30,658
  Depreciation and amortization...........         34,859              1,699                        36,558
  Other operating items...................         67,884                                           67,884
                                                 --------            -------         -------      --------
     Total operating expenses.............        565,463             67,092           2,249       634,804
                                                 --------            -------         -------      --------
     Operating income (loss)..............        (54,486)             1,395          (2,249)      (55,340)
                                                 --------            -------         -------      --------
Non-operating income (expense):
  Interest expense........................        (27,776)              (742)                      (28,518)
  Interest income.........................          1,837                                            1,837
  Other...................................          1,250                  8                         1,258
                                                 --------            -------         -------      --------
     Total non-operating income
       (expense)..........................        (24,689)              (734)             --       (25,423)
                                                 --------            -------         -------      --------
Earnings (loss) before income taxes.......        (79,175)               661          (2,249)      (80,763)
Income tax expense (benefit)..............        (30,578)               141                       (30,437)
                                                 --------            -------         -------      --------
Net earnings (loss).......................       $(48,597)           $   520         $(2,249)     $(50,326)
                                                 ========            =======         =======      ========
Average common shares outstanding:(5)
  Assuming an exchange ratio of .6214.....         28,275              7,741                        33,085
                                                 ========            =======                      ========
  Assuming an exchange ratio of .435......         28,275              7,741                        31,642
                                                 ========            =======                      ========
Net earnings (loss) per common share:(5)
  Assuming an exchange ratio of .6214.....       $  (1.72)           $  0.07                      $  (1.52)
                                                 ========            =======                      ========
  Assuming an exchange ratio of .435......       $  (1.72)           $  0.07                      $  (1.59)
                                                 ========            =======                      ========

See accompanying notes to unaudited pro forma combined condensed financial data.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                      MESA AIR GROUP, INC. AND CCAIR, INC.
                         YEAR ENDED SEPTEMBER 30, 1996
                    (000 OMITTED, EXCEPT FOR PER SHARE DATA)

                                                  FOR THE YEAR ENDED(1)(5)
                                             ----------------------------------
                                             SEPTEMBER 30, 1996   JUNE 30, 1996
                                                    MESA              CCAIR        PRO FORMA     PRO FORMA
                                                (HISTORICAL)      (HISTORICAL)    ADJUSTMENTS    COMBINED
                                             ------------------   -------------   -----------    ---------
Operating Revenues:
  Passenger revenue........................       $489,432           $64,482        $            $553,914
  Freight and other........................         10,931             1,751                       12,682
                                                  --------           -------        -------      --------
     Total operating revenues..............        500,363            66,233             --       566,596
                                                  --------           -------        -------      --------
Operating Expenses:
  Flight operations........................        166,151            29,752                      195,903
  Maintenance..............................         81,400            12,566            369(2)     94,335
  Aircraft and traffic servicing...........         73,469             7,839                       81,308
  Promotion and sales......................         74,844             9,104                       83,948
  General and administrative...............         29,186             4,273                       33,459
  Depreciation and amortization............         24,296             1,813                       26,109
  Other operating items....................          3,023                                          3,023
                                                  --------           -------        -------      --------
     Total operating expenses..............        452,369            65,347            369       518,085
                                                  --------           -------        -------      --------
     Operating income (loss)...............         47,994               886           (369)       48,511
                                                  --------           -------        -------      --------
Non-operating income (expense):
  Interest expense.........................        (12,777)             (761)                     (13,538)
  Interest income..........................          2,274                                          2,274
  Other....................................         12,028               (11)                      12,017
                                                  --------           -------        -------      --------
     Total non-operating income
       (expense)...........................          1,525              (772)            --           753
                                                  --------           -------        -------      --------
Earnings (loss) before income taxes........         49,519               114           (369)       49,264
Income tax expense (benefit)...............         19,112                18                       19,130
                                                  --------           -------        -------      --------
Net earnings (loss)........................       $ 30,407           $    96        $  (369)     $ 30,134
                                                  ========           =======        =======      ========
Average common shares outstanding:(5)
  Assuming an exchange ratio of .6214......         30,449             7,565                       35,150
                                                  ========           =======                     ========
  Assuming an exchange ratio of .435.......         30,449             7,565                       33,740
                                                  ========           =======                     ========
Net earnings (loss) per common share:(5)
  Assuming an exchange ratio of .6214......       $   1.00           $  0.01                     $   0.86
                                                  ========           =======                     ========
  Assuming an exchange ratio of .435.......       $   1.00           $  0.01                     $   0.89
                                                  ========           =======                     ========

See accompanying notes to unaudited pro forma combined condensed financial data.

                      MESA AIR GROUP, INC. AND CCAIR, INC.

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

1. The acquisition of CCAIR by Mesa Air is expected to qualify for the pooling-of-interests method of accounting. Mesa Air has a September year end, while CCAIR has a December year end. CCAIR changed their fiscal year end from June 30 to December 31 in 1997. For the purpose of these pro forma combined condensed statements of operations, Mesa Air's three months ended December 31, 1998 are combined with CCAIR's for the same period and Mesa Air's years ended September 30, 1998, 1997, and 1996 are combined with CCAIR's financial years ended June 30, 1998, 1997, and 1996.

2. CCAIR had primarily used the deferral method of accounting for engine overhauls, but effective July 1, 1997, CCAIR elected to change its method of accounting for engine, propeller and landing gear overhauls from the deferral method to the accrual method. Mesa Air had used the direct expense method. To conform these methods of accounting on the pro forma combined condensed financial statements, a retroactive restatement has been made to CCAIR's prior period financial statements to reflect results as though the direct expense method has been used. The restatement resulted in additional expense of $254,000, $5,474,000, $2,249,000, and $369,000 for the three months ended December 31, 1998 and for the years ended June 30, 1998, 1997, and 1996, respectively.

3. The additional paid in capital of CCAIR has been combined with Mesa Air's no par value common stock.

4. It is anticipated that Mesa Air and CCAIR together will incur approximately $2,500,000 of costs associated with this transaction. Under the pooling-of-interests method, this will be expensed, consequently, the effect of this anticipated cost is accrued on the pro forma combined condensed balance sheet. Actual merger costs may vary from such estimates.

5. CCAIR had capitalized $822,000 of preoperating costs in the quarter ending September 30, 1998 relating to the addition of new aircraft. In the December 31, 1998 quarter $103,000 of these costs were amortized leaving $719,000 of unamortized cost at December 31, 1998. To conform to Mesa Air's accounting method this amount would not be capitalized nor amortized. CCAIR's quarter ending September 30, 1998 is not included in these pro forma statements, consequently the December 31, 1998 balance sheet and statement of operations for the three months ended December 31, 1998 have been adjusted accordingly. Due to a change in accounting policy under SOP 98-5 the balance of this will be written off in the March 31, 1999 quarter for CCAIR. However, upon completion of the merger the adjustment will retroactively be made to the period in which it occurred.

6. Based on the possible exchange ratios the following table represents the various pro forma combined shares outstanding and net earnings per share.

              EXCHANGE                   AVERAGE COMMON      NET EARNINGS
               RATIO                   SHARES OUTSTANDING     PER SHARE
              --------                 ------------------    ------------
                                         (000 OMITTED)
Three months ended December 31, 1998
               .6214                        33,635              $ . 05
                .544                        32,974              $  .05
                .483                        32,453              $  .05
                .435                        32,043              $  .06
Year ended September 30, 1998
               .6214                        33,363              $(2.03)
                .544                        32,735              $(2.06)
                .483                        32,241              $(2.10)
                .435                        31,852              $(2.12)
Year ended September 30, 1997
               .6214                        33,085              $(1.52)
                .544                        32,486              $(1.55)
                .483                        32,014              $(1.57)
                .435                        31,642              $(1.59)
Year ended September 30, 1996
               .6214                        35,150              $  .86
                .544                        34,564              $  .87
                .483                        34,103              $  .88
                .435                        33,740              $  .89

                              BUSINESS OF MESA AIR

For the most current description of Mesa Air's business, please see Mesa Air's 1998 annual report to shareholders, which is being mailed with this joint proxy statement/ prospectus.

                             MANAGEMENT OF MESA AIR

GENERAL

The current executive officers of Mesa Air are as follows:

NAME                                             POSITION
----                                             --------
Jonathan G. Ornstein..............  President and Chief Executive
                                    Officer
Michael J. Lotz...................  Chief Operating Officer
Archille R. Pacquette.............  President -- Air Midwest
Michael Ferverda..................  Sr. Vice President -- Flight
                                    Operations
Robert Moye.......................  Sr. Vice President -- Maintenance
Blaine M. Jones...................  Chief Financial Officer

For information regarding Mesa Air's directors and executive officers, including ages and business backgrounds, executive compensation, security ownership of certain beneficial owners and management and certain relationships and related transactions, please refer to "Security Ownership of Certain Beneficial Owners and Management -- Certain Shareholders of Mesa Air" and "Additional Information for the Mesa Air Special Meeting" in this joint proxy statement/prospectus and in Mesa Air's 1998 annual report to shareholders, which is being mailed with this joint proxy statement/prospectus.

BUSINESS AND MANAGEMENT FOLLOWING THE MERGER

Mesa Air intends to operate CCAIR in a manner substantially consistent with its current operations. The headquarters of the surviving corporation after the merger will be Charlotte, North Carolina. Mesa Air and the surviving corporation will carefully review the operations of the combined companies in an attempt to identify additional opportunities for expense reduction through the use of shared resources. It is uncertain how this analysis will affect CCAIR's existing employees.

The following persons will be appointed as officers of the surviving corporation, effective as of the effective time:

NAME                                             POSITION
----                                             --------
Kenneth W. Gann...................  President
Eric W. Montgomery................  Treasurer
Steven E. Markhoff................  Secretary

The directors of the surviving corporation will be:

    NAME
     ----------
    Kenneth W. Gann
    Michael J. Lotz
    Steven E. Markhoff

Mesa Air has no plans to eliminate any executive officer positions of CCAIR following the merger.

           MESA AIR MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

For the most current discussion of Mesa Air Management's Discussion and Analysis of Financial Condition and Results of Operations, please see Mesa Air's 1999 annual report to shareholders and its quarterly report on Form 10-Q for the quarter ended December 31, 1998, each as amended, which are being mailed with this joint proxy statement/prospectus.

                               BUSINESS OF CCAIR

For the most current description of CCAIR's business, please see CCAIR's annual report on Form 10-K for the fiscal year ended December 31, 1998, as amended, which is being mailed with this joint proxy statement/prospectus.

       CCAIR MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

For the most current discussion of CCAIR Management's Discussion and Analysis of Financial Condition and Results of Operations, please see CCAIR's annual report on Form 10-K for the fiscal year ended December 31, 1998, as amended, which is being mailed with this joint proxy statement/prospectus.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

SHAREHOLDERS OF MESA AIR

The following table sets forth information as of September 30, 1998, regarding beneficial ownership of Mesa Air common stock as of the Mesa Air record date by:

- each person or entity known by Mesa Air to own beneficially more than five percent of the outstanding Mesa Air common stock;

- each Mesa Air director;

- the Chief Executive Officer of Mesa Air and other executive officers with annual compensation greater than $100,000, including salary and bonus; and

- all directors and executive officers of Mesa Air as a group.

Except as otherwise noted below, the listed beneficial owner has sole voting and investment power with respect to such shares and the address of the listed beneficial owner is that of Mesa Air.

                                       AMOUNT AND NATURE OF
                                       BENEFICIAL OWNERSHIP
                                      -----------------------
                                                     VESTED                   PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER   SHARES      OPTIONS(1)    TOTAL(1)     OF CLASS
------------------------------------  ---------    ----------    ---------    --------
Larry L. Risley....................     516,380      800,000     1,316,380       4.6%
2325 East 30th Street
Farmington, New Mexico 87401
Jack Braly.........................          --       19,000        19,000         *
Paul R. Madden.....................       5,000       13,000        18,000         *
Jonathan G. Ornstein(2)............     343,664      333,333       681,997       2.4%
Blaine M. Jones....................         264       50,000        50,264         *
James E. Swigart(3)................     110,214           --       110,214         *
Daniel J. Altobello................       1,000           --         1,000         *
Herbert A. Denton(4)...............     329,280           --       329,280         *
Ronald R. Fogleman.................          --           --            --         *
Maurice A. Parker..................          --           --            --         *
Arlo E. Clough.....................          --           --            --         *
Archille R. Paquette...............          --      122,665       122,665         *
Timothy L. Coon....................          --           --            --         *
J. Clark Stevens...................          --           --            --         *
2400 State Highway 121, #2501
Euless, Texas 76034
Barlow Partners II, L.P............   1,785,513           --     1,785,513       6.3%
1954 Airport Road, Suite 200
Atlanta, Georgia 30341
Wisconsin Investment Board.........   3,190,000           --     3,190,000      11.2%
121 East Wilson Street
Madison, Wisconsin 53702

                                       AMOUNT AND NATURE OF
                                       BENEFICIAL OWNERSHIP
                                      -----------------------
                                                     VESTED                   PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER   SHARES      OPTIONS(1)    TOTAL(1)     OF CLASS
------------------------------------  ---------    ----------    ---------    --------
Alliance Capital...................   2,881,500           --     2,881,500      10.2%
1345 Avenue of the Americas,
39th Floor
New York, New York 10105
Franklin Advisers..................   2,497,000           --     2,497,000       8.8%
777 Mariners Island Blvd
San Mateo, California 94404
Dimension Fund.....................   1,989,400           --     1,989,400       7.0%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
All directors and officers as a
  group(9 persons).................     981,522    1,337,998     2,319,520       8.2%

-------------------------

 * Represents less than one percent of the outstanding shares of Mesa Air common stock.

(1) Includes options vested on September 30, 1998 and options which the individual has the right to acquire within 60 days of such date. This table is based upon information supplied by executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.

(2) Includes 326,267 shares of stock held in the name of Barlow Partners II, L.P. and 17,397 shares of stock held in the name of Barlow Management, Inc. Mr. Ornstein is a limited partner in Barlow Partners II, L.P. and a shareholder of Barlow Management, Inc. As such, he claims beneficial ownership of the shares held by those entities to the extent of his proportional interest therein. Barlow Management also is a general partner for Barlow Partners II, L.P.

(3) Includes 103,256 shares of stock held in the name of Barlow Partners II, L.P. and 6,958 shares of stock held in the name of Barlow Management, Inc. Mr. Swigart is a limited partner in Barlow Partners II, L.P. and a shareholder in Barlow Management Inc. As such, he claims beneficial ownership of the shares held by these entities to the extent of his proportional interest therein. Barlow Management also is general partner for Barlow Partners II.

(4) Includes 100,000 shares of stock held in the name of Providence Investors LLC, 219,280 shares of stock held in the name of Providence Jet LLC, and 10,000 shares of stock held in the name of Providence Capital, Inc. Mr. Denton has shared investment and voting power with respect to the shares held by Providence Investors, and sole investment and voting power with respect to the shares held by Providence Jet and Providence Capital.

STOCKHOLDERS OF CCAIR

The following table sets forth information concerning the beneficial ownership of CCAIR common stock as of the CCAIR record date, by:

- each stockholder known by CCAIR to own beneficially more than five percent of the outstanding CCAIR common stock;

- each director of CCAIR;

- the President of CCAIR and other executive officers with annual compensation greater than $100,000, including salary and bonus; and

- all executive officers and directors of CCAIR as a group.

Except as otherwise noted below, the listed beneficial owner has sole voting and investment power with respect to such shares and the address of the listed beneficial owner is that of CCAIR. See "Comparative Rights of Mesa Air Shareholders and CCAIR Stockholders" for a discussion of the voting and other rights of holders of CCAIR common stock.

                                            AMOUNT AND NATURE
NAME                                     OF BENEFICIAL OWNERSHIP    PERCENT OF CLASS(11)
----                                     -----------------------    --------------------
Kenneth W. Gann........................           420,793(1)                 4.0%
Dean E. Painter, Jr....................           277,000(2)                 2.7%
K. Ray Allen...........................            98,750(3)                   *
Gordon Linkon..........................            95,000(4)                   *
George Murnane, III....................           731,117(5)                 7.0%
Eric W. Montgomery.....................            85,000(6)                   *
Richard P. Magurno.....................            11,664(7)                   *
Peter J. Sistare.......................            65,000(8)                   *
Barlow Partners, L.P...................           688,617(9)                 6.6%
c/o International Airline Support Group
1954 Airport Road, Suite 200
Atlanta, Georgia 30341
PAR Investment Partners, L.P...........           836,100(10)                8.0%
c/o Par Capital Management, Inc.
One Financial Center, S-1600
Boston, Massachusetts 02111
All directors and executive officers as         1,784,324(11)               17.1%
  a group (8 persons)..................

-------------------------
  *  Represents less than 1% of the outstanding shares of CCAIR common stock.

 (1) Mr. Gann has the right to acquire 420,243 shares pursuant to presently exercisable options.

 (2) Mr. Painter has the right to acquire 227,000 shares pursuant to presently exercisable options and warrants.

 (3) Mr. Allen has the right to acquire 98,750 shares pursuant to presently exercisable options and warrants.

 (4) Mr. Linkon has the right to acquire 65,000 shares pursuant to presently exercisable options.

 (5) Mr. Murnane has the right to acquire 62,500 shares pursuant to presently exercisable options and warrants. Mr. Murnane has sole voting and dispositive power with respect to the 538,617 shares of CCAIR common stock and warrants to acquire 150,000 shares of common stock held by Barlow Partners, L.P. See footnote (9) for additional information.

 (6) Mr. Montgomery has the right to acquire 85,000 shares pursuant to presently exercisable options.

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

 (7) Mr. Magurno has the right to acquire 11,664 shares pursuant to presently exercisable options.

 (8) Mr. Sistare has the right to acquire 65,000 shares pursuant to presently exercisable options.

 (9) Barlow Partners, L.P. is a Texas limited partnership that has sole beneficiary ownership of 538,617 shares and a presently exercisable warrant to acquire 150,000 shares of CCAIR common stock. George Murnane, III, a CCAIR director, is the sole general partner of Barlow Partners, L.P. and Barlow Partners, L.P. reports that Mr. Murnane has beneficial ownership of all of the shares.

    Barlow Partners, L.P., in an amendment filed on April 14, 1998 to its
    Schedule 13-D, reports that each of the limited partners of Barlow Partners, L.P. shares beneficial ownership of a portion of the shares of CCAIR common stock held by Barlow Partners, L.P. The limited partners are Jonathan G. Ornstein, Alexius A. Dyer III and James E. Swigart.

    Barlow Partners, L.P. states that Jonathan G. Ornstein has shared power to vote or to direct the vote and to dispose or to direct the disposition of 370,200 shares as a result of his limited partnership interest. It is reported that Mr. Ornstein has shared beneficial ownership of 44,500 shares of CCAIR common stock held by his wife and minor children. Finally, Mr. Ornstein has sole beneficial ownership of 62,500 shares of CCAIR common stock, including 17,500 shares which he has a right to acquire within 60 days. Mr. Ornstein reports total beneficial ownership of 477,200 shares, without giving effect to the warrant to acquire 150,000 shares.

    Barlow Partners, L.P. states that Alexius A. Dyer III has shared power to vote or to direct the vote and to dispose or to direct the disposition of 20,000 shares as a result of his limited partnership interest. Mr. Dyer reports total beneficial ownership of 20,000 shares, without giving effect to the warrant to acquire 150,000 shares.

    Barlow Partners, L.P. states that James E. Swigart has shared power to vote or to direct the vote and to dispose or to direct the disposition of 128,417 shares as a result of his limited partnership interest. It is reported that Mr. Swigart has sole beneficial ownership of 61,000 shares, including 7,500 shares which he has a right to acquire within 60 days. Mr. Swigart reports total beneficial ownership of 179,417 shares, without giving effect to the warrant to acquire 150,000 shares.

(10) PAR Investment Partners, L.P. is a Delaware limited partnership and its general partner is PAR Group, L.P., a Delaware limited partnership. PAR Capital Management, Inc., a Delaware corporation is the sole general partner of PAR Group. PAR Investment Partners, PAR Group and PAR Capital jointly report that they have sole beneficial ownership of the shares.

(11) Includes 1,185,157 shares which executive officers and directors have the right to acquire pursuant to presently exercisable options and warrants.

(12) The percentage of shares of CCAIR common stock is based upon the outstanding shares (8,965,695) and assumes all presently exercisable stock options and warrants (1,466,124) have been exercised.

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

                     DESCRIPTION OF MESA AIR CAPITAL STOCK

The following is a summary of the material provisions of the Mesa Air articles of incorporation, as amended, and the Mesa Air bylaws, as amended. If you would like to review copies of such documents, they are on file with the SEC.

GENERAL

The authorized capital stock of Mesa Air consists of 75,000,000 shares of common stock, no par value per share, and 2,000,000 shares of preferred stock, no par value per share. As of May 5, 1999, 28,396,419 shares of Mesa Air common stock were issued and outstanding and no shares of Mesa Air preferred stock were issued or outstanding. All issued and outstanding shares of Mesa Air common stock are, and the shares of Mesa Air common stock to be issued in the merger will be, fully paid and non-assessable.

COMMON STOCK

Upon liquidation or dissolution of Mesa Air, the holders of Mesa Air common stock share ratably, in proportion to the number of shares held, in the assets available for distribution after payment of all prior claims, including all prior claims of the holders of any Mesa Air preferred stock then outstanding.

Holders of Mesa Air common stock have no preemptive rights and are entitled to one vote for each share held on each matter submitted to a vote of shareholders. Cumulative voting for the election of directors is not permitted. Subject to any prior rights of any Mesa Air preferred stock then outstanding, holders of Mesa Air common stock are entitled to receive ratably such dividends as may be declared by the Mesa Air board out of funds legally available therefor.

PREFERRED STOCK

The Mesa Air board has the authority to issue from time to time all or any part of the authorized Mesa Air preferred stock, in one or more series. The Mesa Air board is authorized to determine the designation of and number of shares in each series and to fix the dividend, redemption, liquidation, retirement, conversion and voting rights, if any, of such series, and any other rights and preferences thereof. Any shares of Mesa Air preferred stock which may be issued may have disproportionately high voting rights or class voting rights, may be convertible into shares of Mesa Air common stock and may rank prior to shares of Mesa Air common stock as to payment of dividends and upon liquidation. The Mesa Air board could authorize the issuance of one or more series of the Mesa Air preferred stock with voting rights or other rights and preferences which would impede the success of any proposed merger, tender offer, proxy contest or other attempt to gain control of Mesa Air not approved by the Mesa Air board. Although the issuance of Mesa Air preferred stock may have an adverse effect on the rights of holders of Mesa Air common stock, the consent of the holders of Mesa Air common stock would not be required for any such issuance of Mesa Air preferred stock.

TRANSFER AGENT

The transfer agent for the Mesa Air common stock is American Securities Transfer & Trust, Inc., Lakewood, Colorado.

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

                  COMPARATIVE RIGHTS OF MESA AIR SHAREHOLDERS
                             AND CCAIR STOCKHOLDERS

Upon consummation of the merger, the stockholders of CCAIR, a Delaware corporation, will become shareholders of Mesa Air, a Nevada corporation, and the rights of such former CCAIR stockholders will be governed by Nevada Law and by the Mesa Air articles of incorporation and bylaws. The rights of the former CCAIR stockholders under the Nevada law and the Mesa Air articles of incorporation and bylaws will differ in various respects from the rights of CCAIR stockholders under Delaware law and the CCAIR certificate of incorporation and bylaws. The following is a summary of the material difference between the rights of Mesa Air shareholders and CCAIR stockholders. We encourage you to read the relevant provisions of Delaware and Nevada law, the Mesa Air articles of incorporation and bylaws and the CCAIR certificate of incorporation and bylaws. The Mesa Air articles of incorporation and bylaws are exhibits to the registration statement of which this joint proxy statement/prospectus is a part or to documents that are incorporated in the registration statement by reference and are further incorporated by reference in this joint proxy statement/prospectus.

CUMULATIVE VOTING

In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A stockholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the stockholder may choose, up to the number of directors to be elected. Without cumulative voting, the holders of a majority of the shares present at an annual meeting or any special meeting held to elect directors would have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of holders of a majority of the shares voting at such meeting.

Under Delaware law, cumulative voting in the election of directors is not available unless specifically provided for in a corporation's certificate of incorporation. The CCAIR certificate of incorporation does not provide for cumulative voting. Under Nevada law, cumulative voting in the election of directors is only available if the corporation's articles of incorporation provide for such an election. The Mesa Air articles of incorporation do not provide for cumulative voting. However, at the Mesa Air annual meeting Mesa Air shareholders are being asked to consider and vote upon a shareholder proposal to adopt cumulative voting, which the Mesa Air board does not support.

STOCKHOLDER POWER TO CALL SPECIAL STOCKHOLDERS MEETING

Under Delaware law, a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the corporation's certificate of incorporation or bylaws. The CCAIR bylaws provide that special meetings of stockholders may be called by the Chairman of the Board, the President, the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors or by the holders of shares entitled to cast not less than 50% of the votes at such meeting.

Nevada law does not specifically address who may call special meetings of stockholders. The Mesa Air bylaws provide that special meetings of shareholders may be called by the Chairman of the Board and the Chairman of the Board or the Secretary shall, on written request of two members of the board of directors or of shareholders owning not less than 50% of the outstanding voting shares of the corporation, call a special meeting.

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

DISSOLUTION

Under Delaware law, a dissolution must be approved by stockholders holding 100% of the total voting power or the dissolution must be initiated by the board of directors and approved by the holders of a majority of the outstanding voting shares of the corporation. Under Nevada law, stockholders holding 50% or more of the total voting power may authorize a corporation's dissolution, and this right may not be modified by its articles of incorporation.

SIZE OF BOARD OF DIRECTORS

Delaware law permits the board of directors of a Delaware corporation to change the authorized number of directors by amendment to the corporation's bylaws or in the manner provided in the bylaws, unless the number of directors is fixed in the corporation's certificate of incorporation, in which case a change in the number of directors may be made only by amendment to the certificate of incorporation.

The CCAIR bylaws provide that the authorized number of directors of the corporation shall be fixed from time to time by the board of directors of CCAIR. The number of directors presently authorized is seven.

Under Nevada law, although changes in the number of directors must in general be approved by the stockholders, a Nevada corporation may fix the exact number of directors within a stated range set forth in the corporation's articles of incorporation or bylaws. The Mesa Air bylaws provide that the number of directors shall be no less than seven and no more than eleven.

CLASSIFIED BOARD OF DIRECTORS

A classified board of directors is one with respect to which a number of the directors, but not necessarily all, are elected on a rotating basis each year. Delaware law permits, but does not require, a Delaware corporation to provide in its certificate of incorporation for a classified board of directors, pursuant to which the directors can be divided into up to three classes of directors with staggered terms of office, with only one class of directors to be elected each year for a maximum term of three years.

The CCAIR certificate of incorporation and CCAIR bylaws currently do not provide for a classified board of directors.

Under Nevada law, a corporation's articles of incorporation or bylaws may provide for a classified board of directors, but at least one-fourth of the directors must be elected annually.

Mesa Air's Bylaws provide that the board may, by resolution, classify the board into three classes of directors if the total number of directors reaches nine or more. To date, Mesa Air has not determined to classify its board.

REMOVAL OF DIRECTORS

Under Delaware law, any director or the entire board of directors of a Delaware corporation may be removed with or without cause by the holders of a majority of the shares entitled to vote unless the certificate of incorporation provides otherwise. The CCAIR bylaws provide that any director or the entire board of directors may be removed with or without cause by a majority of shares entitled to vote.

Under Nevada law, subject to the corporation's articles of incorporation, any director or the entire board of directors may be removed, with or without cause, with the approval of at least two-thirds of the outstanding shares entitled to vote, however, under cumulative voting no director may be removed, unless the entire board of directors is removed, if the number of shares voted against the removal would be sufficient to elect the director under cumulative voting.

The Mesa Air bylaws provide that any director or the entire board of directors may be removed, with or without cause, by a vote of not less than two-thirds of the shares entitled to vote at a shareholder meeting expressly called for removal of directors.

VOTING REQUIREMENTS TO AMEND CHARTER DOCUMENTS

Unless otherwise specified in a Delaware corporation's certificate of incorporation, an amendment to the certificate of incorporation requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon. Furthermore, under Delaware law, the holders of the outstanding shares of a class are entitled to vote as a class upon any proposed amendment to the certificate of incorporation, whether or not entitled to vote thereon by the provisions of the corporation's certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or specific rights of the shares of such class so as to adversely affect them. The CCAIR certificate of incorporation does not contain any provision modifying the statute.

Under Nevada law, unless the articles of incorporation or bylaws provide otherwise, amendments to the articles of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if such amendments would increase or decrease the number of authorized shares of any class or series or the par value of such shares or would adversely affect the shares of such class or series, the holders of the outstanding shares of a class shall be entitled to vote as a class to approve the amendment. Mesa Air's articles of incorporation or bylaws do not contain any provisions modifying the statute.

Under both Delaware and Nevada law, with certain exceptions, any merger, consolidation or sale of all or substantially all of a corporation's assets must be approved by the corporation's board of directors and a majority of the outstanding shares entitled to vote.

INSPECTION OF STOCKHOLDERS LIST

Delaware law allows any stockholder to inspect the stockholders list for a purpose reasonably related to such person's interest as a stockholder.

Under Nevada law, any person who has been a stockholder of record of a corporation for at least six months, or any person holding or representing at least five percent of its outstanding shares, upon at least five days' written demand, to inspect, in person or by an agent, during usual business hours, its stock ledger and to make extracts therefrom. A corporation must allow stockholders of record who own or represent at least fifteen percent of a corporation's shares the right, upon at least five days' written demand, to inspect, in person or by an agent, during normal business hours, the books of account and financial records of the corporation, to make extracts therefrom and to conduct an audit of such records, except any corporation listed and traded on any recognized stock exchange or any corporation that furnishes to its stockholders a detailed, annual financial statement is exempt from this requirement.

DIVIDENDS

Subject to any restrictions contained in a corporation's certificate of incorporation, Delaware law generally provides that a corporation may declare and pay dividends out of surplus or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Surplus is defined as net assets minus stated capital. Dividends may not be paid out of net profits if the capital of the corporation is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. CCAIR's certificate of incorporation contains no restrictions on the declaration or payment of dividends.

Except as otherwise provided in the corporation's articles of incorporation, Nevada law authorizes the corporation to make distributions to its stockholders, unless

- the corporation would not be able to pay its debts as they become due in the usual course of business, or

- the corporation's total assets would be less than the sum of its total liabilities plus any amount owed, if the corporation would be dissolved at the time of distribution, to stockholders with preferential rights superior to those receiving the distribution.

Mesa Air's articles of incorporation do not contain any restrictions on the declaration or payment of dividends.

BYLAWS

Under Delaware law, the authority to adopt, amend, or repeal the bylaws of a Delaware corporation is held exclusively by the stockholders unless such authority is conferred upon the board of directors in the corporation's certificate of incorporation. The CCAIR certificate of incorporation expressly grants to its directors the power to make, alter, or repeal any bylaws. Under the CCAIR bylaws, the CCAIR bylaws may be altered, repealed or amended by a vote of a majority of CCAIR's outstanding stock or a majority of the board of directors.

Under Nevada law, subject to any bylaws adopted by the stockholders, the directors may make the bylaws of the corporation. Under the Mesa Air bylaws, such bylaws may be altered, amended or new bylaws may be adopted by a vote of the majority of the board of directors.

TRANSACTIONS INVOLVING OFFICERS OR DIRECTORS

A Delaware corporation may lend money to, or guarantee any obligation incurred by, its officers or directors if, in the judgment of the board of directors, such loan or guarantee may reasonably be expected to benefit the corporation. With respect to any other contract or transaction between the corporation and one or more of its directors or officers, such transactions are neither void nor voidable if either:

- the director's or officer's interest is made known to the disinterested directors or the stockholders of the corporation, who thereafter approve the transaction in good faith, or

- the contract or transaction is fair to the corporation as of the time it is approved or ratified by either the board of directors, a committee thereof, or the stockholders.

Under Nevada law, there is no corresponding provision with respect to loans or guarantees. A contract or transaction, under Nevada law, between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership,

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

association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall not be void or voidable solely for that reason, or solely because the director or officer was present at or participated in the meeting of the board or committee thereof which authorized the contract or transaction, or solely because his or her vote was counted for such purpose, provided that the contract or transaction is known to the board of directors or shareholders, and the contract or transaction is fair as to the corporation at the time it is authorized or approved.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

Under Delaware law, vacancies on the board of directors and newly created directorships may be filled by a majority of the directors then in office, even though less than a quorum, unless otherwise provided in the certificate of incorporation or bylaws of the corporation or the certificate of incorporation directs that a particular class is to elect such director, in which case any other directors elected by such class, or a sole remaining director, shall fill such vacancy. The CCAIR bylaws provide that such vacancies may be filled by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director.

Under the Nevada Law, all vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, even though less than a quorum, unless otherwise provided in the articles of incorporation. The Mesa Air articles of incorporation provides for the Mesa Air bylaws to govern the filling of vacancies. The Mesa Air bylaws provide that any vacancy shall be filled by a majority vote of the remaining directors, though not less than a quorum, or by a sole remaining director.

LIMITATION OF LIABILITY OF DIRECTORS AND INDEMNIFICATION

Under Delaware law, a corporation may include in its certificate of incorporation a provision that would, subject to the limitations described below, eliminate or limit directors' liability for monetary damages for breaches of their fiduciary duty of care. Under the Delaware law, a director's liability cannot be eliminated or limited:

- for breaches of the duty of loyalty,

- for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

- for the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions, or

- for transactions from which such director derived an improper personal benefit.

The CCAIR certificate of incorporation contains provisions limiting a director's liability to the fullest extent permitted by Delaware law. Under Section 145 of the General Corporation Law of Delaware, CCAIR also has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. CCAIR's bylaws provide that CCAIR will indemnify its directors and executive officers and may indemnify other officers to the fullest extent permitted by law. The CCAIR bylaws also require CCAIR to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if its is ultimately determined that the indemnified party is not entitled to indemnification.

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

Nevada law allows a corporation, through its articles of incorporation, to limit or eliminate the personal liability of directors and officers to the corporation and its stockholders for damages for breach of fiduciary duty. However, this provision excludes any limitation on liability for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of Section 78.300 of the General Corporation Law of Nevada.

Section 78.751 of the General Corporation Law of Nevada provides that a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding, other than certain actions by or in right of the corporation, because he or she is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or in a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Expenses incurred by an officer or director, or other employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation. To indemnify a party, the corporation must determine that the party met the applicable standards of conduct. The Mesa Air articles of incorporation and bylaws provide for limitation of liability and indemnification to the fullest extent possible under Nevada law.

BUSINESS COMBINATIONS/REORGANIZATIONS

A provision of Delaware law prohibits certain transactions between a Delaware corporation and an "interested stockholder." An "interested stockholder" for purposes of this Delaware law provision is a stockholder that is directly or indirectly a beneficial owner of fifteen percent or more of the voting power of the outstanding voting stock of a Delaware corporation, or its affiliate or associate. This provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder acquired its stock unless:

- the business combination is approved by the corporation's board of directors prior to the stock acquisition date;

- the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which such stockholder became an interested stockholder; or

- the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of disinterested stockholders.

Sections 78.411 to 78.444 of the General Corporation Law of Nevada, inclusive, restrict the ability of a resident domestic corporation to engage in any combination with an interested stockholder for three years after the interested stockholder's date of acquiring the shares that cause such stockholder to become an interested stockholder unless the combination or the purchase of shares by the interested stockholder on the interested stockholder's date of acquiring the shares that cause such stockholder to become an interested stockholder is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested stockholder may effect a combination after the three-year period only if such stockholder receives approval from a majority of the disinterested shares or the offer meets various fair price criteria. For purposes of the foregoing provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more stockholders and "interested stockholder" means any person, other than the resident domestic corporation or its subsidiaries, who is:

- the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the resident domestic corporation; or

- an affiliate or associate of the resident domestic corporation and at any time within three years immediately before the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding shares of the resident domestic corporation.

The above provisions do not apply to any combination involving a resident domestic corporation:

- whose original articles of incorporation expressly elect not to be governed by Sections 78.411 to 78.444 of Nevada law, inclusive;

- which does not, as of the date of acquiring shares, have a class of voting shares registered with the SEC under Section 12 of the Securities Act, unless the corporation's articles of incorporation provide otherwise;

- whose articles of incorporation were amended to provide that the corporation is subject to the above provisions and which did not have a class of voting shares registered with the SEC under Section 12 of the Securities Act on the effective date of such amendment, if the combination is with an interested stockholder whose date of acquiring shares is before the effective date of such amendment; or

- that amends its articles of incorporation, approved by a majority of the disinterested shares, to expressly elect not to be governed by Sections 78.411 to 78.444 of Nevada law, inclusive. Such an amendment, however, would not become effective until eighteen months after its passage and would apply only to stock acquisitions occurring after the effective date of the amendment. The Mesa Air articles of incorporation exempt Mesa Air from the restrictions imposed by such provisions of Nevada law.

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

            ADDITIONAL INFORMATION FOR THE MESA AIR SPECIAL MEETING

Information regarding the business background of Messrs. Lotz and Moye, which are not included in Mesa Air's 1998 annual report to shareholders, are set forth below.

Robert Moye, age 53, joined Mesa Air in January 1999 as Senior Vice President, Maintenance. From July 1997 through September 1998, he served as President of The Aircraft Group, Inc. an aviation technical consulting firm. From 1995 through July 1997, Mr. Moye served as Director of Marketing and Sales and Vice President of Marketing for SabreTech, Inc. (formerly Dynair Tech of Arizona, Inc.). From 1993 to 1995, he served as Vice President of Maintenance and Engineering for MarkAir, Inc. From 1991 through 1992, Mr. Moye served as Vice President Aircraft Programs for Aerotest Corporation and from 1990 through 1991 as Vice President of Pegasus Capital Corporation. From 1987 to 1990, Mr. Moye served as Staff Vice President of Polaris Aircraft Leasing Corporation and from 1986 to 1987 he served as Staff Vice President, Procedural Compliance at Eastern Airlines. Prior to joining Eastern Airlines, Mr. Moye served as Director of Engineering and Quality Control (1983-1986) and Director of Quality Assurance and Control (1981-1983) at Western Airlines. Mr. Moye holds an FAA Airframe and Powerplant Certificate and is admitted to practice law in the State of California. He has also served on the Boeing 737-300 Maintenance Review Board.

Michael J. Lotz, age 38, joined Mesa Air in July, 1998 to facilitate Mesa Air's restructuring efforts. In January 1999, Mr. Lotz assumed the position of Chief Operating Officer of Mesa. Prior to joining Mesa, Mr. Lotz served as Director of Ground Operations and Chief Operating Officer of Virgin Express in Belgium from October 1996 to June 1998. From September 1986 to October 1996, Mr. Lotz served in various capacities at Continental Airlines including; Manager of Systems and Procedures (1986-1988), Director of Finance and Administration, Senior Director of Contract Services, Senior Director of Purchasing and as Vice President of Airport Operations, Properties and Facilities at Continental Express. Prior to joining Continental, Mr. Lotz served as Controller of New York Air from 1985 to 1986 and as a Senior Corporate Accountant and Assistant Controller for John Brown Engineering and Construction from 1983 to 1985.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL TWO)

Mesa Air's articles of incorporation provide that the number of directors shall be fixed from time to time by the board of directors. On January 22, 1998 the Mesa Air board voted to amend Mesa Air's bylaws to increase the number of directors from a maximum of nine to eleven. All nominees are currently members of the board. The nine nominees named herein have been recommended for election as directors until the next annual meeting or until their successors have been elected and qualified. It is intended that proxies received in response to this solicitation will be voted for the election of the nine persons so nominated, unless otherwise specified. If, for any reason, any nominee shall become unavailable for election or shall decline to serve, persons named in the joint statement/prospectus proxy may exercise discretionary authority to vote for a substitute nominee proposed by the board. No circumstances are presently known which would render a nominee named herein unavailable.

The following directors have been nominated for election:

PAUL R. MADDEN, age 72, was appointed as Chairman of the Board and Chairman of the executive committee on February 3, 1998 and as a director of Mesa Air in April 1997. Mr. Madden is currently Of Counsel to the Phoenix law firm of Gallagher & Kennedy and specializes in the corporate and securities areas. From June 1994 through November 1997, Mr. Madden was a partner of the Chicago firm of Chapman and Cutler serving in its Phoenix office. Mr. Madden served as a partner with the Phoenix law firm of Beus, Gilbert & Morrill from January 1991 until June 1994. Prior to joining the board, Mr. Madden served as securities counsel to Mesa Air for approximately nine years.

JONATHAN G. ORNSTEIN, age 41, was appointed Chief Executive Officer effective May 1, 1998 and was appointed to the compensation committee on February 3, 1998, the executive committee on March 13, 1998, and as a director on January 29, 1998. Mr. Ornstein is the controlling shareholder of Barlow Management, Inc., the general partner of Barlow Partners II, L.P., an investment partnership which owns approximately eight percent of CCAIR, and approximately six percent of Mesa Air and is Chairman of the Board of Virgin Express Holdings, plc, which operates through a subsidiary called Virgin Express, S.A./N.V. as a low-cost European airline. From April 1996 to the date Mr. Ornstein joined Mesa Air as its CEO, he served as President and Chief Executive Officer of Virgin Express S.A./N.V. From 1995 to April 1996, Mr. Ornstein served as Chief Executive Officer of Virgin Express Holdings, plc. Mr. Ornstein joined Continental Express Airlines, Inc. as President and Chief Executive Officer in July 1994, and in November 1994, he assumed additional duties at Continental Airlines, Inc. as Senior Vice President, Airport Services. Mr. Ornstein was employed by Mesa from 1988 to July 1994 where his positions included President of Mesa's WestAir Holding, Inc. subsidiary and Executive Vice President. Mr. Ornstein's employment agreement provides that Mesa Air will use its good-faith efforts to cause the Board to include Mr. Ornstein among its nominees and to appoint him as Chief Executive Officer through March 13, 2001.

JAMES E. SWIGART, age 47, has served as a director and as Vice Chairman of the board of Mesa Air since January 29, 1998, a member of its Audit Committee since February 3, 1998 and a member of the Nominating Committee since April 27, 1998. Mr. Swigart is a minority shareholder of Barlow Management, Inc., the general partner of Barlow Partners II, L.P. which owns approximately eight percent of CCAIR, and approximately six percent of Mesa Air. Mr. Swigart is currently the President and Chief Executive Officer of Virgin Express, S.A./N.V., a low-cost European commuter airline, positions he has held since May 1, 1998. He was appointed a director of Virgin Express Holdings, plc on May 22, 1998. From December 1995 to April 1998, Mr. Swigart served as the Chief Financial Officer of Virgin Express Holdings, plc. From April 1996 to April 1998, he served as Chief Financial Officer of Virgin Express, S.A./N.V. Mr. Swigart served as the Chief Financial Officer of Continental Express Airlines, Inc. from July 1994 to November 1995 and President and controlling shareholder of Hydralign, a manufacturer of machinery for the paper and plastics industries, from September 1993 to July 1994. From 1986 until August 1993, Mr. Swigart served as the Senior Vice President of the Transportation Group at Lehman Brothers. He previously served as a member of the board of the Mesa Air from December 6, 1993 until August 10, 1994.

DANIEL J. ALTOBELLO, age 58, has been a director of Mesa Air since January 29, 1998, as Chairman of its compensation committee since February 3, 1998 and Chairman of Mesa Air's nominating committee since April 27, 1998. Since September 1995, Mr. Altobello has been the Chairman of Onex Food Services, Inc., the parent corporation of Caterair International, Inc. and LSG/SKY Chefs, and the largest airline catering company in the world. From 1989 to 1995, Mr. Altobello served as Chairman, President and Chief Executive Officer of Caterair International Corporation. From 1979 to 1989, he held various managerial positions with the food service management and in-flight catering divisions of Marriott Corporation, including Executive Vice President of Marriott Corporation and President, Marriott Airport Operations Group. Mr. Altobello began his management career at Georgetown University, including service as Vice President, Administration Services. He is a member of the board of directors of American Management Systems, Inc., Colorado Prime Foods, Care First, Inc., Care First of Maryland, Inc., MESA Air Group, World Airways, Inc., First Union Realty Trust, Atlantic Aviation Holdings and SodexhoMarriott Inc. and a trustee of Loyola Foundation, Inc., Mt. Holyoke College, Suburban Hospital Foundation, Inc. and the Woodstock Theological Center at Georgetown University.

JACK BRALY, age 57, has served as a director of Mesa Air since December 6, 1993, as a member and Chairman of its audit committee since March 1994, as a member of Mesa Air's compensation committee since December 6, 1993, and as a member of its nominating committee since April 27, 1998. Since August 5, 1996, Mr. Braly has served as the President, Chief Executive Officer and a member of the board of directors of Sino Swearingen Aircraft Company, a private aircraft manufacturer. From June 1994 to August 5, 1996, Mr. Braly was an officer of the North American Aircraft Modification division of Rockwell International. He served as Vice President Aircraft Manufacturing from June 1994 to October 1994, as Executive Vice President from October 1994 to October 1995 and was Vice President and General Manager from October 1995 to August 5, 1996. Before joining Rockwell International, Mr. Braly served as a consultant to various aircraft manufacturers and regional airlines from August 1993 until June 1994. Prior thereto, Mr. Braly was President of Beech Aircraft Corporation from March 1991 until July 1993.

HERBERT A. DENTON, age 51, has been a director since January 29, 1998 and has been a member of Mesa Air's executive committee since February 3, 1998. Mr. Denton is the President of Providence Capital Inc., an investment banking firm he co-founded in 1991. He also serves on the Board of Directors of Chic by H.I.S., Inc., an apparel manufacturing company, where he is the Chairman of the compensation committee.

GENERAL RONALD R. FOGLEMAN, U.S.A.F., retired, age 56, has been a director since January 29, 1998. General Fogleman has been a member of Mesa Air's audit committee since February 3, 1998, its executive committee since March 13, 1998, and its nominating committee since April 27, 1998. In September 1997, he retired from the Air Force with the rank of General. He served as Chief of Staff of the United States Air Force from 1994 until 1997 and as Commander-in-Chief of the United States Transportation Command from 1992 until 1994. General Fogleman currently serves on the board of directors of North American Airlines, a feeder airline for El Al; Southern Air, a private air transportation company; Rolls Royce of North America; and World Airways.

MAURICE A. PARKER, age 53, has served as a director of Mesa Air since November 18, 1998, and has been a member of the compensation committee since January 22, 1999. From 1978 to January 1997, Mr. Parker served as a Federal Mediator, labor mediation, for the National Mediation Board of the United States government.

LARRY L. RISLEY, age 54, is Chairman Emeritus of the board of directors of Mesa Air and presently serves as Manager of Special Projects. He formerly served as Chairman of the Board from the incorporation of Mesa Air until February 3, 1998 and as Chief Executive Officer from the incorporation of Mesa Air until April 30, 1998. He served as President of

Mesa from 1983 through January 13, 1995. Mr. Risley's employment agreement with Mesa Air provides the directors will continue to vote to nominate Mr. Risley and to use their best efforts to cause his election to the board through the fiscal year ending September 30, 2003.

The board held 17 meetings during the fiscal year ended September 30, 1998. Each of the directors attended at least 75% of the meetings held by the board and any committees on which he served during the year.

COMMITTEES

Mesa Air has an audit committee which in fiscal 1998 consisted of Jack Braly, Chairman, and Ronald R. Fogleman and James E. Swigart. The principal functions of the audit committee include the review of the annual financial statements, reports and recommendations regarding the adequacy of internal accounting controls made by the independent auditors and such other matters with respect to the accounting, auditing and financial reporting procedures as it may deem appropriate or as may be brought to its attention. The audit committee had five meetings during fiscal 1998.

Mesa Air has a compensation committee which in fiscal 1998 consisted of Jack Braly, Chairman, and Jonathan G. Ornstein and Daniel J. Altobello. The principal functions of the compensation committee are to review and to make recommendations to the board as to the compensation of executive officers and to administer compensation programs including the granting or ratification of options to persons subject to Section 16 of the Exchange Act. The compensation committee had two meetings in fiscal 1998.

The executive committee met seven times in fiscal 1998. Effective February 3, 1998, the board appointed Mr. Madden, as Chairman, and Mr. Denton and Mr. Swigart as members of the executive committee. On March 13, 1998, Mr. Swigart resigned from the executive committee and Messrs. Ornstein and Fogleman were appointed to it.

The nominating committee met one time in fiscal 1998. Effective April 27, 1998, the Board elected Mr. Altobello, as Chairman, and Messrs. Braly, Fogleman, and Swigart as members of the nominating committee. The nominating committee is responsible for the nominations of persons to serve as directors and corporate officers of Mesa Air. The nominating committee will consider, but is not required to approve, nominations for directors by shareholders for all annual meetings to be held after July 31, 1998, provided a written recommendation is received by Mesa Air no later than the date shareholder proposals must be submitted for consideration.

COMMON STOCK OWNERSHIP AND COMPENSATION

For information concerning common stock ownership of the nominees for director, see, "Security Ownership of Certain Beneficial Owners and Management". For information concerning the compensation of directors and executive officers, see "Directors' Compensation".

VOTE REQUIRED FOR ELECTION OF DIRECTORS

The nine nominees receiving a plurality of votes by shares represented and entitled to vote at the Mesa Air annual meeting, if a quorum is present, will be elected as directors of Mesa Air. All of the directors and executive officers of Mesa Air have advised Mesa Air that they will vote their shares of Mesa Air common stock "FOR" the nine nominees named in this joint proxy statement/prospectus.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

MESA AIR DIRECTOR COMPENSATION

Each outside director receives a retainer of $10,000 per year, along with the payment of $1,000 per meeting attended in person; $500 for each committee meeting attended in person; $500 for each telephone board meeting attended and reimbursement of all expenses associated with attending committee or board meetings.

Prior to April 1, 1998 each outside Director participated in Mesa Air's Outside Directors Stock Option Plan. Under this plan, each outside director was granted 10,000 options as of the first business day of the month following their appointment to the board. Other than initial grants under this plan, grants pursuant to such plan are contingent on improved returns for the shareholders. No second grant has been issued under this plan except for Mr. Braly who received an additional 10,000 options to purchase 10,000 shares of Mesa Air common stock in March 1997. This plan has been terminated and no further options are available under this plan.


The New Outside Director's Stock Option Plan, dated April 1, 1998 was approved by the shareholders on July 24, 1998 and provides for the issuance of 150,000 options to purchase 150,000 shares of Mesa Air common stock. The new plan provides that commencing on April 1, 1998, and continuing each April 1st thereafter, each outside director shall receive an option to purchase 3,000 shares of Mesa Air common stock and a number of options equal to a value of $13,000, calculated under the Black-Scholes valuation method at a risk-free rate of a ten-year zero coupon bond. The options vest for directors serving as of April 1, 1998 immediately upon the grant date. Options granted to directors who become directors after April 1, 1998 vest in full, six months after the grant date, and new directors are entitled to pro-rata grants. In addition, an outside director serving as Chairman receives an annual grant of a number of options to purchase Mesa Air common stock equal to a value of $10,000 under the Black-Scholes valuation method. The new plan has a duration of ten years, unless terminated earlier by the Board of Directors and options granted under the plan expire ten years after they are granted. In fiscal 1998, each outside director was granted 5,772 options to purchase 5,772 shares of Mesa Air common stock and Mr. Madden, as Chairman, received an additional grant of 2,132 options under this plan.


Each non-employee director receives free travel on Mesa Air for himself and family members and through arrangements with certain major air carriers receives free or reduced-fare travel on those carriers at no cost to Mesa Air. Mesa Air believes that the directors' use of free air travel is "de minimis" and therefore did not maintain any records of their travel during fiscal 1998.

Directors hold office until the next annual meeting of shareholders or until their successors are elected and qualified.

During fiscal 1998, Mesa Air paid legal fees and expenses aggregating approximately $250,000 incurred in connection with the defense of a shareholders' derivative action on behalf of Mesa Air and a class action suit, as a nominal defendant, the directors of Mesa Air, a former director and a non-director officer. The aggregate amount paid has not been allocated between Mesa Air and the individuals who are being indemnified pursuant to indemnification agreements and Nevada law.

The Chairman of the Board received a retainer for the months of February, March and April 1998 based on an annual retainer of $250,000, will receive a retainer for the months of May through October 1998 based on an annual retainer of $100,000 and a retainer for the months of November and December 1998 based on an annual retainer of $75,000. The retainer of the board's Chairman is subject to adjustment and review by the board and depends on the amount of time devoted by the Chairman to the affairs of Mesa Air.

COMPENSATION COMMITTEE INTERLOCKS

Jack Braly, Jonathan G. Ornstein and Daniel J. Altobello all served as members of the compensation committee during the fiscal year ended September 30, 1998. Of these directors, only Mr. Ornstein, the President and Chief Executive Officer of Mesa Air, held any executive officer position or other employment with Mesa Air prior to or during such service. None of these directors served on any other company's compensation committee, with the exception of Mr. Braly who served on the compensation committee of Sino Swearingen Aircraft during this period.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The report of the compensation committee and the five-year shareholder return comparison and performance graph and related explanation and footnotes shall not be incorporated by reference into any filings under the Securities Act, or under the Exchange Act, notwithstanding statements made within Mesa Air's previous filings that all subsequent filings, in whole or in part, include, without limitation, this proxy statement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Mesa Air compensation committee consists of two non-employee directors and Jonathan G. Ornstein, and has responsibility for allocation of cash compensation and options to senior executive officers of Mesa Air. The compensation committee primarily administers Mesa Air's cash compensation plans, employee stock option plans, and employee stock purchase plans. In those instances in which Rule 16b-3 of the Exchange Act requires grants or awards of stock options to be made by a "disinterested" committee, the compensation committee is solely responsible for the administration of such plans. The full Mesa Air board regularly reviews the compensation committee decisions relating to executive compensation. The compensation committee has allocated various compensation decisions to Paul Madden, the Chairman of the Board of Mesa Air.

The Mesa Air board approved new levels of base compensation and related structured bonus plan and an Employee Stock Option Plan, on December 1, 1995 and it was later approved by the shareholders of Mesa Air on April 8, 1996. The compensation plan and Stock Option Plan were based on an independent consultant's report on base pay and annual and long-term incentive compensation with respect to 21 positions from four large carriers and three regional or commuter airlines. In 1998, the compensation plan was terminated for all executives with the exception of Jonathan G. Ornstein and Blaine M. Jones. The employment contracts of Messrs. Ornstein and Jones provide for bonuses as described below. The compensation committee believes that the base salaries of current executives are below industry average and is therefore studying alternative compensation plans for the remainder of the executives.

Pursuant to the employment contracts of Messrs. Ornstein and Jones, salaries have been capped. Bonuses are limited to prescribed percentages of base salary, based upon the percentage growth in earnings per share of Mesa Air. Growth in earnings per share is categorized at four levels. Minimum -- any growth in earnings per share during the prior fiscal year; Threshold -- 7.0% to 12.9% growth in earnings per share; Target 13.0% to 17.9% growth in earnings per share; and Maximum -- 18.0% or greater growth in earnings per share.

Since salary and bonuses are capped, an integral part of the Plan is the issuance of stock options on an annualized basis to key employees under the Stock Option Plan.

The Stock Option Plan provides for options to be issued to officers and key employees on an annualized basis, which vest at the rate of approximately one-third per year. The options have a 10-year term and are subject to standard option provisions such as are included in existing Mesa Air plans and exclude the requirement of continued employment and provisions to deal with termination of employment due to retirement, death or disability. Under the plan, options will be issued at the low selling price of Mesa Air common stock on the date of grant.

The total number of options granted under the Stock Option Plan in fiscal 1998 was 1,445,000.

The compensation committee believes that the issuance of stock options to officers and key employees related to the appreciation of Mesa Air common stock, provides equitable incentives to increase the profitability of Mesa Air.

                                          Compensation Committee

                                          Jack Braly, Chairman

COMPENSATION SUMMARY OF MESA AIR EXECUTIVE OFFICERS

For information concerning the compensation summary of Mesa Air executive officers, see Mesa Air's 1998 annual report to shareholders, which is being mailed with this joint proxy statement/prospectus.

OPTION GRANTS IN LAST FISCAL YEAR

For information concerning stock options granted to the executive officers of Mesa Air during fiscal 1998, see Mesa Air's 1998 annual report to shareholders, which is being mailed with this joint proxy statement/prospectus.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

For information concerning options exercised during fiscal 1998 and information regarding unexercised options held by the executive officers of Mesa Air at fiscal year-end, see Mesa Air's 1998 annual report to shareholders, which is being mailed with this joint proxy statement/prospectus.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                               PERFORMANCE REPORT
                            FOR MESA AIR GROUP, INC.

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

Set forth below is a graph comparing the five-year cumulative shareholder return on the Mesa Air common stock against the five-year cumulative total return on the CRSP Index for NASDAQ Stock Market, US Companies, and the CRSP Index for NASDAQ Stocks (SIC 4510-4519). The latter index composed of NASDAQ companies engaged in air transportation, and includes regional airlines whose stocks trade on NASDAQ for the periods indicated. The graph assumes an initial investment of $100.00 and reinvestment of dividends, if any.

                                                     NASDAQ
                                                  Stock Market         NASDAQ
                                  'MESA AIR           (U.S.          Stocks (SIC
                                GROUP, INC.'       Companies)        4510-4519)
9/30/93                            100.000           100.000           100.000
                                    94.194           102.247           105.149
                                    86.452            99.201           103.275
                                    91.613           101.966            98.621
                                    92.903           105.061           103.788
                                   102.581           104.080           100.130
                                   105.806            97.681            95.581
                                    74.839            96.412            94.077
                                    61.935            96.649            84.817
                                    50.968            93.114            80.785
                                    54.839            95.025            91.217
                                    39.355           101.084            94.214
9/30/94                             34.194           100.826            84.327
                                    41.935           102.806            84.169
                                    47.419            99.396            75.219
                                    47.097            99.674            72.272
                                    33.226           100.243            75.737
                                    32.258           105.544            92.095
                                    31.613           108.674           102.362
                                    31.613           112.098           115.321
                                    33.548           114.989           116.371
                                    47.097           124.308           142.841
                                    56.129           133.446           145.161
                                    54.839           136.151           140.519
9/29/95                             52.581           139.281           154.026
                                    49.032           138.477           161.991
                                    46.774           141.729           189.063
                                    46.452           140.974           175.736
                                    41.613           141.667           157.722
                                    61.290           147.059           172.249
                                    55.484           147.544           187.221
                                    63.226           159.781           175.527
                                    68.387           167.118           160.938
                                    61.290           159.585           155.068
                                    46.452           145.354           139.800
                                    50.968           153.498           145.202
9/30/96                             47.097           165.238           137.872
                                    47.742           163.412           127.346
                                    50.968           173.514           145.257
                                    34.839           173.358           137.372
                                    34.194           185.678           126.579
                                    32.903           175.408           128.112
                                    31.532           163.954           132.246
                                    27.419           169.080           133.644
                                    25.806           188.242           147.572
                                    27.742           194.007           141.118
                                    28.387           214.484           149.718
                                    26.452           214.157           140.946
9/30/97                             33.226           226.814           153.896
                                    27.742           215.072           165.837
                                    28.387           216.150           156.181
                                    25.484           212.688           169.619
                                    34.839           219.362           197.196
                                    42.119           239.949           210.163
                                    47.119           248.795           216.082
                                    41.290           253.007           203.882
                                    41.936           239.121           187.412
                                    41.936           255.982           186.642
                                    40.645           253.187           168.659
                                    24.113           203.670           135.870
9/30/98                             25.806           231.741           133.292

           PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL THREE)

The firm of KPMG LLP, independent auditors, has been the auditors for Mesa Air since 1985. Upon the recommendation of Mesa Air's audit committee, the Mesa Air board has again selected KPMG LLP to serve as Mesa Air's independent auditors for the fiscal year ending September 30, 1999, subject to ratification by the shareholders. While it is not required to do so, the Mesa Air board is submitting the selection of that firm for ratification in order to ascertain the view of the shareholders. If the selection is not ratified, the Mesa Air board will reconsider its selection.

A representative of KPMG LLP will be present at the Mesa Air special meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

                             SELL OR MERGE MESA AIR
                                (PROPOSAL FOUR)

A shareholder has given Mesa Air notice of his intention to introduce the following proposal for consideration and action by the shareholders at the Mesa Air special meeting. The proposed resolution and accompanying statement have been provided by the shareholder/proponent. For the reasons stated, the Mesa Air board does NOT support this proposal. The affirmative vote of at least a majority of Mesa Air's outstanding common stock represented in person or by proxy at the special meeting is required for approval of the proposal.

The following shareholder resolution and Supporting Statement are submitted by Lee Greenwood, owner of 1,000 shares, 510 South Burnside Avenue, No. 10K, Los Angeles, California 90036; (213) 933-8645.

RECOMMEND THE BOARD OF DIRECTORS OF MESA AIR HIRE AN INVESTMENT BANKER TO EXPLORE ALL ALTERNATIVES TO ENHANCE THE VALUE OF MESA AIR, INCLUDING THE SALE OR MERGER OF MESA AIR.

SUPPORTING STATEMENT

In support of this resolution, the proponent believes that the resolution is consistent with the Mesa Air statement at the 1998 shareholder meeting. Mesa Air said the Mesa Air Board would put Mesa Air up for sale if company performance did not improve by the March 1999 shareholder meeting. This statement was in response to the 1998 Lee Greenwood proposal to sell Mesa Air.

This resolution has increased significance as further information is known about Mesa Air's new management, its 24% dilution of stock value through management stock options and its quest for less responsibility.

In June 1998, the new Board of Directors adopted management stock option proposals and amendments that will result in 24% stock dilution and less management responsibility. New options included 1.3 million shares for CEO Jonathan G. Ornstein. The 24% dilution is double the average dilution for an airline peer group. This follows the $79 million Mesa Air loss in 1997.

The new Board also adopted an escape-clause that increased indemnification protection for management and directors. Legal liability of directors is necessary to prevent corruption and negligence.

Additionally, Mesa purchased an errors-and-omissions policy to ensure its directors and officers up to $20 million per occurrence.

WHAT NEWS REPORTS HIGHLIGHT CONTINUING PROBLEMS WITH MESA AIR?

     [Mesa Air] Riches to Rags
          Air Transport World headline April 1998

     Third-quarter loss increases to $4.4 million, versus $2.5 million loss last year.
     Revenue fell 23% from last year.
          Los Angeles Times            August 5, 1998

     $44 million Mesa Air loss in Sept. quarter.
     Also:  $72 million Mesa Air charge against profit-&-loss
          Wall Street Journal          January 15, 1998

     United Airlines canceled its contract with Mesa Airlines last week due to dependability, quality and frequency of service disagreements.
          Denver Post                  February 6, 1998

     Over the last 3 years United Airlines received hundreds of complaints from Chicago passengers frustrated by Mesa canceling or overbooking its feeder flights from Denver to the Colorado ski resorts.
          Chicago Tribune              February 12, 1998

     America West said Mesa's performance level has fallen recently. Mesa failed to meet flight completion standards.
          Wall Street Journal          March 18, 1998

     Mesa said its June traffic fell 30% from last year.
          Wall Street Journal          July 14, 1998

Nell Minow, highly acclaimed corporate governance specialist, and principle of the LENS Fund, which specializes in increasing the value of under-performing companies, said:

          "If a company's performance lags over a sustained period, it is time for the shareholders to send a message of no-confidence to the board, reminding them that they have to hold management -- and themselves -- to a higher standard."

VOTE YES FOR PROPOSAL NO. 4: HIRE AN INVESTMENT BANKER TO EXPLORE THE SALE OR MERGER OF MESA AIR.

                           -------------------------

RECOMMENDATION BY THE BOARD OF DIRECTORS AGAINST THIS PROPOSAL

Although concurring with the spirit and goal of the proposal -- the enhancement of Mesa Airs' value -- the Mesa Air board does not believe that hiring an investment banker to explore selling Mesa Air is an efficient, effective or necessary means to reach this goal at this time.

Since the submission of this proposal by the shareholder, Mesa Air has entered into a merger agreement with CCAIR pursuant to which Mesa Air will acquire CCAIR by issuing shares of Mesa Air common stock in exchange for the outstanding capital stock of CCAIR. In connection with such merger transaction, Mesa Air has engaged Robinson-Humphrey, an investment banking firm, to deliver an opinion regarding the fairness, from a financial point of view, to the Mesa Air shareholders of the consideration to be offered to the holders of CCAIR common stock. The merger and the fairness opinion, among other things, are the subject of extensive discussion in this joint proxy statement/prospectus. In addition, the shareholder submitted a similar proposal at Mesa Air's 1998 annual meeting, which was not adopted by the shareholders at that meeting. Since receipt of the shareholder proposal for the 1998 annual meeting, Mesa Air appointed a new Chairman of the Board, new Chief Executive Officer, a new Chief Financial Officer, six new members to its Board and has replaced every corporate officer except Archille R. Paquette. The five new nominees that were elected to Mesa Air's board at last year's annual meeting bring a great deal of industry experience to Mesa Air. In addition, Maurice A. Parker was recently appointed to Mesa Air's board in November 1998 to fill the vacancy created by the resignation of J. Clark Stevens. Jonathan G. Ornstein and James E. Swigart of Barlow Management, Inc. are experienced airline executives with previous Mesa Air affiliation. Herbert A. Denton, President of Providence Capital, Inc., is himself an investment banker. Daniel J. Altobello is Chairman of the Board of Directors of Onex Food Services and serves on several other boards of Directors as well, including World Airways, Sodexho Marriott Services, Inc., AMS, Inc. and Colorado Prime Holdings. General Ronald R.

Fogleman, former Chief of Staff of the Air Force, serves on the Board of Directors of North American Airlines, Southern Air, Rolls Royce of North America and World Airways. The new Chief Executive Officer and Chief Financial Officer have been given financial packages which provide significant financial rewards for share price appreciation and are serving at salaries substantially below those paid to previous executives. Also, the new Mesa Air board members themselves indirectly control over ten percent of the total outstanding shares of Mesa Air common stock. The Mesa Air board believes that before Mesa Air commits substantial shareholder resources to outside consultants, ample time should first be given to the new Board and senior management to institute its policies and vision.

The Mesa Air board concurs that Mesa Air has experienced problems in the past. However, Mesa Air was profitable for the five years ended September 30, 1996 and for the fiscal quarter ended December 31, 1998. In fact, the fiscal year ended September 30, 1996 was the most profitable year in Mesa Air's history. After incurring the large operating loss in fiscal 1997, Mesa Air embarked on a business restructuring focusing on expansion of its jet operations with its code-sharing partners. In November 1997, Mesa Air exercised its option to purchase 16 Canadair Regional Jet Series 200LR from Bombardier Regional Aircraft Division, a Canadian-based aircraft manufacturer. This exercise increased Mesa Air's firm jet orders to 32. These new aircraft will help on-going expansion into new markets.

Moreover, during the Spring of 1998, United Airlines terminated its code-sharing relationship with Mesa Air, the partner which Mesa Air's management believes has caused many of the problems it encountered in the past. Since appointment of Mesa Air's new board members, Mesa Air has ceased independent jet operations out of Fort Worth, Texas and redeployed those jet aircraft to profitable markets, expanded US Airways code-sharing operations and has negotiated a new code-sharing agreement with America West Airlines. At the present time, management does not believe that an investment banker would add any additional value beyond that being presently provided by its new board and management team.

The proponent has been given an opportunity to reconsider his proposal and not include it for a shareholder vote but has chosen to include it against the judgment of the Mesa Air board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE RECOMMENDATION TO HIRE AN INVESTMENT BANKER.

                           -------------------------

                            ADOPT CUMULATIVE VOTING
                                (PROPOSAL FIVE)

A shareholder has given Mesa Air notice of her intention to introduce the following proposal for consideration and action by the shareholders at the Mesa Air special meeting. The proposed resolution and accompanying statement have been provided by the shareholder/proponent. For the reasons stated, the Mesa Air board does NOT support this proposal. The affirmative vote of at least a majority of Mesa Air's outstanding common stock on the Mesa Air record date is required for approval of the proposal. The following shareholder resolution and supporting statement are submitted by E. Pauline Berberian, 387 Hilton, Glendale Heights, Illinois 60139; (630) 894-8349.

Stockholders to adopt the Cumulative Voting by-law:

Section 2.9. Voting Rights. The last two sentences of Section 2.9 shall be deleted and replaced with the following language: Stockholders voting for directors are entitled to one vote per share, multiplied by the number of directors standing for election. Stockholders can cast all their votes for one director or distribute their votes in any manner for the director positions standing for election.

Existing by-law language is repealed to permit cumulative voting and to make the by-laws conform to cumulative voting rights to elect all directors each year with cumulative voting. This includes the requirement that any future change in the cumulative election of directors be submitted to shareholder vote as a stand-alone issue. This resolution applies to successor company(s).

SUPPORTING STATEMENT

WHY ADOPT CUMULATIVE VOTING?

1. Cumulative voting checks management's tendency to operate the corporation for management's own benefit. Cumulative voting provides additional corporate oversight without additional cost.

2. Cumulative voting allows shareholders to cast all their votes for the most qualified director on directors. Shareholders can thus concentrate their votes on directors that are:

     a) Independent

     b) Free from conflicts-of-interest

     c) Own substantial stock to encourage decisions in shareholder's best interest

Cumulative voting is majority rule with a voice for minority shareholders. Cumulative voting is frequently supported by institutional investors who own 50% of Mesa Air's stock.

WHAT CORPORATE GOVERNANCE DEFECTS CAN CUMULATIVE VOTING IMPACT AT MESA AIR?

1. Independent directors are out-numbered and out-voted on Mesa Air's new board. There are more inside-directors and Mesa-affiliated directors than independent directors.

2. The majority of independent directors own no stock. Director stock ownership was a key factor in the acclaimed ouster of Al Dunlap at Sunbeam.

3. The key compensation and nomination board committees have 3 seats held by Mesa-insiders or Mesa-affiliates. CalPERS, California's $100 billion pension fund, said it is fundamental that the compensation and nomination committees consist ENTIRELY of independent directors. Yet CEO Jonathan Ornstein sits on the Compensation Committee that determines his pay.

WHAT QUESTIONS ARE THERE ABOUT CEO JONATHAN ORNSTEIN'S QUALIFICATIONS THAT WOULD BENEFIT FROM A PROACTIVE AND CUMULATIVELY-ELECTED BOARD?

1. Mr. Ornstein was sanctioned in 1991 and 1992 for violations of the NASD's Rules of Fair Practice, the Rules and Constitution of the American Stock Exchange and the Securities Exchange Act of 1934. (Mesa 1998 proxy statement, page 2). This included making unauthorized trades in customers option accounts as a securities broker.

2.  Mr. Ornstein was fined $30,000 and suspended 2 years.

3. Meanwhile, Mr. Ornstein's previous company, Virgin Express was recently down-graded by Merrill Lynch with the headline: "Virgin Express in the Penalty Box."

Institutional Shareholder Services, a proxy advisory firm that prepares detailed studies on shareholder resolutions, frequently supports cumulative voting for directors.

     The best boards continue to raise the bar, convinced that a stronger board can only help improve competitiveness.
          Business Week                December 8, 1997 Cover Story

Further information to improve corporate governance can be obtained at web sites http://www.cda.com/iss (Institutional Shareholder Services) and http://www.iraa.com (Investor Rights Association of America).

VOTE YES FOR PROPOSAL NO. 5:  ADOPT CUMULATIVE VOTING

                           -------------------------

RECOMMENDATION BY THE MESA AIR BOARD AGAINST THIS PROPOSAL

The Mesa Air board does not recommend the adoption of this proposal. The Mesa Air board believes that cumulative voting would threaten to undermine effective board functioning in at least two respects. First, cumulative voting introduces the possibility of partisanship among board members that could impair their ability to work together, a requirement essential to the effective functioning of any board of directors. Second, it is the board's duty to represent all of the shareholders. To do so, each director must feel a responsibility toward all the shareholders, without any special loyalty to any one group. From this perspective, cumulative voting is undesirable since directors so elected might be principally concerned about representing and acting in the interest of special groups of shareholders rather than in the interests of all shareholders. At Mesa Air, a significant number of our shareholders are minority owners, although some shareholders have more extensive holdings than others. The board does not believe that some minority of shareholders should be advantaged -- or disadvantaged -- compared with all other shareholders.

The possibility of factionalism that cumulative voting presents has led to a trend against its adoption. Many companies have eliminated cumulative voting over the years. Overall, its presence has declined. For example, the State of California, considered among the most protective of shareholder interests, amended its state laws to permit corporations to repeal cumulative voting in 1989. In supporting the change, the Committee on Corporations of the Business Law Section of the State Bar of California argued:

     "While a healthy diversity of opinion and experience, as represented by independent directors, is desirable, factionalism is not appropriate in the board's essential executive function. The principal objective of a business enterprise should be profit and gain for its shareholders, not political accommodation of competing interests . . . Practical experience has shown that effective management of a corporation requires candor and consensus in the Boardroom, not rancor and contention."

No reason is given, and the Mesa Air board knows of none, why the present method of voting should not continue to work as successfully in the future as it has in the past. Further, the shareholder proposal contains factual inaccuracies. Specifically, seven of Mesa Air's nine board members are independent, non-employee directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE RECOMMENDATION TO ADOPT CUMULATIVE VOTING.

                                 LEGAL MATTERS

The validity of the shares of Mesa Air common stock to be issued in the merger will be passed upon for Mesa Air by Squire, Sanders & Dempsey L.L.P. The federal income tax consequences of the merger will be passed upon for CCAIR by Squire, Sanders & Dempsey L.L.P.

                                    EXPERTS

The financial statements of Mesa Air as of September 30, 1998 and 1997, and for each of the years in the three-year period ended September 30, 1998, have been incorporated by reference in this joint proxy statement/prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of CCAIR incorporated by reference in this joint proxy statement/prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                             SHAREHOLDER PROPOSALS

MESA AIR PROPOSALS FOR ACTION AT MESA AIR'S NEXT ANNUAL MEETING

Shareholders proposals to be presented at Mesa Air's 2000 annual meeting of shareholders must be received by Mesa Air's Secretary, at Mesa Air's corporate offices, not later than January 4, 2000, in order to be included in the proxy materials for that meeting. Such proposals should be addressed to the Secretary, Mesa Air Group, Inc., 410 North 44th Street, Suite 700, Phoenix, Arizona 85008. If a shareholder proposal is introduced at the 2000 annual meeting of Mesa Air shareholders without any discussion of the proposal in Mesa Air's proxy statement, and the shareholder does not notify Mesa Air on or before March 19, 2000, as required by SEC Rule 14(a)-4(c)(1), of the intent to raise such proposal at such annual meeting of shareholders, then proxies received by Mesa Air for the 2000 annual meeting will be voted by the persons named as such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

CCAIR PROPOSALS FOR ACTION OF CCAIR'S NEXT ANNUAL MEETING

If the stockholders of CCAIR do not approve the merger agreement or if the merger is not consummated CCAIR anticipates holding its next annual meeting of stockholders on or about May 15, 1999. Stockholder proposals to be presented at that meeting were required to have been submitted by February 9, 1999, in order to be considered for inclusion in the proxy materials for that meeting.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Representatives of KPMG LLP and Arthur Andersen LLP are expected to be present at the Mesa Air special meeting and the CCAIR special meeting, respectively, and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                MERGER AGREEMENT

                                     AMONG

                              MESA AIR GROUP, INC.

                                  CCAIR, INC.

                                      AND

                            MESA MERGER CORPORATION

                             DATED JANUARY 28, 1999

                                                                         ANNEX A

                                MERGER AGREEMENT

This MERGER AGREEMENT is dated January 28, 1999 (this "Agreement"), by and among Mesa Air Group, Inc., a Nevada corporation ("Parent"), Mesa Merger Corporation, a Nevada corporation wholly owned directly by Parent (the "Merger Sub"), and CCAIR, Inc., a Delaware corporation (the "Company").

                                    RECITALS

I. Parent and the Company are parties to a letter of intent dated August 27, 1998 (the "Letter of Intent"), which contemplates the merger described in
Article 1 (the "Merger").

II. The respective boards of directors of the Merger Sub and the Company have determined that it is advisable to consummate the Merger, as a result of which all of the outstanding common stock, $.01 par value per share, of the Company ("Company Common Stock") will be converted into shares of the common stock, no par value per share, of Parent ("Parent Common Stock") and the Company will be wholly owned directly or indirectly by Parent; all on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE 1

                                   THE MERGER

The respective boards of directors of Parent, the Merger Sub and the Company have, by resolutions duly adopted, approved the following provisions of this
Article 1 as the plan of merger required by the laws of the states of Delaware and Nevada in connection with the Merger:

1.1 The Merger. At the Effective Time (as defined in Section 1.3), in accordance with this Agreement and applicable law, the Merger Sub shall be merged with and into the Company, the separate existence of the Merger Sub (except as may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation under the name "CCAIR, Inc." as provided in the Amended Articles of Incorporation of the Company pursuant to
Section 1.4 of this Agreement. The Company, in its capacity as the corporation surviving the Merger, sometimes is referred to herein as the "Surviving Corporation."

1.2 Effect of the Merger. The Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Merger Sub and the Company (collectively, the "Constituent Corporations"); and all property, real, personal, and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the Surviving Corporation shall be responsible and liable for all liabilities and obligations of each of the Constituent Corporations.

1.3 Consummation of the Merger. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Squire, Sanders & Dempsey L.L.P., 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004 at 10:00 a.m. on a date to be mutually agreed upon by Parent and the Company, which date shall be no later than the third business day after the Company Shareholders Meeting (as hereinafter defined) (the "Scheduled Closing Time"). The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date." On the Closing Date, the parties hereto will cause articles of merger relating to the Merger to be delivered to the Secretaries of State of the states of Delaware and Nevada in such form as required by, and executed in accordance with, the relevant provisions of applicable law. The Merger shall be effective at such time as such articles of merger are duly filed with and accepted by the Secretaries of State of the states of Delaware and Nevada in accordance with applicable law (the "Effective Time").

1.4 Articles of Incorporation and Bylaws; Directors and Officers. The Articles of Incorporation and Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation (except that such Articles of Incorporation shall be amended as set forth in Exhibit 1 attached hereto) and Bylaws (except that such Bylaws shall be amended as set forth in
Exhibit 2 attached hereto) of the Surviving Corporation immediately after the Effective Time and shall thereafter continue to be its Articles of Incorporation and Bylaws until amended as provided therein and under the applicable law. The directors of the Surviving Corporation immediately following the Effective Time shall be Michael Lotz, Kenneth W. Gann and Steven E. Markhoff. The officers of the Surviving Corporation immediately after the Effective Time shall be Kenneth
W. Gann -- President; Eric W. Montgomery -- Treasurer; and Steven E.
Markhoff -- Secretary.

1.5 Conversion of Securities. Subject to Sections 1.7(b) and 1.8, at the Effective Time, by virtue of the Merger and without any action on the part of the Merger Sub, the Company or the holder of any of the following securities:

     (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 1.5(b)) shall automatically be canceled and extinguished and be converted into and become a right to receive a fraction of a share (the "Exchange Ratio") of Parent Common Stock determined in accordance with the following:

           (i) if the average closing bid price for Parent Common Stock as reported by the Nasdaq National Market during the ten trading days preceding the trading day that is two trading days prior to the Closing Date (the "Calculation Period") is less than or equal to $7.00 per share, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and be converted into and become a right to receive .6214 shares of Parent Common Stock;

          (ii) if the average closing bid price for Parent Common Stock as reported by the Nasdaq National Market during the Calculation Period is greater than or equal to $10.00 per share, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and be converted into and become a right to receive .435 shares of Parent Common Stock; or

          (iii) if the average closing bid price for Parent Common Stock as reported by the Nasdaq National Market during the Calculation Period is greater than $7.00 per share and less than $10.00 per share, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and be converted into and become a
                right to receive a number of           shares of Parent Common
                Stock that is equivalent in value to $4.35 per share as calculated based on the average closing bid price for Parent Common Stock as reported by the Nasdaq National Market during the Calculation Period.

     (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and held in the treasury of the Company or owned by Parent or the Merger Sub shall automatically be canceled and extinguished and no payment shall be made with respect thereto.

     (c) Each share of Merger Sub Common Stock, par value $.001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

     (d) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

1.6 Closing of Company Transfer Books. At the Effective Time, holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, valid certificates previously representing such shares are presented to the Surviving Corporation or the Disbursing Agent (as defined in Section 1.7), they shall be exchanged as provided in Section 1.7.

1.7  Exchange of Certificates.

(a) After the Effective Time, a disbursing agent to be designated by Parent (which may not be Parent or a subsidiary of Parent) shall act as disbursing agent (the "Disbursing Agent") in effecting the exchange of Parent Common Stock for certificates which, immediately prior to the Effective Time, represented shares of Company Common Stock. As soon as practicable after the Effective Time, the Disbursing Agent shall mail a transmittal form to each holder of certificates theretofore representing such shares advising such holder of the procedure for surrendering such certificates to the Disbursing Agent. If a certificate for Parent Common Stock issued pursuant to Section 1.5(a) is to be issued in the name of a person other than the person in whose name the certificates for shares surrendered for exchange are registered, it shall be a condition of the exchange that the person requesting such exchange shall pay to the Disbursing Agent any transfer or other taxes required by reason of the issuance of such certificate in the name of a person other than the registered owner of the certificates surrendered, or shall establish to the satisfaction of the Disbursing Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Disbursing Agent nor any party hereto shall be liable to a holder of certificates theretofore representing shares of Company Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Upon the surrender and exchange of a certificate theretofore representing shares of Company Common Stock, the holder shall be issued a certificate representing the number of shares of Parent Common Stock to which such person is entitled pursuant to Section 1.5(a) and the certificate theretofore representing shares of Company Common Stock shall forthwith be canceled. Until so surrendered and exchanged, each Certificate theretofore representing shares of Company Common Stock shall represent solely the right to receive the Parent Common Stock into which the shares it theretofore represented shall have been converted pursuant to Section 1.5(a), and the Surviving Corporation shall not be required to pay the holder thereof the Parent Common Stock to which such holder otherwise would be entitled; provided that procedures allowing for payment against lost or destroyed certificates against receipt of customary and appropriate certifications and indemnities shall be provided.

(b) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any fractional share interest in Parent Common Stock which a holder of Company Common Stock would otherwise be entitled to receive in the Merger (after aggregating all fractional shares of Parent Common Stock that would otherwise be issuable to such holder) shall be rounded up to the nearest whole share if such fraction is
    0.5 or greater and shall be rounded down to the nearest whole share if such fraction is less than 0.5.

1.8  Dissenting Shares.

(a) Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Common Stock that, as of the Effective Time, are or may become "dissenting shares" within the meaning of Section 262 of the Delaware General Corporation Law (the "Delaware Law") shall not be converted into or represent the right to receive Parent Common Stock in accordance with
    Section 1.5, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders under applicable Delaware Law; provided, however, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section 1.5.

(b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to Delaware Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Delaware Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

1.9 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

1.10 Accounting Treatment. For accounting purposes, the Merger is intended to be treated as a "pooling of interests."

1.11 Taking of Necessary Action; Further Action. Parent and the Merger Sub, on the one hand, and the Company, on the other hand, shall use all reasonable efforts to take all such action (including, without limitation, action to cause the satisfaction of the conditions of the other to effect the Merger) as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation and Parent with full possession of all the rights, privileges, immunities and franchises of the Constituent Corporations, the officers and directors of the Surviving Corporation and Parent are fully authorized in the name of the Constituent Corporations or otherwise to take, and shall take, all such action.

1.12  Stock Options.

(a) At the Effective Time, each option that is then outstanding under any of the Company's Stock Option Plans (collectively, the "Stock Plan"), whether vested or unvested (a "Company Option"), shall be assumed by Parent in accordance with the terms (as in effect on the date hereof) of the Stock Plan and the stock option agreement, if any, by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted, subject to the provisions hereof, into rights with respect to Parent Common Stock. From and after the Effective Time, (i) each Company Option assumed by Parent (collectively, the "Assumed Options") may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Assumed Option shall be equal to the number of shares of Parent Common Stock which the holder of such Assumed Option would have received pursuant to section 1.5 in exchange for the shares of Company Common Stock subject to such Assumed Option if such Assumed Option had been exercised immediately prior to the Effective Time, (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each such Assumed Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Assumed Option, as in effect immediately prior to the Effective Time, by a fraction the numerator of which is the number of shares of Parent Common Stock subject to such Assumed Option immediately after the Effective Time and the denominator of which is the number of shares of Company Common Stock subject to such Assumed Option immediately prior to the Effective Time, and rounding the resulting exercise price up to the nearest whole cent, and (iv) all restrictions on the exercise of each such Assumed Option shall continue in full force and effect and the term, exercisability, vesting schedule, status as an incentive or nonqualified option, and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each such Assumed Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary (under the Stock Plan and otherwise) to effectuate the provisions of this Section 1.12.

(b) Parent will use its best efforts to cause the Parent Common Stock issuable upon exercise of the Assumed Options to be registered under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-8 promulgated by the Securities and Exchange Commission (the "SEC") and to be registered or qualified (or to have established that an exemption from such registration or qualification is available) under the "blue sky" laws of all states in which the holders of Company Options reside, within 30 business days after the Effective Time, and Parent shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such Assumed Options remain outstanding. With respect to any Company employee or director who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the securities of Parent beneficially owned by such person, Parent shall administer the Assumed Options in a manner that complies with the disinterested administration requirements of Rule 16b-3 promulgated by the SEC under the Exchange Act. At or prior to the Effective Time, Parent will reserve a sufficient number of shares of Parent Common Stock for issuance upon exercise of the Assumed Options.

1.13 Warrants. At the Effective Time, each warrant to purchase shares of Company Common Stock that is then outstanding (the "Company Warrants") shall be assumed by Parent in accordance with the terms (as in effect on the date hereof) of the agreement or instrument by which such Company Warrant is evidenced. All rights with respect to Company Common Stock under outstanding Company Warrants shall thereupon be converted, subject to the provisions hereof, into rights with respect to Parent Common Stock. From and after the Effective Time, (i) each Company Warrant assumed by Parent (collectively, the "Assumed Warrants") may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Assumed Warrant shall be equal to the number of shares of Parent Common Stock which the holder of such Assumed Warrant would have received pursuant to Section 1.5 in exchange for the shares of Company Common Stock subject to such Assumed Warrant if such Assumed Warrant had been exercised immediately prior to the Effective Time, (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each such Assumed Warrant shall be determined by dividing the exercise price per share of Company Common Stock subject to such Assumed Warrant, as in effect immediately prior to the Effective Time, by a fraction the numerator of which is the number of shares of Parent Common Stock subject to such Assumed Warrant immediately after the Effective Time and the denominator of which is the number of shares of Company Common Stock subject to such Assumed Warrant immediately prior to the Effective Time, and rounding the resulting exercise price up to the nearest whole cent, and (iv) all restrictions on the exercise of each such Assumed Warrant shall continue in full force and effect and the term, exercisability, limitations, and other provisions of such Company Warrant shall otherwise remain unchanged; provided, however, that each such Assumed Warrant shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary (under the agreements and instruments evidencing the Assumed Warrants and otherwise) to effectuate the provisions of this Section 1.13.

1.14 Other Agreements. At or prior to the Effective Time, the number of directors to serve on the Board of Directors of Mesa Air shall be increased by one, and such opening shall be filled by George Murnane, III.

                                   ARTICLE 2

          REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUB

Parent and the Merger Sub hereby represent and warrant to the Company that, except as otherwise disclosed in Parent's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 (the "Parent's Latest 10-K"):

2.1 Organization and Qualification. Each of Parent and the Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to carry on its business as now conducted.

2.2 Authority Relative to This Agreement. Each of Parent and the Merger Sub has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder (it being understood that Parent's obligations hereunder to issue shares of Parent Common Stock in connection with the Merger is subject to the approval of Parent's shareholders as set forth in
Section 6.1(a)). The execution and delivery of this Agreement by Parent and the Merger Sub and the consummation by Parent and the Merger Sub of the transactions contemplated hereby have been duly authorized by Parent and by the Board of Directors and sole shareholder of the Merger Sub, and no other corporate proceedings on the part of Parent or the Merger Sub are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by Parent and the Merger Sub and constitutes a valid and binding obligation of each, enforceable in accordance with its terms. Neither Parent nor the Merger Sub is subject to, or obligated under, any provision of (a) its Certificate of Incorporation, Articles of Incorporation or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or
(d) subject to compliance with the statutes referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached, or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its or any of its subsidiaries' assets would be created, by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, other than any such breaches or violations which will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Parent and its subsidiaries, taken as a whole. Other than authorizations, consents and approvals of or filings or registrations with the Delaware General Corporation Law ("Delaware Law") or the Nevada General Corporation Law ("Nevada Law"), the SEC, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott Act"), the United States Department of Transportation and other applicable federal and state governmental authorities, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Parent or the Merger Sub for the consummation by Parent and the Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Parent and its subsidiaries, taken as a whole.

2.3 Capital Structure. The authorized capital stock of Parent consists of 75,000,000 shares of Parent Common Stock and 2,000,000 shares of Preferred Stock, no par value ("Parent Preferred Stock"). At the close of business on January 15, 1999, 28,369,081 shares of Parent Common Stock were issued and outstanding, no shares of Parent Common Stock were held by Parent in its treasury. As of the date hereof, no shares of Parent Preferred Stock were issued and outstanding. All outstanding shares of Parent Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights contained in Parent's charter documents or in any contract or agreement to which Parent is a party. All outstanding shares of the capital stock of each of Parent's subsidiaries are validly issued, fully paid and nonassessable and are owned by Parent or one of its subsidiaries free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances.

2.4  SEC Filings; Financial Statements.

(a) Parent has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between January 1, 1997 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) as of their respective dates, or as of the date of any amendment thereto, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The audited financial statements and unaudited interim financial statements of Parent included (or incorporated by reference) in the Parent SEC Documents have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), are accurate and complete in all material respects and fairly present the consolidated financial position of Parent as of the dates thereof and the consolidated results of Parent's operations and the changes in Parent's consolidated financial position for the periods then ended, in the case of the unaudited interim financial statements subject to year-end audit adjustments which will not, individually or in the aggregate, be material in magnitude. Such unaudited interim financial statements reflect all adjustments necessary to present a fair statement of the results for the interim periods presented.

2.5 Valid Issuance. Subject to Section 1.5(d), the Parent Common Stock to be issued in the Merger will be, when issued in accordance with the provisions of this Agreement, validly issued, fully paid and nonassessable.

2.6 Accuracy of Information. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Form S-4 (as hereinafter defined) and the Joint Prospectus/Proxy Statement (as hereinafter defined in Section 5.1) will, at the time the S-4 is declared effective or at the date the Joint

Prospectus/Proxy Statement is mailed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they are made) not misleading.

2.7  Title to Properties.

(a) Parent or one of Parent's subsidiaries owns good and marketable title to each of the tangible properties and tangible assets reflected on the balance sheet included in Parent's Latest 10-K or acquired since the date thereof, free and clear of all material liens and encumbrances, except for (A) liens for current taxes not yet due and payable, (B) liens or mortgages described in Parent's Latest 10-K, (C) the properties subject to the leases described in Parent's Latest 10-K, (D) liens securing indebtedness described in Parent's Latest 10-K and (E) assets disposed of since the date of the balance sheet included in Parent's Latest 10-K in the ordinary course of business.

(b) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of Parent's and its subsidiaries' businesses are in good condition and repair (except where the failure to be in such condition and repair, either individually or in the aggregate, would not have a material adverse effect on Parent or any subsidiary of Parent and except for ordinary wear and tear), and are usable in the ordinary course of business. Parent and its subsidiaries own, or lease under valid leases which afford peaceful and undisturbed possession of the subject matter of the lease, all buildings, machinery, equipment and other tangible assets necessary for the conduct of their businesses.

2.8 Accounts Receivable. Parent's and its subsidiaries' notes and accounts receivable recorded on the balance sheet included in Parent's Latest 10-K and those arising since the date thereof are valid receivables (subject to a reasonable allowance for doubtful accounts as set forth in Parent's Latest 10-K) arising from bona fide transactions entered into in the ordinary course of business and are current and collectible in full in accordance with their terms, subject to no valid counterclaims or setoffs.

2.9 Employment Matters. To the knowledge of Parent, (i) no key executive employee of Parent or any subsidiary of Parent, and no group of Parent's or any subsidiary's employees, has any plans to terminate his or its employment, (ii) Parent and the subsidiaries have complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and (iii) Parent and its subsidiaries have no material labor relations problems pending and their labor relations are satisfactory.

2.10 Affiliate Transactions. Except as set forth in Parent's Latest 10-K or as set forth under the caption "Affiliate Transactions" in a disclosure letter delivered to the Company by Parent simultaneously with the execution of this Agreement (the "Parent Disclosure Letter"), no officer or director of Parent or any subsidiary of Parent or any member of the immediate family of any such officer or director, or any entity in which any of such persons owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent (5%) of the stock of which is beneficially owned by any of such persons) (collectively "Insiders"), (a) has any material agreement with Parent or any subsidiary of Parent (other than normal employment arrangements) or any material interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Parent or any subsidiary of Parent, or (b) has been indebted to Parent in amounts in excess of $60,000 in the aggregate at any time (other than for purchases subject to usual trade terms, for ordinary travel and expense payments and for other transactions in the ordinary course of business). For purposes of the preceding sentence, the members of the immediate family of an officer or director shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer or director.

2.11 Compliance with Laws; Permits; Certain Operations. Parent, each of Parent's subsidiaries and their respective officers, directors, agents and employees have complied in all material respects, and currently are in compliance in all material respects, with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the businesses or any owned or leased properties of Parent and its subsidiaries and to which Parent or any of its subsidiaries may be subject, and no claims have been filed against Parent or any of its subsidiaries alleging a material violation of any such law or regulation. Parent and its Subsidiaries hold all material permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of their businesses. Parent has not received any notice or other communication from any governmental authority regarding any actual or possible violation of, or failure to comply with, any legal requirement, except where failure to comply with such legal requirement has not had and could not reasonably be expected to have a material adverse effect on Parent.

2.12 Non-Contravention; Consents. Neither the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of (i) any of the provisions of Parent's or Merger Sub's certificate of incorporation or bylaws, or (ii) any resolution adopted by Parent's or Merger Sub's stockholders or board of directors or committee of such board of directors;

(b) contravene, conflict with or result in a violation of the terms or requirements of, or give any governmental authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any material governmental authorization that is held by Parent or Merger Sub or that otherwise relates to Parent's business or to any of the assets owned or used by Parent;

(c) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material contract of Parent or Merger Sub, or give any Person the right to (i) declare a default or exercise any remedy under any such material contract, (ii) accelerate the maturity or performance of any such material contract, or (iii) cancel, terminate or modify any such material contract; or

(d) result in the imposition or creation of any lien or other encumbrance upon or with respect to any asset owned or used by Parent or Merger Sub (except for minor liens and encumbrances that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Parent or Merger Sub).

2.13 Brokerage. Except as set forth under the caption "Brokerage" in Parent's Disclosure Letter, there are no claims for investment banking fees, brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Parent, Merger Sub or any other subsidiary of Parent.

2.14 No Material Adverse Changes. Except as set forth in Parent's 10-K or under the caption "Material Adverse Changes" in Parent's Disclosure Letter, since September 30, 1998, there has been no material adverse change, and no event has occurred that will or that would reasonably be expected to result in a material adverse change, in the consolidated assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements of Parent.

2.15 Legal Proceedings. Except as disclosed in Parent's Latest 10-K, there are no actions, suits, claims, proceedings, orders or other investigations pending or threatened against Parent that challenges or may have the effect or preventing, delaying, making illegal or otherwise interfering with the Merger or any other transactions contemplated by this Agreement or that could reasonably be expected to have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or business prospects of Parent.

2.16 Pooling of Interests. Parent is not aware of any event, condition, fact or circumstance that to its knowledge could prevent the Merger from being accounted for as a "pooling of interests" transaction for accounting purposes.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and the Merger Sub that, except as otherwise disclosed in the Company's Annual Report on Form 10-K for the transition period from July 1, 1997 to December 31, 1997 (the "Company's Latest 10-K") or the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998 (the "Company's Latest 10-Q"):

3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has the requisite corporate and other power and authority (including all licenses, permits and authorizations) to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted and to perform its obligations under all contracts, instruments, notes or other binding commitments to which it is or may become a party or by which it or its assets is or may become bound. The copies of the Company's Articles of Incorporation and Bylaws which have been furnished by the Company to Parent prior to the date of this Agreement reflect all amendments made thereto through the date hereof and are correct and complete. The Company is qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of its business or its ownership of property requires it to be qualified. Except as set forth under the caption "Other Names" in a letter delivered to Parent by the Company simultaneously with the execution and delivery of this Agreement (the "Company Disclosure Letter"), the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "US Airways."

3.2 Authority Relative to this Agreement. The Company has the requisite corporate and other power and authority to enter into and perform this Agreement and to carry out its obligations hereunder (it being understood that the Company's obligations hereunder to effect the Merger is subject to the approval of its shareholders as set forth in
Section 3.27). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and, except for the approval of its shareholders as set forth in Section 3.27, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Except as set forth in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries (as defined in Section 3.6(b)) is subject to, or obligated under, any provision of
(a) its Certificate of Incorporation, Articles of Incorporation or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to compliance with any of the statutes referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its or any of its Subsidiaries' assets would be created, by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, its board of directors or any committee of its board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects and have been maintained in accordance with prudent business practices. Other than in connection with or in compliance with the provisions of the Delaware Law, the SEC, and the Hart-Scott Act, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of the Company for the consummation by the Company of the transactions contemplated by this Agreement.

3.3  Capitalization.

(a) The authorized equity capitalization of the Company consists of 30,000,000 shares of Company Common Stock, [8,921,195] shares of which are issued and outstanding as of the date hereof, and no shares of preferred stock. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable. The Company's capital structure as of the date hereof is disclosed to Parent under the caption "Capitalization" in the Company Disclosure Letter.

(b) The Company has reserved 1,148,993 shares of Company Common Stock for issuance under the Stock Plan, of which vested and unvested options to purchase 1,148,993 shares are outstanding as of the date of this Agreement. The Company Disclosure Letter, under the caption "Company Options," accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option; (v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code. The Company Disclosure Letter, under the caption "Company Warrants," accurately sets forth, with respect to each Company Warrant that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Warrant; (ii) the total number of shares of Company Common Stock that are subject to such Company Warrant; (iii) the date on which such Company Warrant was granted and the expiration date of such Company Warrant; (iv) the exercise price per share of Company Common Stock subject to such Company Warrant; and (v) a description of any registration or other rights granted to the holder of such Company Warrant.

(c) Except as specifically referred to in Sections 3.3(a) and (b) above, or as set forth in the Company Disclosure Letter, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) contract or agreement under which the Company is or may become obligated to sell or otherwise issue any shares or its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any person or entity to the effect that such person or entity is entitled to acquire or receive any shares of capital stock or other securities of the Company.

(d) All outstanding shares of Company Common Stock and all outstanding Company Options and Company Warrants have been issued and granted in compliance with
    (i) all applicable securities laws and other applicable laws and regulations, and (ii) all requirements set forth in applicable contracts and agreements.

(e) Except as set forth in the Company Disclosure Letter under the caption "Acquisition of Shares," the Company has never repurchased, redeemed or otherwise reacquired shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the Delaware Law and all other applicable laws and regulations, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable contracts and agreements.

(f) Except as set forth in the Company Disclosure Letter under the caption "Registration Rights," the Company is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued, and no person or entity holds any right to participate in new issuances of securities by the Company.

(g) Except as set forth in the Company Disclosure Letter under the caption "Agreements Relating to Company Common Stock," the Company is not a party to or obligated under any agreement, arrangement or understanding, contingent or otherwise, (i) involving the repurchase or redemption of any amount of Company Common Stock, (ii) requiring the Company to issue any amount of Company Common Stock to any person at any time, or (iii) contemplating the issuance at any time of shares of Company Common Stock or other consideration to any person as a guarantee by the Company of a minimum market price for Company Common Stock.

3.4 Commission Filings. The Company has heretofore delivered to Parent copies of the Company's (a) Latest 10-K, (b) Latest Form 10-Q, (c) definitive proxy statement relating to the Company's 1998 annual meeting of shareholders held on June 25, 1998, and (e) all other reports, registrations statements and other documents filed by the Company with the SEC since January 1, 1995, in each case as filed with the SEC (collectively, the "SEC Filings"), and the Company has heretofore made available to Parent all other reports, registration statements and other documents filed by the Company with the SEC under the Exchange Act or the Securities Act since the Company's inception. Except as set forth in the Company Disclosure Letter, since January 1, 1995 the Company has timely filed all reports, registration statements and other documents required to be filed with the SEC under the rules and regulations of the SEC, and all such reports, registration statements and other documents complied as to form with the requirements of the Securities Act or the Exchange Act, as the case may be. As of their respective dates, or as of the date of any amendment thereto, the reports, statements and other documents referred to in the immediately preceding sentence did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.5 Financial Statements. The audited financial statements and unaudited interim financial statements of the Company and its Subsidiaries included (or incorporated by reference) in the SEC Filings have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), are accurate and complete in all material respects and fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and the changes in their consolidated financial position for the periods then ended, in the case of the unaudited interim financial statements subject to year-end audit adjustments which will not, individually or in the aggregate, be material in magnitude. Such unaudited interim financial statements reflect all adjustments necessary to present a fair statement of the results for the interim periods presented.

3.6  Subsidiaries.

(a) Except as set forth under the caption "Subsidiaries" in the Disclosure Letter, the Company does not own, beneficially or otherwise, any stock or other equity interest, partnership interest, joint venture interest, or any other security issued by any other corporation, organization or entity, and the Company has not agreed and is not obligated to make any future investment in or capital contribution to any such corporation, organization or entity. Except as set forth under the caption "Subsidiaries" in the Company Disclosure Letter, the Company owns all of the outstanding capital stock of each Subsidiary, free and clear of all liens, charges and encumbrances, and there are no subscription rights, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire any shares of capital stock of any Subsidiary or any securities or obligations of any kind convertible into or exchangeable for any such shares of capital stock. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate and other power and authority (including all authorizations, licenses and permits) necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted. The copies of the charter documents and bylaws of each Subsidiary which have been furnished by the Company to Parent prior to the date of this Agreement reflect all amendments made thereto through the date hereof and are correct and complete. Each Subsidiary is qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of its business or its ownership of property requires it to be qualified.

(b) For purposes of this Agreement, the term "Subsidiary" means any corporation of which securities having a majority of the ordinary voting power in electing directors are, at the time of determination, owned by the Company directly or through another Subsidiary.

3.7 Absence of Undisclosed Liabilities. Neither the Company nor any Subsidiary has any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions heretofore entered into, or any action or inaction, or any state of facts existing, including taxes with respect to or based upon transactions or events heretofore occurring, except (a) obligations under contracts or commitments described in the Disclosure Letter under the caption "Contracts," or under contracts and commitments which are not required to be disclosed thereunder (but not liabilities for breaches thereof), (b) liabilities reflected on the balance sheet included in the Company's Latest 10-K, (c) liabilities which have arisen after the date of the balance sheet included in the Company's Latest 10-K in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), and (d) liabilities otherwise disclosed in the Disclosure Letter.

3.8 No Material Adverse Changes. Except as set forth under the caption "Adverse Changes" in the Company Disclosure Letter, since June 30, 1998, there has been no material adverse change, and no event has occurred that will or that would reasonably be expected to result in a material adverse change, in the consolidated assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements of the Company and its Subsidiaries, taken as a whole.

3.9 Absence of Certain Developments. Except as set forth under the caption "Developments" in the Company Disclosure Letter, since June 30, 1998, the Company has not and, since the date of acquisition by the Company, each Subsidiary has not:

(a) redeemed or purchased, directly or indirectly, any shares of its capital stock, or declared, accrued, set aside or paid any dividends or distributions with respect to any shares of its capital stock;

(b) other than upon the exercise of outstanding warrants or options, issued or sold any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or its bonds or other securities;

(c) borrowed any amount or incurred, guaranteed or become subject to any material liability, except current liabilities incurred in the ordinary course of business;

(d) discharged or satisfied any material lien or encumbrance or paid any material liability, other than current liabilities paid in the ordinary course of business;

(e) mortgaged, pledged or subjected to, or otherwise permitted to become subject to, any lien, charge or other encumbrance, any of the assets of the Company or any Subsidiary with a fair market value in excess of $50,000, except liens for current property taxes not yet due and payable;

(f) sold, assigned or transferred (including without limitation transfers to any employees, shareholders or affiliates of the Company or any Subsidiary) any tangible assets, except for fair value in the ordinary course of business, or canceled any debts or claims;

(g) sold, assigned or transferred (including without limitation transfers to any employees, shareholders or affiliates of the Company or any Subsidiary) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, except for fair value in the ordinary course of business, or disclosed any proprietary confidential information to any person other than Parent or the Merger Sub;

(h) suffered any extraordinary loss or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

(i) taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any Insider (as defined in Section 3.21);

(j) suffered any material theft, damage, destruction or loss of or to, or any material interruption in the use of, any property or properties owned or used by it, whether or not covered by insurance;

(k) made or granted any bonus or any wage, salary or compensation increase, or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement, with respect to any director, officer or consultant of the Company or, except in the ordinary course of the Company's business and consistent with the Company's historical compensation practices, any other employee or group of employees;

(l) amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of its Stock Plan or (ii) any provision of any agreement evidencing any outstanding Company Option or Company Warrant;

(m) made any capital expenditures or commitments therefor (other than any such expenditures or commitments made in the ordinary course of business for leasehold improvements at, or the furnishing or equipping of, the facilities operated by the Company as of the date of this Agreement) that aggregate in excess of $60,000;

(n) made any loans or advances to, or guarantees for the benefit of, any persons that aggregate in excess of $50,000;

(o) effected or been a party to any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(p) formed any subsidiary or acquired any equity interest or other interest in any other entity;

(q) written off as uncollectible, or established any reserve with respect to, any account receivable or other indebtedness in excess of a total of $50,000;

(r) changed any of its methods of accounting or accounting practices in any material respect;

(s)  made any tax election;

(t)  commenced or settled any legal proceeding;

(u) waived or agreed to waive any applicable statute of limitations or any similar statutory or judicial doctrine benefiting the Company or any Subsidiary;

(v) entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; or

(w) made charitable contributions or pledges which in the aggregate exceed $10,000.

3.10  Title to Properties.

(a) The Company or one of the Subsidiaries owns good and marketable title to each the tangible properties and tangible assets reflected on the balance sheet included in the Company's Latest 10-Q or acquired since the date thereof, free and clear of all liens and encumbrances, except for (A) liens for current taxes not yet due and payable, (B) liens set forth under the caption "Real Estate" in the Company Disclosure Letter, (C) the aircraft and properties subject to the leases set forth under the caption "Leases" in the Company Disclosure Letter, (D) liens securing indebtedness of the Company under that certain line of credit with British Aerospace Asset Management and (E) assets disposed of since the date of the balance sheet included in the Company's Latest 10-Q in the ordinary course of business consistent with past practices.

(b) (i) the real estate described under the caption "Real Estate" in the Company Disclosure Letter and the demised leases described under the caption "Leases" in the Company Disclosure Letter constitutes all of the real estate used or occupied by the Company and the Subsidiaries (the "Real Estate") and
    (ii) the Real Estate has access, sufficient for the conduct of the Company's and the Subsidiaries' businesses as now conducted or as presently proposed to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operations of the Company and the Subsidiaries.

(c) The leases described under the caption "Leases" in the Company Disclosure Letter are in full force and effect, and the Company or one of the Subsidiaries, as the case may be, has a valid and existing leasehold interest under each such lease for the term set forth therein. The Company has delivered to Parent complete and accurate copies of each of the leases described under such caption and none of such leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Parent. Neither the Company nor any Subsidiary is in default, and no circumstances exist which could result in such default, under any of such leases; nor, to the best knowledge of the Company or any Subsidiary, is any other party to any of such leases in default.

(d) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of the Company's and the Subsidiaries' businesses are in good condition and repair (except where the failure to be in such condition and repair, either individually or in the aggregate, would not have a material adverse effect on the Company or any Subsidiary and except for ordinary wear and tear), and are usable in the ordinary course of business. The Company and the Subsidiaries own, or lease under valid leases which afford peaceful and undisturbed possession of the subject matter of the lease, all buildings, machinery, equipment and other tangible assets necessary for the conduct of their businesses.

(e) Neither the Company nor any of the Subsidiaries is in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, including without limitation applicable environmental protection and occupational health and safety laws and regulations, and neither the Company nor any Subsidiary has received any notice of any such violation, or of the existence of any condemnation proceeding with respect to any properties owned or leased by the Company or any Subsidiary.

3.11 Accounts Receivable. The Company's and the Subsidiaries' notes and accounts receivable recorded on the balance sheet included in the Company's Latest 10-K and those arising since the date thereof are valid receivables (subject to a reasonable allowance for doubtful accounts as set forth in the Company's Latest 10-K) arising from bona fide transactions entered into in the ordinary course of business and are current and collectible in full in accordance with their terms, subject to no valid counterclaims or setoffs.

3.12 Inventories. Except as set forth under the caption "Inventory" in the Company Disclosure Letter, the inventories of the Company and the Subsidiaries recorded on the balance sheet included in the Company's Latest 10-K, and the inventory created or purchased since the date thereof, consists of a quantity and quality usable and salable in the ordinary course of business, is not slow-moving as determined in accordance with past practices, obsolete or damaged, is merchantable and fit for its particular use, and is not defective.

3.13 Tax Matters. Except as set forth under the caption "Tax Matters" in the Company Disclosure Letter,

(a) The Company and its Subsidiaries have (i) filed all Tax Returns required to be filed by any jurisdiction to which any of them is subject, (ii) paid in full on a timely basis all Taxes due and claimed to be due by each such jurisdiction, (iii) duly collected or withheld and timely paid all Taxes required to be collected from others or deducted and withheld from any amounts paid to employees or others, and (iv) properly completed and filed all sales tax exemption certificates for sales where Tax was not charged. Such Tax Returns accurately and completely set forth all relevant items and accurately reflect the Tax Liabilities for such periods. No Tax deficiency or penalty has been asserted or threatened by any such jurisdiction against the Company or any of its Subsidiaries. "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code sec.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. "Tax Return" or "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(b) There is no audit of any Tax Return of the Company or any of its Subsidiaries in progress. There is no threatened action, suit, proceeding, investigation, audit, or claim for or relating to Taxes, there are no matters under discussion with any governmental authorities with respect to Taxes that could result in an additional amount of Taxes, and no governmental authority has indicated that it intends to audit any Tax Return of the Company or its Subsidiaries.

(c) Neither the Company nor any of its Subsidiaries (i) waived any statute of limitations with respect to Tax obligations or agreed to any extension of time with respect to a Tax assessment or deficiency, (ii) has been a party to any Tax allocation or sharing agreement, (iii) has been a member of an affiliated group (other than the affiliated group of which the Company is the common parent) filing a consolidated federal income tax return, nor taken any other action that could result in Liability for Taxes of an affiliated group (other than the affiliated group of which the Company is the common parent) under Treas. Reg. sec.1.1502-6 (or any similar provision of state, local, or foreign law), including as a transferee or successor, by contract, or otherwise, or (iv) is currently the beneficiary of any extensions of time within which to file any Tax Return. "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes. No claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, nor, to the best knowledge of the Company, its Subsidiaries, their counsel, their representatives, and their tax advisers, is there any factual or legal basis for any such claim.

(d) The earliest taxable period of the Company and its Subsidiaries for which the statute of limitations is still open is the calendar year 199 .
     Schedule 3.13(d) lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Company and its Subsidiaries for all taxable periods for which the statute of limitations is still open, and indicates those income Tax Returns that have been audited and those that are currently the subject of an audit. The Company has delivered to the Purchaser correct and complete copies of all state, federal, and foreign income tax returns with respect to all taxable periods for which the statute of limitations is still open, and copies of all examination reports and statements of deficiencies that have been assessed against or agreed to by any of the Company and its Subsidiaries and that may have any material effect on the tax liability of the Company or any of its Subsidiaries for any present or future taxable period or for any past taxable period for which the statute of limitations is still open.

(e) (All material Tax elections that have been made by the Company or its Subsidiaries are shown on Schedule 3.13(e). Neither the Company nor any of its Subsidiaries has any net operating losses or other tax attributes that are subject to limitation under Code Sections 382, 383, or 384, or the federal consolidated return regulations.

(f) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code sec.897(c)(2) during the applicable period specified in Code sec.897(c)(1)(A)(ii).

(g) Neither the Company nor any of its Subsidiaries (i) has agreed or consented at any time under Section 341(f) of the Code to have the provisions of
     Section 341(f)(2) of the Code apply to any disposition of any assets, (ii) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect the liability of the Company or its Subsidiaries for Taxes, (iii) has made an election, or is required, to treat any asset as owned by another person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of section 168 of the Code, (iv) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local tax provision, or (v) owns any material assets that were financed directly or indirectly with, or that directly or indirectly secure, debt the interest on which is tax-exempt under section 103(a) of the Code.

(h) The transaction contemplated herein, either by itself or in conjunction with any other transaction that the Company may have entered into or agreed to, will not give rise to any federal income tax liability under section 355(e) of the Code for which the Company may in any way be held liable.

(i) The Company is not a party to any "Gain Recognition Agreements" as such term is used in the Treasury Regulations promulgated under Section 367 of the Code.

(j) Neither the Company nor any of its Subsidiaries has made or become obligated to make, nor will the Parent, Merger Sub, the Company, or any of its Subsidiaries, as a result of any event connected with any transaction contemplated herein and/or any termination of employment related to such transaction, make or become obligated to make, any "excess parachute payment," as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

(k) There are no liens for Taxes (other than for current Taxes that are not yet due and payable or are being contested in good faith) upon the assets of the Company or any of the Subsidiaries.

(l) There are no joint ventures, partnerships, limited liability companies, or other arrangements or contracts to which the Company or any of the Subsidiaries is a party and that could be treated as a partnership for federal income tax purposes.

(m) The Company has no excess loss account, as such term is used in Section 1.1502-19 of the Treasury Regulations, with respect to the stock of any Subsidiary.

(n) Neither the Company nor any Subsidiary has outstanding any "deferred gain" resulting from any "deferred intercompany transaction," as both such terms were used in Section 1.1502-13 of the Treasury Regulations as such was in effect for taxable years beginning before July 12, 1995.

(o) Neither the Company nor any Subsidiary has outstanding any "intercompany items" or any "corresponding items" from any "intercompany transactions," as such terms are used in Section 1.1503-13 of the Treasury Regulations as such is in effect for taxable years beginning on or after July 12, 1995, that have not previously been taken into account under the terms of such regulation.

(p) Neither the Company nor any Subsidiary has or has had a "permanent establishment" in any foreign country, as such term is defined in any applicable Tax treaty or convention between the United States and such foreign country or has otherwise taken steps that have exposed, or will expose, it to the taxing jurisdiction of a foreign country.

(q) The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the most recent fiscal month end prior to the date hereof, exceed the reserve for Tax Liability (not including any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (other than in any notes thereto) that has been made available to the Purchaser and (B) will not, as of the Closing Date, exceed such reserve in the Closing Balance Sheet.

3.14  Contracts and Commitments.

(a) Except as set forth under the caption "Contracts" in the Company Disclosure Letter, neither the Company nor any Subsidiary is a party to any: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement, or other form of deferred compensation plan; (iii) hospitalization insurance or similar plan or practice, whether formal or informal; (iv) contract for the employment of any officer, individual employee, or other person on a full-time or consulting basis or relative to severance pay for any such person; (v) agreement or indenture relating to the borrowing of money in excess of $100,000 or to mortgaging, pledging or otherwise placing a lien on any of the assets of the Company or any Subsidiary; (vi) guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection; (vii) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal, for an annual rental in excess of $100,000; (viii) contract or group of related contracts with the same party for the purchase of products or services, under which the undelivered balance of such products and services has a purchase price in excess of $50,000; (ix) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $50,000; (x) other contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, either not terminable by it on 30 days' or less notice without penalty or involving more than $50,000; (xi) contract which prohibits either the Company or any Subsidiary from freely engaging in business anywhere in the world; (xii) contract relating to the distribution of the Company's or any Subsidiary's products; (xiii) franchise agreement; (xiv) contract, agreement or understanding with any shareholder who beneficially owns five percent (5%) or more of the Company Common Stock or with any officer, director or employee (other than for employment on customary terms); (xv) license agreement or agreement providing for the payment or receipt of royalties or other compensation by the Company or any Subsidiary in connection with the proprietary rights listed under the caption "Proprietary Rights" in the Company Disclosure Letter; or (xvi) other agreement material to the Company's or any Subsidiary's business or not entered into in the ordinary course of business.

(b) Except as specifically disclosed under the caption "Contracts" in the Company Disclosure Letter, (i) no contract or commitment required to be disclosed under such caption has been breached or canceled by the other party; (ii) since the date of the balance sheet included in the Company's Latest 10-Q, no customer or supplier has indicated that it will stop or decrease the rate of business done with the Company or any Subsidiary, except for changes in the ordinary course of the Company's and the Subsidiaries' businesses; (iii) the Company and the Subsidiaries have performed all obligations required to be performed by them in connection with the contracts or commitments required to be disclosed under such caption and are not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption; (iv) neither the Company nor any Subsidiary has any present expectation or intention of not fully performing any obligation pursuant to any contract or commitment or commitment set forth under such caption; and (v) neither the Company nor any Subsidiary has any knowledge of any breach or anticipated breach by any other party to any contract or commitment set forth under such caption.

(c) Prior to the date of this Agreement, Parent has been supplied with a true and correct copy of each written contract or commitment, and a written description of each oral contract or commitment, referred to under the caption "Contracts" in the Company Disclosure Letter, together with all amendments, waivers or other changes thereto.

3.15 Proprietary Rights. Except as set forth under the caption "Proprietary Rights" in the Company Disclosure Letter, there are no patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, trade secrets or other proprietary rights owned by the Company or any Subsidiary or necessary to the conduct of the Company's or any Subsidiary's businesses as now conducted. The Company or a Subsidiary owns and possesses all rights, titles and interest, or a valid license, in and to the proprietary rights set forth under such caption. The Company Disclosure Letter describes under such caption all proprietary rights which have been licensed to third parties and all proprietary rights which are licensed from third parties by the Company or any Subsidiary. The Company and the Subsidiaries have taken all necessary action to protect the proprietary rights set forth under such caption. Neither the Company nor any Subsidiary has received any notice of, nor is it aware of any facts which indicate a likelihood of, any infringement, misappropriation, or conflict from any third party with respect to the proprietary rights which are listed under such caption; neither the Company nor any Subsidiary has infringed, misappropriated or otherwise conflicted with any proprietary rights of any third parties, nor is it aware of any infringement, misappropriation or conflict which will occur in the continued operation of the Company or any Subsidiary; and no claim by any third party contesting the validity of any proprietary rights listed under such caption has been made, is currently outstanding, or to the best knowledge of the Company or any Subsidiary is threatened.

3.16 Litigation. Except as set forth under the caption "Litigation" in the Company Disclosure Letter, there are no actions, suits, claims, proceedings, orders or investigations pending or threatened against the Company or any Subsidiary or otherwise affecting any of their respective properties or assets, or that challenges or may have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any other transactions contemplated by this Agreement, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or that could reasonably be expected to have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or business prospects of the Company and there is no basis known to the Company or any Subsidiary for any of the foregoing. There is no order, writ, injunction, judgment or decree:

(a) to which the Company or any Subsidiary or any of the assets owned or used by the Company or any Subsidiary is subject, or

(b) to which any officer or employee of the Company or any Subsidiary is subject that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Company's or any Subsidiary's business. Except as set forth under such caption, neither the Company nor any Subsidiary has received any opinion or legal advice to the effect that the Company or any Subsidiary is exposed from a legal standpoint to any liability or disadvantage which may be material to it or its prospects.

3.17 Brokerage. Except as set forth in the Company Disclosure Letter, there are no claims for investment banking fees, brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or any Subsidiary. The Company currently intends, however, to enter into an agreement or arrangement with a qualified investment banking or financial advisory firm regarding the study of and the rendering of an opinion with respect to the fairness of the Merger.

3.18 Employment Matters. To the best knowledge of the Company and the Subsidiaries, (i) no key executive employee of the Company or any Subsidiary, and no group of the Company's or any subsidiary's employees, has any plans to terminate his or its employment, (ii) the Company and the Subsidiaries have complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and

(iii) the Company and the Subsidiaries have no material labor relations problems pending and their labor relations are satisfactory.

3.19  Employee Benefit Plans.

With respect to the employee benefits provided to current and former employees, officers and directors of the Company and the Subsidiaries:

     (a) The Company and the Subsidiaries currently maintain only the employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as are listed under the caption "Employee Benefits" in the Company Disclosure Letter (the "Pension Plans").

     (b) The Company and the Subsidiaries currently maintain only the employee welfare benefit plans, as defined in Section 3(1) of ERISA (including but not limited to, life insurance, medical, hospitalization, holiday, vacation, disability dental and vision plans) as are listed under the caption "Employee Benefits" in the Company Disclosure Letter (the "Welfare Plans").

     (c) The Company and the Subsidiaries currently maintain, or have entered into, only the compensation programs and/or employment arrangements, (including but not limited to, incentive compensation, bonus, stock option, stock purchase, severance, sick pay, salary continuation, deferred compensation, supplemental executive compensation plans, and employment and consulting agreements) as are listed under the caption "Employee Benefits" in the Company Disclosure Letter (the "Compensation Programs").

     (d) The Company and the Subsidiaries do not contribute, have not contributed within the ten years, to any multiemployer plan, as defined in Sections 3(37) and 4001 of ERISA, and have not incurred any withdrawal liability within the meaning of Section 4201 of ERISA.

     (e) Each Pension Plan and Welfare Plan is in compliance with ERISA; each Pension Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified or a request for such determination has been timely filed with the Internal Revenue Service (and to Company's best knowledge nothing has occurred between the date of the last such determination and the Closing Date to cause the Internal Revenue Service to revoke such determination).

     (f) Any Pension Plan or any Welfare Plan designed to satisfy the requirements of Section 125, Section 401, Section 401(k), Section 409, Section 501(c)(9), Section 4975(e)(7), and/or Section 4980B of the Code, complies with the requirements of such section and applicable regulations thereunder.

     (g) Neither the Company nor any Subsidiary nor any other employer that is, or at any relevant time was, together with the Company or any Subsidiary, treated as a "single employer" under Section 414 of the Code, has at any time on or after January 1, 1998 maintained or contributed to a defined benefit plan as defined in Section 3(35) of ERISA, that is or was subject to Title IV of ERISA; and no accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, exists (whether or not waived) with respect to any Pension Plan as of the date hereof.

     (h) All amounts required to be paid by the Company and or any Subsidiary with respect to each Pension Plan, Welfare Plan and Compensation Program on or before the Closing Date have been paid.

     (i) None of the Pension Plans or the Company or any party in interest or disqualified person has engaged in any non-exempt "prohibited transactions" as defined in Section 406 of ERISA or Section 4975 of the Code.

     (j) Except as disclosed under the caption "Employee Benefits" in the Company Disclosure Letter, no Pension Plan or Welfare Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service other than
           (i) coverage mandated by applicable law, (ii) retirement benefits under a Pension Plan, (iii) death benefits under a Welfare Plan, (iv) deferred compensation accrued on the books of the Company or a Subsidiary, or (v) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary).

     (k) No "leased employee," as that term is defined in Section 414(n) of the Code, performs or has performed services for the Company or any Subsidiary.

     (l) No liability has been, or is expected by the Company or any Subsidiary to be, incurred by the Company or a Subsidiary under Title IV (including, without limitation, Section 4062) of ERISA with respect to any Pension Plan.

     (m) No reportable event within the meaning of Title IV of ERISA has occurred with respect to any Pension Plan.

     (n) The Company has furnished Parent with correct and complete copies of each Pension Plan, Welfare Plan, and Compensation Program, together with any trust agreements, summary plan descriptions, employee informational material, financial statements relating thereto and participant listings.

3.20 Insurance. The Company Disclosure Letter, under the caption "Insurance," lists and briefly describes (including name of insurer, agent, coverage and expiration date) each insurance policy maintained by, at the expense of or for the benefit of the Company or any of the Subsidiaries with respect to its properties and assets and describes any material claims made thereunder. All of such insurance policies are in full force and effect and neither the Company nor any Subsidiary is in default with respect to its obligations under any of such insurance policies. Except as set forth in the Company Disclosure Letter under the caption "Insurance," the Company is the sole beneficiary of each such policy. The insurance coverage of the Company and the Subsidiaries is customary for corporations of similar size engaged in similar lines of businesses. The Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy or
(c) material adjustment in the amount of premiums payable with respect to any insurance policy.

3.21 Affiliate Transactions. Except as set forth under the caption "Affiliate Transactions" in the Company Disclosure Letter, no officer or director of the Company or any Subsidiary or any member of the immediate family of any such officer or director, or any entity in which any of such persons owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by any of such persons) (collectively "Insiders"), (a) has any agreement with the Company or any Subsidiary (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company or any Subsidiary, (b) has been indebted to the Company in amounts in excess of $10,000 in the aggregate at any time, (c) has at any time competed, directly or indirectly, with the Company, or
(d) has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). For purposes of the preceding sentence, the members of the immediate family of an officer or director shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer or director.

3.22 Suppliers. The Company Disclosure Letter, under the caption "Suppliers," lists the 10 largest suppliers of the Company and the Subsidiaries (on a consolidated basis) for the fiscal year (transaction period) ended December 31, 1997, and sets forth opposite the name of each such supplier the total amount of purchases from such supplier by the Company and the Subsidiaries during such period.

3.23 Officers and Directors; Bank Accounts. The Company Disclosure Letter, under the caption "Officers and Directors," lists all officers and directors of the Company and the Subsidiaries and, under the caption "Bank Accounts," lists all of the Company's and the Subsidiaries' accounts at any bank or other financial institution (designating each authorized signer).

3.24 Compliance with Laws; Permits; Certain Operations. The Company, each of the Subsidiaries and their respective officers, directors, agents and employees have complied in all respects, and currently are in compliance in all respects, with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the businesses or any owned or leased properties of the Company and the Subsidiaries and to which the Company or any of the Subsidiaries may be subject, and no claims have been filed against the Company or any of the Subsidiaries alleging a violation of any such law or regulation, except as set forth in the Company Disclosure Letter under the caption "Compliance." Neither the Company nor any Subsidiary has given or agreed to give any money, gift or similar benefit (other than incidental gifts of articles of nominal value, gifts and prizes awarded pursuant to promotional programs approved by the Company's management and non-extraordinary entertainment expenditures) to any actual or potential customer, supplier, foreign or domestic governmental employee or any other person in a position to assist or hinder the Company or any of the Subsidiaries in connection with any actual or proposed transaction. The Company and the Subsidiaries hold all of the permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of their businesses. Without limiting the generality of the foregoing, neither the Company nor any Subsidiary has violated, or received a notice or charge asserting any violation of, the Occupational Safety and Health Act of 1970 or any other state or federal acts or laws (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety or the environment.

3.25  Disclosure.

(a) Neither this Agreement nor any other agreement or instrument executed in connection with the transactions contemplated hereby nor any of the attachments or exhibits hereto nor the Company Disclosure Letter contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed in writing to Parent of which any officer or director of the Company or any Subsidiary is aware which materially affects adversely or could reasonably be anticipated to materially affect adversely the business, including operating results, assets, customer relations, employee relations and business prospects, of the Company and the Subsidiaries, taken as a whole.

(b) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Form S-4 and the Joint Prospectus/Proxy Statement will, at the time the S-4 is declared effective, at the date the Joint Prospectus/Proxy Statement is mailed to the shareholders of the Company or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they are made) not misleading.

3.26 Non-Contravention; Consents. Except as set forth under the caption "Consents" in the Company Disclosure Letter, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

     (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's or any Subsidiary's Articles of Incorporation or Bylaws, or (ii) any resolution adopted by the Company's or any Subsidiary's shareholders, the Company's or any Subsidiary's board of directors or any committee of such board of directors;

     (b) contravene, conflict with or result in a violation of, or give any governmental authority or other person or entity the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any legal requirement or any order, writ, injunction, judgment or decree to which the Company or any Subsidiary, or any of the assets owned or used by the Company or any Subsidiary, is subject;

     (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any governmental authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental permit or authorization that is held by the Company or any Subsidiary or that otherwise relates to the Company's business or to any of the assets owned or used by the Company or any Subsidiary;

     (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any contract or agreement to which the Company or any Subsidiary is a party, or give any person or entity the right to (i) declare a default or exercise any remedy under any such contract or agreement, (ii) accelerate the maturity or performance of any such contract or agreement, or (iii) cancel, terminate or modify any such contract or agreement; or

     (e) result in the imposition or creation of any lien or other encumbrance upon or with respect to any asset owned or used by the Company or any Subsidiary (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth under the caption "Consents" in the Company Disclosure Letter, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any consent from, any person or entity in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

3.27 Stockholder Vote Required. The affirmative vote of a majority of the votes entitled to be cast by holders of the outstanding shares of Company Common Stock (voting as a class) are the only votes of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Merger under Delaware Law.

3.28 Pooling of Interests. The Company is not aware of any event, condition, fact or circumstance that to its knowledge could prevent the Merger from being accounted for as a "pooling of interests" transaction for accounting purposes.

                                   ARTICLE 4

                     CONDUCT OF BUSINESS PENDING THE MERGER

4.1 Conduct of Business Pending the Merger. The Company covenants and agrees that, prior to the Effective Time, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld) or as otherwise expressly contemplated or permitted by this Agreement:

     (a) The businesses of the Company and the Subsidiaries shall be conducted only in, and the Company shall not take any action except in, the ordinary course, on an arm's-length basis and in accordance in all material respects with all applicable laws, rules and regulations and past custom and practice; and the Company and the Subsidiaries shall maintain their facilities in good condition and repair and in accordance with the Company's policies and procedures relating thereto as in effect prior to the execution of this Agreement;

     (b) The Company shall not, directly or indirectly, do or permit to occur any of the following: (i) issue, sell, pledge, dispose of or encumber (or permit any of the Subsidiaries to issue, sell, pledge, dispose of
         or encumber) (A) any additional   shares of, or any options, warrants,
         conversion privileges or rights of any kind to acquire any shares of, any of its capital stock, except for issuances upon the exercise of options or warrants outstanding on the date hereof, or (B) any of its assets, except for fair value in the ordinary course of business; (ii) amend or propose to amend its Articles of Incorporation, Certificate of Incorporation or Bylaws; (iii) split, combine or reclassify any outstanding shares of Company Common Stock or other securities of the Company, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of Company Common Stock or other securities of the Company;
         (iv) redeem, purchase or acquire or offer to acquire any shares of Company Common Stock or other securities of the Company; (v) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (vi) incur or guarantee any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice or (vii) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 4.1(b);

     (c) The Company shall not (and shall not permit any Subsidiary to), directly or indirectly, (i) enter into or modify any material contract, agreement or understanding to which the Company is a party; (ii) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officers or directors or consultants; (iii) make any capital expenditures, including any capitalizable lease obligations, other than expenditures necessary to maintain existing assets in good repair and other capital expenditures in amounts not exceeding $50,000 in the aggregate; (iv) enter into any new aircraft leases or amendment to any existing aircraft lease; or (v) in the case of employees who are not officers or directors or consultants, grant or take any action with respect to the granting of any salary increases, severance or termination pay or increases in other benefits, other than grants or such actions as are in the ordinary course of the Company's business and are consistent with the Company's historic compensation practices, or grant or take any actions with respect to the granting of any bonuses;

     (d) The Company shall not (and shall not permit any Subsidiary to) adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director;

     (e) The Company shall use its best efforts to cause its and the Subsidiaries' current insurance (or reinsurance) policies not to be canceled or terminated or reduced in coverage amount or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation, reduction in coverage amount or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated, reduced or lapsed policies for substantially similar premiums are in full force and effect;

     (f) The Company and each Subsidiary (i) shall use its best efforts to preserve intact its business organization and good will, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it; (ii) shall confer at Parent's request (but in no event less frequently than weekly) with representatives of Parent to report on operational matters and the general status of ongoing operations; (iii) shall not take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement or in any other agreement or instrument executed in connection with the transactions contemplated hereby untrue at, or at any time prior to, the Effective Time; (iv) shall notify Parent of any emergency or other change in the normal course of its business or in the operation of its properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of the Company and the Subsidiaries or to the Company's, Parent's or the Merger

         Sub's ability to consummate the transactions contemplated by this Agreement; and (v) shall notify Parent if the Company shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue;

     (g) Neither the Company nor any Subsidiary shall change any of its methods of accounting or accounting practices in any material respect;

     (h) Neither the Company nor any Subsidiary will waive or agree to waive any applicable statute of limitations or any similar statutory or judicial doctrine benefiting the Company or any Subsidiary;

     (i) Neither the Company nor any Subsidiary shall commence or settle any material legal action or proceeding, provided, that the Company may settle any legal actions or proceedings which were pending as of the date of the Company's Latest 10-Q so long as the consideration paid or agreed to be paid by the Company in connection with such settlements does not exceed $10,000 in any individual case or $50,000 in the aggregate for all such settlements (in the case of cash settlements) or cause the number of shares of Company Common Stock issued and outstanding, after taking into account any shares issued or canceled in connection with such settlement, to exceed the number of shares of Company Common Stock issued and outstanding on the date of this Agreement;

     (j) The Company shall cause its officers to report at Parent's request (but in no event less frequently than weekly) to Parent concerning the status of the Company's business; and

     (k) Subject to the fiduciary obligations of its directors as advised by counsel, the Company shall not, except as required by law, call any meeting of its shareholders other than the meeting contemplated in
         Section 5.2.

     (l) Neither the Company nor any Subsidiary shall make or amend any federal, state, or local Tax election, agree to waive or extend any statute of limitations, or resolve or agree to resolve any audit or proceeding relating to Taxes.

4.2  Notification; Updates to Disclosure Schedule.

(a) During the period subsequent to the execution of this Agreement and prior to the Effective Time (the "Pre-Closing Period"), the Company shall promptly notify Parent in writing of:

     (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

     (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

     (iii) any breach of any covenant or obligation of the Company; and

     (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Sections 6.1, 6.2 or 6.3 impossible or unlikely.

(b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.2(a) requires any change in the Company Disclosure Letter, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Letter were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Letter specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Letter for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in Sections 6.1, 6.2 or 6.3 has been satisfied.

4.3  Shareholder Approval.

(a) The Company will call a meeting of its shareholders (the "Company Shareholders' Meeting"), to be held after the Form S-4 shall have been declared effective by the SEC, to submit this Agreement, the Merger and related matters for the consideration and approval of the Company's shareholders. Subject to the fiduciary obligations of the Company's directors, the Form S-4 will include a statement to the effect that the Company's board of directors has recommended that the Company's shareholders vote in favor of the Merger. The Company Shareholder Meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law. The Company shall, if and to the extent requested by Parent, subject to the fiduciary obligations of the directors of the Company as advised by counsel, use its best efforts to solicit from shareholders of the Company proxies in favor of such adoption and approval and shall take all other action necessary or, in the opinion of Parent, helpful to secure a vote of shareholders in favor of the Merger. At the Company Shareholder Meeting, the Company shall cause to be voted all shares of Company Common Stock with respect to which proxies in the form distributed by the Company shall have been given in favor of the Merger.

(b) Parent will call a meeting of its shareholders (the "Parent Shareholders' Meeting"), to be held after the Form S-4 shall have been declared effective by the SEC, to submit the issuance of Parent Common Stock pursuant to the Merger and related matters for the consideration and approval of Parent's shareholders (the "Parent Voting Proposals"). The Parent Shareholder Meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law. The Parent shall, if and to the extent requested by the Company, subject to the fiduciary obligations of the directors of the Parent as advised by counsel, use its best efforts to solicit from shareholders of the Parent proxies in favor of such adoption and approval and shall take all other action necessary or, in the opinion of Parent, helpful to secure a vote of shareholders in favor of the Parent Voting Proposals. At the Parent Shareholder Meeting, the Parent shall cause to be voted all shares of Parent Common Stock with respect to which proxies in the form distributed by the Parent shall have been given in favor of the Parent Voting Proposals.

                                   ARTICLE 5

                             ADDITIONAL AGREEMENTS

5.1  Joint Proxy Statement; Registration Statement.

(a) As promptly as practical after the execution of this Agreement, Parent and the Company shall prepare and file with the SEC a joint proxy statement/prospectus to be sent to the shareholders of Parent and the Company in connection with the Parent Shareholders' Meeting and the Company Shareholders' Meeting to consider the Merger (the "Joint Proxy Statement/Prospectus"), and Parent shall prepare and file with the SEC a registration statement on Form S-4 pursuant to which the shares of Parent Common Stock to be issued as a result of the Merger will be registered with the SEC (the "Registration Statement"), in which the Joint Proxy Statement/ Prospectus will be included as a prospectus. Parent and the Company shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practical. The Joint Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of the Company in favor of this Agreement and the Merger and the recommendation of the Board of Directors of Parent in favor of the issuing of Parent Common Stock in the Merger (the "Parent Voting Proposal"), provided that the Board of Directors of either the Company or Parent may withdraw such recommendation if such Board of Directors shall have determined in good faith, after consultation with its outside legal counsel, that the withdrawal of such recommendation is necessary for such Board of Directors to comply with its fiduciary duties under applicable law. Parent and the Company shall make all other necessary filings with respect to the Merger under the Securities Act and Exchange Act and the rules and regulations thereunder.

(b) The Company shall take such action as may be necessary to ensure that (i) the information to be supplied by the Company for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading, and (ii) the information supplied by the Company for inclusion in the Joint Proxy Statement/Prospectus shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to shareholders of the Company or Parent, at the time of the Company Shareholders' Meeting and the Parent Shareholders' Meeting, and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement/Prospectus not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders' Meeting or Parent Shareholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, officers, or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, the Company shall promptly so inform Parent.

(c) Parent shall take such action as may be necessary to insure that (i) the information supplied by Parent for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading, and
    (ii) the information supplied by Parent for inclusion in the Joint Proxy Statement/Prospectus shall not on the date the Joint Proxy Statement/ Prospectus is first mailed to shareholders of Parent or the Company, at the time of the Parent Shareholders' Meeting and Company Shareholders' Meeting, and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement/Prospectus not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Shareholders' Meeting or Company Shareholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent or any of its Affiliates, officers, or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Parent shall promptly so inform the Company.

5.2 Shareholders Meetings. Parent and the Company each shall call a meeting of its respective shareholders to be held as promptly as practicable for the purpose of voting, in the case of the Company, upon this Agreement and the Merger and, in the case of Parent, upon the Parent Voting Proposals. Subject to
Section 5.1 hereof, Parent and the Company will, through their respective Boards of Directors, recommend to their respective shareholders approval of such matters and will coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date hereof. Subject to Section 5.1 hereof, each party shall use all reasonable efforts to solicit from its shareholders proxies in favor of such matters.

5.3  Accountant Comfort Letters.

(a) In addition, prior to the date (the "Mailing Date") the Joint Proxy Statement/ Prospectus is mailed to the shareholders of the Company, the Company shall deliver to Parent a letter from Arthur Andersen LLP addressed to the Company and Parent and dated a date not more than one day (excluding Saturdays, Sundays and holidays) before the Mailing Date, confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and stating to the effect that:

     (i) in their opinion the audited financial statements and financial statement schedules included in the Joint Prospectus/Proxy Statement and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations;

     (ii) on the basis of a reading of the amounts included in the Joint Prospectus/Proxy Statement in response to Item 301 of Regulation S-K and of the latest unaudited consolidated financial statements made available by the Company and the Subsidiaries and the latest unaudited financial statements included in the Joint Proxy Statement/Prospectus relating to the Company and the Subsidiaries;

          carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, directors and executive committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company and the Subsidiaries who have responsibility for financial and accounting matters of the Company and the Subsidiaries as to transactions and events subsequent to the date of the latest unaudited financial statements included in the Joint Proxy Statement/Prospectus relating to the Company and the Subsidiaries, nothing came to their attention which would cause them to believe that:

     (A) the unaudited financial statements included in the Joint Proxy Statement/ Prospectus of the Company and the Subsidiaries do not comply as to form in all material respects with applicable accounting requirements of the Exchange Act and with the published rules and regulations of the SEC with respect to proxy statements; or that said unaudited financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Joint Proxy Statement/Prospectus and reported on by them; or

     (B) with respect to the period subsequent to the date of the latest unaudited financial statements included in the Joint Proxy Statement/Prospectus relating to the Company and the Subsidiaries, there were any changes, at a specified date not more than five days (excluding Saturdays, Sundays and holidays) prior to the date of the letter, in the long-term debt of the Company and the Subsidiaries or capital stock of the Company or any decreases in the cash and cash equivalents, marketable securities or shareholders' equity of the Company and the Subsidiaries as compared with the amounts shown on the unaudited consolidated balance sheet included in the Joint Prospectus/Proxy Statement, or for the period from the date of the latest unaudited financial statements included in the Joint Prospectus/Proxy Statement relating to the Company and the Subsidiaries, to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in income
         (loss) before extraordinary items, or in total or per share amounts of net income (loss), of the Company and the Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof; and

     (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and the Subsidiaries) set forth in the Joint Proxy Statement/Prospectus as reasonably designated by Parent, insofar as it relates to the Company and the Subsidiaries, agrees with the accounting records of the Company and the Subsidiaries, excluding any legal interpretation.

5.4 Expenses. Each party to this Agreement shall bear their own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

5.5 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, including, but not limited to, any required filings under the Hart-Scott Act and submissions of information requested by governmental authorities.

5.6 No Negotiations, etc. The Company shall not (nor shall it permit any of the Subsidiaries to), directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of any inquiry, proposal or offer from any person or entity (including any of its or their officers or employees) other than Parent relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, the Company or any Subsidiary or other similar transaction or business combination involving the Company or any Subsidiary, or, unless the Company's Board of Directors receives a written opinion from the Company's outside counsel stating that there would be a material risk of liability on the part of the members of the Company's Board of Directors to the Company's shareholders for failure to do so, or participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by, or consider, entertain or accept any proposal or offer from, any other person or entity to do or seek any of the foregoing. The Company shall promptly notify Parent and the Merger Sub if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide Parent with such information regarding such proposal, offer, inquiry or contact as Parent may request.

5.7 Notification of Certain Matters. Each party shall give prompt notice to each other party of (a) the occurrence or failure to occur of any event, conditions, fact or circumstance which occurrence or failure would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue or inaccurate at, or at any time prior to, the Effective Time, and (b) any material failure of such party, or any officer, director, shareholder, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

5.8 Access to Information; Confidentiality. Parent and its attorneys, accountants, consultants and representatives shall continue to have access to the books and records of the Company and such other information pertaining to the business and assets of the Company as Parent shall reasonably request, and the Company and its attorneys, accountants, consultants and representatives shall continue to have access to the books and records of Parent and such other information pertaining to the business and assets of Parent as the Company shall reasonably request, and each of Parent and the Company shall provide the other with reasonable access to its officers and other personnel, as provided in Part Two, paragraph 1 of the Letter of Intent. The terms of Part Two, paragraph 5 of the Letter of Intent shall apply, in the event of a termination of this Agreement, to information obtained as a result of such access and assistance.

5.9 Shareholder Claims. The Company shall not settle or compromise any claim brought by any present, former or purported holder or owner of any securities of the Company in connection with the Merger without the prior written consent of Parent.

5.10 Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all consents (if any) required to be obtained (pursuant to any applicable law, regulation, contract or agreement, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. Parent shall (upon request) promptly deliver to the Company a copy of each such filing made, each such notice given and each such consent obtained by Parent or Merger Sub during the period subsequent to the date hereof and prior to the Effective Time; and the Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such consent obtained by the Company during the period subsequent to the date hereof and prior to the Effective Time.

5.11 State Securities Law Compliance. Parent shall use commercially reasonable efforts to (a) qualify, prior to the Effective Time, the Parent Common Stock to be issued pursuant to the Merger under state "blue sky" laws of every jurisdiction of the United States in which (i) any registered shareholder of the Company has an address on the records of the Company as of the date of this agreement, and (ii) an exemption from the qualification requirements under such laws is unavailable with respect to the issuance of Parent Common Stock in the Merger, and (b) qualify, prior to the Effective Time, the Assumed Options and Assumed Warrants under the state "blue sky" laws of every jurisdiction of the United States in which (i) the records of the Company, as of the date of this Agreement, indicate that a holder of such Assumed Options or Assumed Warrants resides, and (ii) an exemption from the qualification requirements under such laws is unavailable.

5.12 Notification; Updates to Parent Disclosure Letter. (a) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

      (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constituted an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement;

      (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

     (iii) any breach of any covenant or obligation of Parent; and

      (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Sections 6.1, 6.2 or 6.3 impossible or unlikely.

(b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.12(a) requires any change in the Parent Disclosure Letter, or if any such event, condition, fact or circumstance would require such a change assuming the Parent Disclosure Letter were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Parent shall promptly deliver to the Company an update to the Parent Disclosure Letter specifying such change. No such update shall be deemed to supplement or amend the Parent Disclosure Letter for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Parent in this Agreement, or (ii) determining whether any of the conditions set forth in Sections 6.1, 6.2 or
    6.3 has been satisfied.

5.13 Pooling of Interests. During the Pre-Closing Period, no party to this Agreement shall take any action that could reasonably be expected to have an adverse effect on the ability of Parent to account for the Merger as a "pooling of interests."

5.14 Affiliate Agreements. The Company shall use all commercially reasonable efforts to cause each Company-Affiliated Person identified on Exhibit 5 (and any other Person that Parent notifies the Company may reasonably be deemed to be an "Affiliate" of the Company for purposes of the Securities Act), to execute and deliver to Parent, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of Exhibit 3. Parent shall use all commercially reasonable efforts to cause each Parent-Affiliated Person listed on
Exhibit 5 and each other Person that could reasonably be deemed to be an "Affiliate" of Parent for purposes of the Securities Act to execute and deliver to Parent, as promptly as practical after execution of this Agreement, an Affiliate Agreement in the form of Exhibit 4.

5.15 Commercially Reasonable Efforts. During the Pre-Closing Period, (a) the Company shall use all commercially reasonable efforts to cause the conditions set forth in Sections 6.1 and 6.3 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall each use all commercially reasonable efforts to cause the conditions set forth in Sections 6.1 and 6.2 to be satisfied on a timely basis.

5.16  Tax Matters.  Prior to the Closing:

     (a) Parent and the Company shall execute and deliver to Squire, Sanders & Dempsey L.L.P. Representation Certificates in substantially the forms of Exhibits 6 and 7 (which shall be used in connection with the legal opinion contemplated by Section 6.1(s)),

     (b) Each of the Company-Affiliated Persons listed on Exhibit 5 shall execute and deliver to Squire, Sanders & Dempsey L.L.P. a Shareholders' Representation Certificate in the form of Exhibit 8,

     (c) The Company and its Subsidiaries shall give the Parent and its authorized representatives full access to all properties, books, records and Tax Returns of or relating to the Company and its Subsidiaries, whether in the possession of the Company, its Subsidiaries, or third-party representatives in order that the Parent may have full opportunity to make such investigations as it shall desire to make of the affairs of the Company and its Subsidiaries. The Company and its Subsidiaries shall ensure that all third-party representatives of the Company and its Subsidiaries, including without limitation accountants and attorneys, fully cooperate and be available to the Parent in connection with such investigation.

     (d) The Company and its Subsidiaries shall terminate all tax allocation agreements and tax sharing agreements with respect to the Company and its Subsidiaries and shall ensure that such agreements are of no further force or effect as to the Company and its Subsidiaries on and after the Closing and there shall be no further liability of the Company or its Subsidiaries under any such agreements.

5.17  Key Employee Options.  [Intentionally Deleted.]

5.18  Board of Directors.  [Intentionally Deleted.]

5.19  Indemnification.

(a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers, directors and employees of the Company (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of (with approval of Parent and the Surviving Corporation), or otherwise in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was such a director, officer or employee and arising out of actions or omissions occurring at or prior to the Effective Time, in each case to the fullest extent permitted under the General Corporation Law of the State of Delaware (the "DGCL"), (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under the DGCL, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by Section 145(e) of the DGCL).

(b) Any Indemnified Party wishing to claim indemnification under this Section 5.19, upon learning of any such Claim, shall notify Parent and the Surviving Corporation (although the failure so to notify Parent and the Surviving Corporation shall not relieve the Surviving Corporation from any liability that it may have under this Section 5.19, except to the extent such failure materially prejudices such party), and shall deliver to the Surviving Corporation the undertaking contemplated by Section 145(e) of the DGCL. Parent and the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation, including its affiliates, shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent and the Surviving Corporation elect not to assume such defense or there is a conflict of interest between, or different defenses exist for Parent and the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them (and reasonably satisfactory to Parent) and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that (i) the Surviving Corporation, including its affiliates, shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties except to the extent that local counsel, in addition to such parties' regular counsel, is necessary or desirable in order to effectively defend against such action or proceeding, (ii) Parent, the Surviving Corporation and the Indemnified Parties will cooperate in the defense of any such matter, and (iii) the Surviving Corporation, including its affiliates, shall not be liable for any settlement effected without Parent's prior written consent, which consent will not be unreasonably withheld or delayed, and provided, further, however, that the Surviving Corporation, including its affiliates, shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and not subject to further appeal, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. No Indemnified Party shall consent to entry of judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such

    Indemnified Party of a release, in form and substance reasonably satisfactory to such Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

(c) Parent shall cause to be maintained in effect for not less than one year after the Effective Time (except to the extent not generally available in the market) directors' and officers' liability insurance that is substantially equivalent in coverage to the Company's current insurance, with an amount of coverage of not less than the amount of coverage maintained by the Company as of the date of this Agreement with respect to matters occurring prior to the Effective Time; provided, however, that Parent shall not be required to pay an annual premium for such insurance in excess of 150% of the last annual premium paid by the Company prior to the date of this Agreement (which the Company represents and warrants to have been $253,125 plus applicable taxes), but in such case shall purchase as much coverage as possible for such amount.

(d) This Section 5.19 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs and personal representatives and shall be binding on Parent and Merger Sub and the Surviving Corporation and their respective successors and assigns.

5.20 Nasdaq National Market Listing. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance under the Assumed Options and the Assumed Warrants to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, prior to the Closing Date.

5.21 Employees. Following the Effective Time, the Surviving Corporation shall honor in accordance with their terms all employee benefit plans disclosed by the Company under the caption "Employee Benefit Plans" in the Company Disclosure Letter, and all accrued benefits vested thereunder. Parent agrees to provide, after the Effective Time, or cause the Surviving Corporation to provide, employees of the Company, not otherwise covered by collective bargaining agreements, with employee benefits in the aggregate substantially no less favorable than those benefits provided to Parent's similarly situated employees for a period ending on the first anniversary of the Effective Time.

                                   ARTICLE 6

                                   CONDITIONS

6.1 Conditions to Obligations of Each Party To Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

(a) this Agreement (including without limitation the plan of merger contained herein) and the Merger, and, in the case of Parent only, the Parent Voting Proposals, shall have been approved and adopted by the requisite vote of the shareholders of Parent and the Company as may be required by law, by the rules of the Nasdaq National Market System or SmallCap Market, and by any applicable provisions of their respective charter and bylaw;

(b) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott Act shall have expired or been terminated;

(c) the Form S-4 shall have been declared effective by the SEC and no order or other declaration suspending the effectiveness of the S-4 shall have been issued or promulgated;

(d) the Joint Proxy Statement/Prospectus shall not contain any untrue statement of a material fact and shall not omit any statement required to be contained therein or necessary to make any statement contained therein, in the light in which made, not misleading;

(e) there shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would make consummation of the Merger illegal;

(f) no injunction or other order entered by a United States (state or federal) court of competent jurisdiction shall have been issued and remain in effect which would prohibit consummation of the Merger;

(g) there shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the Merger, or seeking to obtain material damages in connection with the Merger, (ii) seeking to prohibit direct or indirect ownership or operation by Parent of all or a material portion of the business or assets of the Company and the Subsidiaries or of Parent and its subsidiaries, or to compel Parent or any of its subsidiaries or the Company or any of the Subsidiaries to dispose of or to hold separately all or a material portion of the business or assets of Parent and its subsidiaries or of the Company and the Subsidiaries, as a result of the Merger, (iii) seeking to impose or confirm limitations on the ability of Parent effectively to exercise directly or indirectly full rights of ownership of any shares of Company Common Stock on all matters properly presented to the Company's shareholders, (iv) seeking to require direct or indirect divestiture by Parent of any shares of Company Common Stock or any shares of the Surviving Corporation to be issued in the Merger, (v) seeking or causing any material diminution in the direct or indirect benefits expected to be derived by Parent a result of the transactions contemplated by this Agreement, (vi) invalidating or rendering unenforceable any material provision of this Agreement (including without limitation any of the exhibits or attachments hereto) or the Letter of Intent, (vii) which otherwise might materially adversely affect the Company and the Subsidiaries or Parent and its subsidiaries, or (viii) otherwise relating to the Letter of Intent or the Merger;

(h) there shall not be any action taken, or any injunction issued, or any order, statute, rule or regulation proposed, enacted, promulgated, issued or deemed applicable to the Merger by any federal, state or foreign court, government or governmental authority or agency, other than the application of the waiting period provisions of the Hart-Scott Act to the Merger, which may, directly or indirectly, result in any of the consequences referred to in (g) above;

(i) during the period prior to the Effective Time, no party to this Agreement shall take any action that could reasonably be expected to have an adverse effect on the ability of Parent to account for the Merger as a "pooling of interests;"

(j) there shall not have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the Nasdaq Small-Cap Market or the Nasdaq National Market System, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by United States authorities on the extension of credit by lending institutions, (iii) a commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) any limitation by any governmental authority on, or any other event which, in the sole judgment of Parent, might affect the extension of credit by banks or other lending institutions in the United States, or (v) in the case of any of the foregoing existing at the date hereof, a material acceleration or worsening thereof;

(k) the Company and the Subsidiaries shall have obtained each consent and approval necessary in order that the Merger and the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration or any encumbrance on any of the Company's or the Subsidiaries' assets pursuant to the provisions of, any agreement, arrangement or understanding or any license, franchise or permit;

(l) prior to the Closing, Parent and the Company shall execute and deliver to Squire, Sanders & Dempsey L.L.P. Representation Certificates in substantially the forms of Exhibits 6 and 7 (which will be used in connection with the legal opinion contemplated by Section 6.1(t)), and each of the Company-Affiliated Persons listed on Exhibit 5 shall execute and deliver to Squire, Sanders & Dempsey a Shareholder's Representation Certificate in the form of Exhibit 8;

(m) Parent and the Company shall have received Affiliate Agreements, in the form of Exhibit 3, executed by the Company-Affiliated Persons identified on
    Exhibit 5 and by any other person who Parent notifies the Company may be deemed to be an "Affiliate" of the Company for purposes of the Securities Act (collectively, the "Designated Persons"), and Affiliate Agreements, in the form of Exhibit 4, executed by the Parent-Affiliated Persons identified on Exhibit 5;

(n) there shall have been no damage, destruction or loss of or to any property or properties owned or used by the Company or any of the Subsidiaries, whether or not covered by insurance, which in the aggregate has a material adverse effect on the Company and the Subsidiaries, taken as a whole;

(o) the principal terms of this Agreement and the Merger shall have been approved and adopted by the Company's shareholders in accordance with all applicable laws and regulations and the Company's Articles of Incorporation and ByLaws;

(p) the shareholders of Parent shall have approved of the issuance of the Parent Common Stock in accordance with the requirements of the Nasdaq National Market System rules and regulations;

(q) no party hereto shall have terminated this Agreement as permitted herein;

(r) the United States Department of Transportation shall have approved of the Merger;

(s) Parent and the Company shall have received a letter from Arthur Andersen LLP, dated as of the Closing Date, confirming that such firm is not aware of any fact or circumstance which could reasonably be interpreted as rendering the Merger ineligible for the "pooling-of-interests" method of accounting in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC; and

(t) Parent, the Company and the shareholders of the Company shall have received a legal opinion of Squire, Sanders & Dempsey L.L.P., dated the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax Representation Certificates and Shareholder's Certificates referred to in Section 6.1(l)).

6.2 Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

     (a) the representations and warranties of Parent and the Merger Sub set forth in Article 2 shall be true and correct in all material respects as of the Effective Time as if made at and as of the Effective Time, and each of Parent and the Merger Sub shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time. A representation or warranty that is expressly subject to a materiality limitation shall not be subject to a further materiality limitation as a result of the use of the phrase "in all material respects" in the preceding sentence;

     (b) Parent shall have furnished to the Company a certificate in which Parent shall certify that Parent has no reason to believe that the conditions set forth in Section 6.2(a) have not been fulfilled;

     (c) Parent shall have furnished to the Company (i) a copy of the text of the resolutions by which the corporate action on the part of Parent and the Merger Sub necessary to approve this Agreement and the Merger were taken, (iii) certificates executed on behalf of Parent and the Merger Sub by their respective corporate secretaries or one of their respective assistant corporate secretaries certifying to the Company, in each case, that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and (iii) an incumbency certificate executed on behalf of Parent and the Merger Sub by their respective corporate secretaries or one of their respective assistant corporate secretaries certifying, in each case, the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto;

     (d) the Company shall have received a letter addressed to the Company from Squire, Sanders & Dempsey L.L.P. based on customary reliance and subject to customary qualifications, to the effect that:

        (i) Parent is a corporation validly existing and in good standing under the laws of the State of Nevada.

        (ii) Merger Sub is a corporation validly existing and in good standing under the laws of the State of Nevada.

        (iii) Parent has the corporate power to consummate the transactions on its part contemplated by this Agreement. Parent has duly taken all requisite corporate action to authorize this Agreement; and this Agreement has been duly executed and delivered by Parent and constitutes the valid and binding obligation of Parent.

        (iv) The Merger Sub has the corporate power to consummate the transactions on its part contemplated by this Agreement. The Merger Sub has duly taken all requisite corporate action to authorize this Agreement and the articles of merger contemplated in Section 1.3; and this Agreement and such articles of merger have been duly executed and delivered by the Merger Sub and constitute valid and binding obligations of the Merger Sub.

     (e) a letter from a qualified investment banking or financial advisory firm confirming the fairness to the Company's shareholders from a financial point of view of the consideration to be paid in the Merger (the form of which letter shall have been received by the Company for inclusion in the Joint Proxy Statement/Prospectus prior to the filing of any amendment to the Joint Proxy Statement/Prospectus filed with the SEC) shall have been delivered to the Company's Board of Directors prior to the Mailing Date and shall not have been subsequently withdrawn or amended; and

     (f) on the date of the Joint Proxy Statement/Prospectus, the Board of Directors of the Company shall have received from Scott & Stringfellow, Inc. a written update, dated as of such date, confirming that, from a financial point of view, the consideration to be offered to the stockholders of the Company in the Merger contemplated hereby is fair to the Company.

     (g) the Company shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been publicly disclosed by Parent as of the date of this Agreement regarding the business, assets, properties, condition (financial or otherwise), results of operations or prospects of Parent and its Subsidiaries which is, individually or in the aggregate with other such facts and circumstances, materially adverse to Parent and its Subsidiaries taken as a whole, or to the value of the shares of Parent Common Stock.

6.3 Additional Conditions to Obligations of Parent and the Merger Sub. The obligations of Parent and the Merger Sub to effect the Merger are also subject to the following conditions:

     (a) the representations and warranties of the Company set forth in Article 3 of this Agreement shall be true and correct in all material respects as of the Effective Time as if made at and as of the Effective Time, and the Company shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time. A representation or warranty that is expressly subject to a materiality limitation shall not be subject to a further materiality limitation as a result of the use of the phrase "in all material respects" in the preceding sentence;

     (b) the Company shall have furnished to Parent a certificate in which the Company's Chief Executive Officer and Secretary shall certify that an appropriate inquiry has been made of the executive officers and employees of the Company and the Subsidiaries having principal responsibilities for the matters as to which representations and warranties have been made by the Company in this Agreement and for the performance of the covenants of the Company set forth in this Agreement, and after completion of such inquiry, neither the Company nor any of the Subsidiaries nor any of the individuals executing such certificate has any reason to believe that the conditions set forth in
         Section 6.3(a) have not been fulfilled;

     (c) the Company shall have furnished to Parent (i) a copy of the text of the resolutions by which the board of Directors and shareholders of the Company approved this Agreement (including, without limitation, the plan of merger contained herein) and the Merger; (ii) a certificate executed on behalf of the Company by its corporate secretary certifying to Parent that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded; and (iii) an incumbency certificate executed on behalf of the Company by its corporate secretary certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto;

     (d) Parent shall have received a letter addressed to Parent from the law firm of Rayburn, Moon & Smith P.A., based on customary reliance and subject to customary qualifications, to the effect that:

        (i) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

        (ii) The authorized capital of the Company consists of shares of capital stock, designated "Common Stock," having a par value of $.01 per share, of which the number of shares indicated in such letter are outstanding, all of which were duly and validly issued and are fully paid and non-assessable.

        (iii) Each of the Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation.

        (iv) The Company owns all of the outstanding capital stock of each of the Subsidiaries, free and clear of any lien, claim or encumbrance.

        (v) The Company has the corporate power to consummate the transactions on its part contemplated by this Agreement; the Company has duly taken all requisite corporate action to authorize this Agreement and the articles of merger contemplated in Section 1.3; and this Agreement and such articles of merger have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company.

        (vi) No actions are required to be taken in order to make the Merger effective which have not been taken on or prior to the delivery of such letter except the delivery of the articles of merger contemplated in Section 1.3 to the Secretary of State of the State of Delaware in accordance with Delaware Law;

     (e) Parent shall have received a letter from Arthur Andersen LLP dated the date of the Effective Time bringing down to a date not more than three days (excluding Saturdays, Sundays and holidays) prior thereto the information specified in Section 5.3(b);

     (f) Parent shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been publicly disclosed by the Company as of the date of this Agreement regarding the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries which is, individually or in the aggregate with other such facts and circumstances, materially adverse to the Company and the Subsidiaries taken as a whole, or to the value of the shares of Company Common Stock;

     (g) Parent shall have received a letter from KPMG Peat Marwick LLP, dated as of the Closing Date, confirming that Parent may account for the Merger as a "pooling-of-interests" in accordance with generally accepted accounting princi-ples, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

     (h) the Company shall not have received written objections to the Merger pursuant to applicable Delaware Law covering more than 5% of the shares of Company Common Stock outstanding immediately prior to the Effective Time;

     (i) on the date of the Joint Proxy Statement/Prospectus the Board of Directors of Parent shall have received from The Robinson-Humphrey Company, LLC a written update, dated as of such date, confirming that, from a financial point of view, the consideration to be offered to the Company's stockholders in the Merger contemplated hereby is fair to Parent; and

     (j) the Company shall have entered into a new agreement (or renewal of the existing agreement) with US Airways, Inc. relating to the sharing of joint passenger fares and division of revenue, the terms of which shall be acceptable to Parent.

                                       ARTICLE 7

                           TERMINATION, AMENDMENT AND WAIVER

7.1 Termination. Subject to Section 7.4, this Agreement may be terminated prior to the Effective Time:

     (a) by Parent if there has been a material breach by the Company or any of the Designated Persons of any covenant or agreement of the Company or any of the Designated Persons set forth in this Agreement or in any other agreement or instrument delivered to Parent, which breach has not been cured within 30 days of the date on which written notice of such breach was first given to the Company or which is not capable of being cured by the Scheduled Closing Time;

     (b) by the Company if there has been a material breach by Parent of any covenant or agreement of Parent in this Agreement, which breach has not been cured within 30 days of the date on which written notice of such breach was first given to Parent or which is not capable of being cured by the Scheduled Closing Time;

     (c) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6.1 or 6.3 by the Scheduled Closing Time has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

     (d) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 6.1 or 6.2 by the Scheduled Closing Time has become impossible (other than as a result of any failure on the part of the Company or any of the Designated Persons to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

     (e) by Parent at or after the Scheduled Closing Time if any condition set forth in Section 6.1 or 6.3 has not been satisfied by the Scheduled Closing Time (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement); or

     (f) by the Company at or after the Scheduled Closing Time if any condition set forth in Section 6.1 or 6.2 has not been satisfied by the Scheduled Closing Time (other than as a result of any failure on the part of the Company or any of the Designated Persons to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

     (g) by Parent if the Closing has not taken place on or before the Final Date (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

     (h) by the Company if the Closing has not taken place on or before the Final Date (other than as a failure on the part of the Company or any of the Designated Persons to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

     (i) by the mutual consent of Parent and the Company.

As used herein, the Final Date shall be June 1, 1999, except that if a temporary, preliminary or permanent injunction or other order by any Federal or state court that would prohibit or otherwise restrain consummation of the Merger shall have been issued and shall remain in effect on June 1, 1999, and such injunction shall not have become final and nonappealable, either party, by giving the other written notice thereof on or prior to June 1, 1999, may extend the time for consummation of the Merger up to and including the earlier of the date such injunction shall become final and nonappealable or June 1, 1999, so long as such party shall, at its own expense, use its best efforts to have such injunction dissolved.

7.2 Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 7.1(a), Section 7.1(c), Section 7.1(e) or Section 7.1(g), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 7.1(b), Section 7.1(d), Section 7.1(f) or
Section 7.1(h), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

7.3 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement or of any obligation or liability arising pursuant to Section 7.4. If this Agreement is terminated pursuant to
Section 7.1 as a result of the inaccuracy of any representation or warranty of Parent or the Merger Sub set forth in Article 2 or the inaccuracy of any representation or warranty of the Company set forth in Article 3, the party making such inaccurate representation or warranty shall be subject to liability for the termination of this Agreement as a result thereof only if and to the extent that any Responsible Officer (as defined below) of such party had actual knowledge of such inaccuracy. For purposes hereof, "Responsible Officer" of any party shall mean the chairman of the board of directors, the chief executive officer, the chief operating officer, the chief financial officer, any executive vice president, the treasurer or the secretary of such party.

                                   ARTICLE 8

                               GENERAL PROVISIONS

8.1 Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto; provided, however, that, after approval of the Merger by the shareholders of the Company, no amendment may be made which changes the amount into which each share of Company Common Stock will be converted in the Merger or effects any change which would materially and adversely affect the shareholders of the Company without the further approval of the shareholders of the Company.

8.2 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) waive compliance with any of the agreement of any other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. No failure on the part of any party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party hereto in exercising any power, right, privilege or remedy under this agreement, shall operate as a waiver of such power, right, privilege or remedy, and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or future exercise thereof or of any other power, right, privilege or remedy. No party hereto shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it was given.

8.3 Public Statements. Except as required by applicable law, no party shall make any public announcement or statement with respect to the Merger, this Agreement or any related transaction without the approval of the other parties, which approval will not be unreasonably withheld. Moreover, each party agrees to consult with the other parties prior to issuing any such public announcement or statement.

8.4 Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telex, by telecopier, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

If to Parent or         Mesa Air Group, Inc.
  the Merger Sub:       410 North 44th Street
                        Suite 700
                        Phoenix, Arizona 85003
                        Attn.: Steven E. Markhoff
With a copy to:         Squire, Sanders & Dempsey L.L.P.
                        40 N. Central Avenue
                        Phoenix, Arizona 85004
                        Telecopy: (602) 253-8129
                        Attn: Christopher D. Johnson

If to the Company:      CCAIR, Inc.
                        4700 Yoakmont Road
                        Second Floor
                        Charlotte, North Carolina 28202
                        Attn.: Kenneth W. Gann
With a copy to:         Rayburn, Moon & Smith, P.A.
                        227 West Trade Street
                        Suite 1200
                        Charlotte, North Carolina 28202
                        Telecopy: (704) 377-1897
                        Attn.: C. Richard Rayburn

All such notices and other communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if delivered by mail; when answered back, if telexed; and when receipt acknowledged, if telecopied.

8.5 Interpretation. When a reference is made in this Agreement to subsidiaries of Parent, the word "subsidiary" means any "majority-owned subsidiary" (as defined in Rule 12b-2 under the Exchange Act) of Parent; provided, however, that the Company shall in no event and at no time be considered a subsidiary of Parent for purposes of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the exhibits and attachments hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

8.6 Severability. If term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

8.7 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise, except that Parent and the Merger Sub may assign all or any portion of their rights under this Agreement to any wholly owned subsidiary, but no such assignment shall relieve Parent and the Merger Sub of their obligations hereunder, and except that this Agreement may be assigned by operation of law to any corporation with or into which Parent may be merged; and (d) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Arizona, without giving effect to the principles of conflict of laws thereof; provided, however, that the Letter of Intent shall remain in full force and effect notwithstanding the execution and delivery of this Agreement and nothing in this Agreement shall supersede any of the provisions of the Letter of Intent. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

8.8 Non-survival of Representations and Warranties. The representations and warranties of the parties set forth herein shall terminate as of the Effective Time.

8.9 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement among the parties and supercedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the confidentiality provision of the letter dated August 27, 1998, which should survive the execution and delivery of this Agreement and (b) except as provided in Sections 5.19 and 5.21, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties acknowledge that no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

                 [Remainder of Page Intentionally Left Blank.]

                                MERGER AGREEMENT

                                 SIGNATURE PAGE

IN WITNESS WHEREOF, Parent, the Merger Sub and the Company have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                                          MESA AIR GROUP, INC.

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          MESA MERGER CORPORATION

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          CCAIR, INC.

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
ARTICLE 1............................      1
  1.1    The Merger..................      1
  1.2    Effect of the Merger........      1
  1.3    Consummation of the
         Merger......................      2
  1.4    Articles of Incorporation
         and Bylaws; Directors and
         Officers....................      2
  1.5    Conversion of Securities....      2
  1.6    Closing of Company Transfer
         Books.......................      3
  1.7    Exchange of Certificates....      3
  1.8    Dissenting Shares...........      4
  1.9    Tax Consequences............      5
         Accounting Treatment........      5
 1.10
         Taking of Necessary Action;
 1.11    Further Action..............      5
         Employee Stock Options......      5
 1.12
         Warrants....................      6
 1.13
         Other Agreements............      7
 1.14
ARTICLE 2............................      7
  2.1    Organization and
         Qualification...............      7
  2.2    Authority Relative to This
         Agreement...................      7
  2.3    Capital Structure...........      8
  2.4    SEC Filings; Financial
         Statements..................      8
  2.5    Valid Issuance..............      8
  2.6    Accuracy of Information.....      8
  2.7    Title to Properties.........      9
  2.8    Accounts Receivable.........      9
  2.9    Employment Matters..........      9
         Affiliate Transactions......      9
 2.10
         Compliance with Laws;
 2.11    Permits; Certain
         Operations..................     10
         Non-Contravention;
 2.12    Consents....................     10
         Brokerage...................     10
 2.13
         No Material Adverse
 2.14    Changes.....................     11
         Legal Proceedings...........     11
 2.15
         Pooling of Interests........     11
 2.17
ARTICLE 3............................     11
  3.1    Organization and
         Qualification...............     11
  3.2    Authority Relative to this
         Agreement...................     11
  3.3    Capitalization..............     12

                                         PAGE
                                         ----
  3.4    Commission Filings..........     13
  3.5    Financial Statements........     14
  3.6    Subsidiaries................     14
  3.7    Absence of Undisclosed
         Liabilities.................     15
  3.8    No Material Adverse
         Changes.....................     15
  3.9    Absence of Certain
         Developments................     15
         Title to Properties.........     17
 3.10
         Accounts Receivable.........     18
 3.11
         Inventories.................     18
 3.12
         Tax Matters.................     18
 3.13
         Contracts and Commitments...     20
 3.14
         Proprietary Rights..........     21
 3.15
         Litigation..................     22
 3.16
         Brokerage...................     22
 3.17
         Employment Matters..........     22
 3.18
         Employee Benefit Plans......     23
 3.19
         Insurance...................     24
 3.20
         Affiliate Transactions......     24
 3.21
         Suppliers...................     25
 3.22
         Officers and Directors; Bank
 3.23    Accounts....................     25
         Compliance with Laws;
 3.24    Permits; Certain
         Operations..................     25
         Disclosure..................     25
 3.25
         Non-Contravention;
 3.26    Consents....................     26
         Stockholder Vote Required...     27
 3.27
         Board Approval..............
 3.28
         Pooling of Interests........     27
 3.29
ARTICLE 4............................     27
  4.1    Conduct of Business Pending
         the Merger..................     27
  4.2    Notification; Updates to
         Disclosure Schedule.........     29
  4.3    Shareholder Approval........     30
ARTICLE 5............................     31
  5.1    Joint Proxy Statement/
         Registration Statement......     31
  5.2    Shareholders Meetings.......     32
  5.3    Accountant Comfort
         Letters.....................     32
  5.4    Expenses....................     33
  5.5    Additional Agreements.......     33
  5.6    No Negotiations, etc........     34
  5.7    Notification of Certain
         Matters.....................     34

                                         PAGE
                                         ----
  5.8    Access to Information;
         Confidentiality.............     34
  5.9    Shareholder Claims..........     34
         Consents....................     34
 5.10
         State Securities Law
 5.11    Compliance..................     35
         Notification; Updates to
 5.12    Parent Disclosure Letter....     35
         Pooling of Interests........     36
 5.13
         Affiliate Agreements........     36
 5.14
         Commercially Reasonable
 5.15    Efforts.....................     36
         Tax Matters.................     36
 5.16
         Key Employee Options........     36
 5.17
         Board of Directors..........     36
 5.18
         Indemnification.............     37
 5.19
         Nasdaq National Market
 5.20    Listing.....................     38
         Employees...................     38
 5.21
ARTICLE 6............................     38
  6.1    Conditions to Obligations of
         Each Party To Effect the
         Merger......................     38

                                         PAGE
                                         ----
  6.2    Additional Conditions to
         Obligation of the Company...     41
  6.3    Additional Conditions to
         Obligations of Parent and
         the Merger Sub..............     42
ARTICLE 7............................     44
  7.1    Termination.................     44
  7.2    Termination Procedures......     45
  7.3    Effect of Termination.......     45
ARTICLE 8............................     46
  8.1    Amendment...................     46
  8.2    Waiver......................     46
  8.3    Public Statements...........     46
  8.4    Notices.....................     46
  8.5    Interpretation..............     47
  8.6    Severability................     47
  8.7    Miscellaneous...............     47
  8.8    Non-survival of
         Representations and
         Warranties..................     48
  8.9    Entire Agreement; No Third
         Party Beneficiaries; Rights
         of Ownership................     48

Exhibit 1             Form of Amended Articles of Incorporation

Exhibit 2             Form of Amended Bylaws

Exhibit 3             Form of Affiliate Agreement (Company)

Exhibit 4             Form of Affiliate Agreement (Parent)

Exhibit 5             Affiliated Persons

Exhibit 6             Form of Representation Certificate (Parent)

Exhibit 7             Form of Representation Certificate (Company)

Exhibit 8             Form of Shareholder's Representation Certificate

                                                                         ANNEX B

                       The Robinson-Humphrey Company, LLC
                     3333 Peachtree Road, N.E., 10th Floor
                             Atlanta, Georgia 30326

                                                                January 22, 1999

Board of Directors
Mesa Air Group, Inc.
410 North 44th Street
Suite 700
Phoenix, Arizona 85008

Gentlemen:

We understand that Mesa Air Group, Inc. ("Mesa" or the "Company") has entered into a proposed Merger Agreement with CCAIR, Inc. ("CCAIR") (the "Proposed Transaction"). We understand that under the Proposed Transaction, Mesa will acquire all outstanding shares of CCAIR's common stock by issuing shares of Mesa common stock equivalent in value to $4.35 for each share of CCAIR common stock, subject to a maximum of 0.6214 shares (at a Mesa share price of $7.00 per share) and a minimum of 0.435 shares (at a Mesa share price of $10.00 per share). The terms and conditions of the Proposed Transaction are set forth in more detail in the Merger Agreement dated January 28, 1999 (the "Agreement").

We have been requested by the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the consideration to be offered in the Proposed Transaction.

In arriving at our opinion, we have: (i) reviewed the Agreement and certain related documents; (ii) analyzed certain audited and unaudited financial statements and other information of Mesa and CCAIR provided to us by Mesa and CCAIR; (iii) reviewed and discussed with management of Mesa and CCAIR, the past and current business activities and financial results and the business and financial outlook for Mesa and CCAIR; (iv) reviewed the historical price and trading activity of the common stock of Mesa and CCAIR and other airlines; (v) compared certain financial and stock market data relating to Mesa and CCAIR with similar data of other publicly held airlines; (vi) performed an analysis comparing the pro forma consequences of the Proposed Transaction to Mesa stockholders with respect to earnings per share and tangible book value per share; (vii) considered the relative contributions of Mesa and CCAIR to a combined company in terms of balance sheet, earnings and current equity market valuation measures; (viii) reviewed the premiums, prices and multiples paid in certain comparable acquisition transactions of airlines and of merger transactions in general; (ix) considered the potential synergies and cost savings that could be achieved through the Proposed Transaction based on discussions with the managements of Mesa and CCAIR; (x) evaluated the financial and capital implications to Mesa of the Proposed Transaction; and (xi) performed such other analyses as Robinson-Humphrey deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the financial and other information used by us in arriving at our opinion without independent verification. Robinson-Humphrey also relied upon the managements of Mesa and CCAIR with respect to the reasonableness and achievability of the financial forecasts (and the assumptions and bases underlying such forecasts) provided to Robinson-Humphrey. Robinson-Humphrey did not undertake, nor was it furnished with, independent valuations or appraisals of the assets or liabilities of either Mesa or CCAIR or any of their subsidiaries. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which will be paid upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. We have also performed various investment banking services for the Company in the past (including providing financial advisory services and underwriting equity securities) and have received customary fees for such services. In the ordinary course of our business, we actively trade in the equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. We hereby consent to the inclusion of this opinion as an exhibit to any proxy statement or registration statement distributed in connection with the Proposed Transaction.

Based upon and subject to the forgoing as well as to the execution of the Agreement, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be paid by the Company in the Proposed Transaction is fair to the stockholders of the Company.

                                          THE ROBINSON-HUMPHREY COMPANY, LLC

                                          By:
                                          --------------------------------------
                                              Gordon R. Watt
                                              First Vice President

                                                                         ANNEX C


                                 April 29, 1999


Board of Directors and
Special Committee of the Board of Directors
CCAIR, Inc.
P.O. Box 19929
Charlotte, NC 28219

Gentlemen:

CCAIR, Inc. ("CCAIR" or the "Company"), Mesa Air Group, Inc. ("Mesa"), and Mesa Merger Corporation, a wholly-owned subsidiary of Mesa (the "Merger Sub"), have entered into a Merger Agreement (the "Agreement") dated as of January 29, 1999, pursuant to which the Merger Sub will be merged with and into CCAIR (the "Merger") and CCAIR will survive as a wholly-owned subsidiary of Mesa.

You have requested our opinion with respect to the fairness from a financial point of view, as of the date of this letter, to the stockholders of the Company of the consideration to be received by them in the Merger pursuant to the Agreement.

At the Effective Time (as defined in this Agreement) of the Merger, each share of the common stock, par value $.01 per share, of CCAIR (the "Company Shares") issued and outstanding will be converted into that number of shares of common stock, no par value per share, of Mesa (the "Mesa Shares") to be determined and calculated as provided in the Agreement.

Scott & Stringfellow, Inc., as a customary part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We will receive a fee upon the delivery of this opinion and the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of CCAIR or Mesa for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

In developing our opinion, we have, among other things: (1) reviewed the Agreement and other related documents; (2) reviewed, among other public information, CCAIR's Annual Reports, Forms 10-K and related financial information for the two fiscal years ended June 30, 1997, the two fiscal years ended December 31, 1998 and the unaudited Annual Report for the fiscal year ended December 31, 1998; (3) reviewed, among other public information, Mesa's Annual Reports and Forms 10-K and related financial information for the five fiscal years ended September 30, 1998 and Mesa's Form 10-Q and the related unaudited financial information for the three months ended December 31, 1998;
(4) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of CCAIR and Mesa, furnished to us by CCAIR and Mesa, respectively; (5) conducted discussions with members of senior management of CCAIR and Mesa concerning their respective businesses and prospects; (6) reviewed the historical market prices and trading activity for the CCAIR common stock and the Mesa common stock and compared such prices and trading activity with those of certain publicly traded companies which we deemed to be relevant; (7) compared the financial position and results of operation of CCAIR and Mesa with those of certain publicly traded companies which we deemed to be relevant; (8) compared the proposed financial terms of the Merger with the financial terms of certain other business combinations which we deemed to be relevant; (9) considered the relative contributions of CCAIR

Board of Directors
Special Committee of the Board of Directors
CCAIR, Inc.

April 29, 1999

Page  2

and Mesa to a combined company in terms of earnings, balance sheet, shares outstanding, and current equity market valuation measures; (10) reviewed the premiums paid by the purchaser in business combinations of similar size relative to the closing price of the target the day of the announcement, one day prior to the announcement and four weeks prior to the announcement; (11) considered the potential pro forma financial effects of the Merger on Mesa; (12) prepared a discounted cash flow analysis of Mesa based on Mesa's internally generated financial projections; (13) reviewed other such financial studies and analyses and performed such other investigations and took into account all other matters as we deemed to be material or otherwise necessary to render our Opinion, including our assessment of regulatory, economic, market, and monetary conditions.

In conducting our review and arriving at our opinion, we discussed with members of management of CCAIR and Mesa the background of the Merger, the reasons and basis for the Merger and the business and future prospects of CCAIR and Mesa individually and as a combined entity. We have relied upon and assumed the accuracy and completeness of the information furnished to us by or on behalf of CCAIR and Mesa. We have not attempted independently to verify such information, nor have we made any independent appraisal of the assets of CCAIR or Mesa. We have taken into account our assessment of general economic, financial market and industry conditions as they exist and can be evaluated as of the date hereof, as well as our experience in business valuation in general. We have also assumed that, in the course of obtaining regulatory and third party consents for the Merger and the transactions contemplated by the Agreement, no restriction will be imposed that will have a material adverse effect on the future results of operations or financial condition of CCAIR or Mesa. Furthermore, we are expressing no opinion as to the price at which Mesa's common stock will trade in any future time.

Our opinion expressed herein was prepared for the use of the Board of Directors of CCAIR and its Special Committee and does not constitute a recommendation to the Company's stockholders as to how they should vote at the stockholders' meeting in connection with the Merger. Our opinion may not be used for any other purpose without our prior written consent. We hereby consent, however, to the inclusion of this opinion as an exhibit to any proxy statement or registration statement distributed in connection with the Merger.

On the basis of our analyses and review and in reliance on the accuracy and completeness of the information furnished to us and subject to the conditions and assumptions noted above, it is our opinion that, as of the date hereof, the consideration to be received in the Merger is fair from a financial point of view to the stockholders of CCAIR.

                                      Very truly yours,

                                      SCOTT & STRINGFELLOW, INC.

MESA AIR GROUP, INC.                        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
410 North 44th Street, Suite 700            DIRECTORS
Phoenix, Arizona 85008                      The undersigned hereby appoints Blaine M. Jones and
                                            Steven E. Markhoff and each of them, as Proxies, each
                                            with the power to appoint his substitute, and hereby
                                            authorizes such Proxies to represent and to vote, as
                                            designated below, all the shares of Common Stock of Mesa
                                            Air Group, Inc. held of record by the undersigned on May
                                            5, 1999, at the Special Meeting of Shareholders to be
                                            held on June 8, 1999, or any postponement or adjournment
                                            thereof.

PROXY

1. AUTHORIZE ISSUANCE OF SHARES OF MESA AIR COMMON STOCK IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT, DATED AS OF JANUARY 28, 1999, AMONG MESA AIR GROUP, INC., MESA MERGER CORPORATION AND CCAIR, INC.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

2.  ELECTION OF DIRECTORS.

    Paul R. Madden          Daniel J. Altobello       General Ronald R. Fogelman, U.S.A.F.
    Jonathan G. Ornstein    Jack Braly                Maurice A. Parker
    James E. Swigart        Herbert A. Denton         Larry L. Risley

             [ ]  FOR ALL NOMINEES LISTED ABOVE              [ ]  WITHHOLD AUTHORITY (except as
                                                                  marked to the contrary to vote
                                                                  for all nominees listed above)
   ------------------------------------------------------

          (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided above.)

3. RATIFY APPOINTMENT OF KPMG LLP TO ACT AS INDEPENDENT AUDITORS OF MESA AIR GROUP, INC. FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1999.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

4.  SHAREHOLDER PROPOSAL TO HIRE AN INVESTMENT BANKER TO SELL THE COMPANY.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

5.  SHAREHOLDER PROPOSAL TO ADOPT CUMULATIVE VOTING.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN
--------------------------------------------------------------------------------

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4 AND 5. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                              ----------------------------------
                                              Signature

                                              ----------------------------------
                                              Signature if held jointly

                                              Dated:
                                              ----------------------------------

                                              PLEASE MARK, SIGN, DATE AND RETURN
                                              THE PROXY CARD PROMPTLY USING THE
                                              ENCLOSED ENVELOPE

CCAIR, INC.                          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
4700 Yorkmont Road, 2nd Floor        DIRECTORS
Charlotte, North Carolina 28208      The undersigned hereby appoints Kenneth W. Gann and
                                     Peter J. Sistare, and each of them, as Proxies, each
                                     with the power to appoint his substitute, and hereby
                                     authorizes such Proxies to represent and to vote, as
                                     designated below, all the shares of Common Stock of
                                     CCAIR, Inc. held of record by the undersigned on April
                                     12, 1999, at the Special Meeting of Stockholders to be
                                     held on June 8, 1999, or any postponement or adjournment
                                     thereof.

PROXY

1. APPROVAL OF A PROPOSAL TO MERGE MESA MERGER CORPORATION, A WHOLLY-OWNED SUBSIDIARY OF MESA AIR GROUP, INC., WITH AND INTO CCAIR, INC., AS DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Signature if held jointly

                                          Dated:
                                          --------------------------------------

                                          PLEASE MARK, SIGN, DATE AND RETURN THE
                                          PROXY CARD PROMPTLY USING THE ENCLOSED
                                          ENVELOPE